SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wells Fargo & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WELLS FARGO & COMPANY

March 17, 2008

Dear Stockholder:

The 2008 annual meeting of stockholders of Wells Fargo & Company will be held on Tuesday, April 29, 2008, at 1:00 p.m., Pacific time, in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California. Please read the notice of meeting and proxy statement accompanying this letter carefully so that you will know what you are being asked to vote on at the meeting and what you will need to do if you want to attend the meeting in person.

This year Wells Fargo is using a new Securities and Exchange Commission (SEC) rule to furnish its proxy statement, 2007 annual report, and proxy card or voting instruction form over the internet to stockholders. This means that most stockholders will not receive paper copies of these documents as in prior years. Instead, these stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. This new rule allows Wells Fargo to further its commitment to work toward a greener future by reducing the consumption of paper, energy, and other natural resources. If you received only the notice and would like to receive a copy of the printed proxy materials, the notice contains instructions on how you can request copies of these documents. Please visit www.wellsfargo.com (select “About Us,” then “Investor Relations—More—Annual Reports”) for more information about the SEC’s new rule and the expected benefits to Wells Fargo and its stockholders.

Your vote is important. Please vote as soon as possible even if you plan to attend the annual meeting. If you need help at the meeting because of a disability, please contact the Corporate Secretary, at least one week in advance of the meeting, at Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, telephone (612) 667-8655.

Thank you for your interest in Wells Fargo.

Sincerely,

Richard M. Kovacevich Chairman		John G. Stumpf President and Chief Executive Officer

WELLS FARGO & COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Tuesday, April 29, 2008, at 1:00 p.m., Pacific time

PLACE:	Penthouse Boardroom 420 Montgomery Street San Francisco, California

ITEMS OF BUSINESS:	(1) Elect 16 directors;

(2) Ratify the appointment of our independent auditors for 2008;

(3) Approve the Performance-Based Compensation Policy;

(4) Approve the Amended and Restated Long-Term Incentive Compensation Plan;

(5) Vote on a stockholder proposal regarding a By-Laws amendment to require an independent chairman;

(6) Vote on a stockholder proposal regarding an executive compensation advisory vote;

(7) Vote on a stockholder proposal regarding a “pay-for-superior-performance” compensation plan;

(8) Vote on a stockholder proposal regarding human rights issues in investment policies;

(9) Vote on a stockholder proposal regarding a neutral sexual orientation employment policy;

(10) Vote on a stockholder proposal regarding a report on racial disparities in mortgage lending; and

(11) Consider any other business properly brought before the meeting.

WHO CAN VOTE:	You can vote only if you owned shares of common stock at the close of business on February 29, 2008.

VOTING:	It is important that your shares be represented and voted at the meeting. You can vote your shares over the internet or by telephone. If you received a paper proxy card or voting instruction form by mail, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. For specific instructions on how to vote your shares, see page 5 of the proxy statement.

MEETING ADMISSION:	You may attend the meeting only if you owned shares of common stock at the close of business on February 29, 2008. If you, or your legal proxy holder, plan to attend the meeting in person, you must follow the admission procedures described on page 7 of the proxy statement. If you do not comply with these procedures, you will not be admitted to the meeting.

By Order of the Board of Directors,

Laurel A. Holschuh Corporate Secretary

This notice and the accompanying proxy statement, 2007 annual report, and proxy card or voting instruction form were either made available to you over the internet or mailed to you on or about March 17, 2008.

i

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WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94104

PROXY STATEMENT

GENERAL INFORMATION

Our stockholders are invited to attend the annual meeting and are entitled and requested to vote on the items of business described in this proxy statement. Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting. In this proxy statement, we refer to the notice of the 2008 annual meeting of stockholders, this proxy statement, our annual report to stockholders for the fiscal year ended December 31, 2007, and the proxy card or voting instruction form as our “proxy materials.”

Some information in this proxy statement reflects that in November 1998, Norwest Corporation changed its name to “Wells Fargo & Company” upon the merger of the former Wells Fargo & Company into a wholly owned subsidiary of Norwest Corporation. Norwest Corporation as it existed before this merger is referred to in this proxy statement as the “former Norwest.” In this proxy statement the “Company,” “Wells Fargo,” “we,” “our,” or “us” all refer to the company now named Wells Fargo & Company and its subsidiaries. We also refer to the Board of Directors of Wells Fargo & Company as the “Board.” Please refer to the Glossary of Commonly Used Terms beginning on page G-1 of this proxy statement for other definitions of terms or abbreviations frequently used in this proxy statement.

INFORMATION ABOUT THE PROXY MATERIALS

Why did I receive the proxy materials?

You received the proxy materials because the Board is soliciting your proxy to vote your shares at the annual meeting on Tuesday, April 29, 2008 or at any adjournment or postponement of this meeting. On or about March 17, 2008, we mailed to most stockholders only a “Notice of Internet Availability of Proxy Materials” (Notice) containing instructions on how to access the proxy materials over the internet and mailed printed copies of proxy materials to the rest of our stockholders. If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may receive more than one Notice or more than one set of printed proxy materials. Please help save money and reduce the environmental impact of delivering printed proxy materials to stockholders by signing up to receive all your proxy materials electronically as described under “If I received a printed copy of the proxy materials in the mail, can I receive my proxy materials electronically in the future?” below.

What is a proxy?

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of common stock at the annual meeting in the manner you direct. The written document you sign to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. If your shares are held through either the Company’s 401(k) Plan or Stock Purchase Plan, then Broadridge Financial Solutions, Inc. (Broadridge) will send you a “voting instruction form and proxy card” to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means the proxy card, voting instruction form, and the voting instruction form and proxy card unless otherwise indicated.

What is the difference between holding shares as a “record” holder and in “street name”?

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the annual meeting. We have sent directly to you either a Notice instructing you how to access the proxy materials over the internet or a printed copy of the proxy materials.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the annual meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. This entity is obligated to provide you, as we direct, with either a Notice instructing you how to access the proxy materials over the internet or a printed copy of the proxy materials.

Who pays the cost of soliciting proxies?

We pay the cost of soliciting proxies. We have retained Georgeson Inc. to help the Board solicit proxies. We expect to pay Georgeson $15,500 plus out-of-pocket expenses for its help. Members of the Board and our team members may also solicit proxies for us by mail, telephone, fax, e-mail, or in person. We will not pay our directors or team members any extra amounts for soliciting proxies.

Why did I receive a Notice regarding the internet availability of proxy materials this year instead of a printed copy of the proxy materials?

We have decided to use the new Notice and Access rule recently adopted by the Securities and Exchange Commission (SEC) to provide access to our proxy materials over the internet instead of mailing a printed copy of the proxy materials to each stockholder. As a result, on or about March 17, 2008, we mailed to most stockholders only a “Notice of Internet Availability of Proxy Materials” that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the internet. If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice.

If I received a printed copy of the proxy materials in the mail, can I receive my proxy materials electronically in the future?

Although the new SEC rule allows us to continue to provide printed copies of the proxy materials to stockholders, we would prefer to send proxy materials to stockholders electronically. Stockholders who sign up to receive proxy materials electronically will receive an e-mail with links to the proxy materials, which may give them faster delivery of the materials and will help save printing and mailing costs and conserve natural resources. If we sent you a printed copy of the proxy materials and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

• Record Holders	If you are the record holder of your shares, you may either go to www.ematerials.com/wfc and follow the instructions for requesting meeting materials or call 1-800-689-8788.

• Street Name Holders	If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery after you vote or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of these materials, but wish to receive paper copies of the proxy materials, please follow the instructions provided in the Notice you received.

Where can I find more information about how the SEC’s new Notice and Access rule works and the expected benefits to Wells Fargo and its stockholders?

We have more information about how the SEC’s new rule works and the expected benefits to Wells Fargo and its stockholders on our website, www.wellsfargo.com (select “About Us,” then “Investor Relations—More—Annual Reports”).

What is “householding”?

SEC rules allow a single copy of the proxy materials or the Notice to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s new Notice and Access rule, we will not household our proxy materials or Notices to stockholders of record sharing an address as in prior years. This means that stockholders of record who share an address will each be mailed a separate Notice or a printed copy of the proxy materials. However, we have been notified that certain brokerage firms, banks, or other similar entities holding common stock for their customers will household proxy materials or Notices. Stockholders sharing an address whose shares of common stock are held by such entities, who now receive multiple copies of our proxy materials and who wish to receive only one copy of these materials per household, should contact their brokerage firm, bank, or other similar entity to request that only one set of these materials be delivered in the future. Stockholders who hold shares in street name should also contact their brokerage firm, bank, or other similar entity to revoke any previously given consent to household proxy materials.

We will promptly deliver a separate paper copy of the proxy materials or Notice, as applicable, to a stockholder at a shared address to which a single copy of these materials was delivered by his or her brokerage firm, bank, or similar entity if we receive an oral or written request from the stockholder. If a householded stockholder makes this request, it will also apply to future meetings. Householded stockholders may make this request by contacting:

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Attention: Corporate Secretary

1-651-552-6974 or 1-800-689-8788

INFORMATION ABOUT THE ANNUAL MEETING

What will I be voting on at the annual meeting?

This year you will be asked to vote on the following items of business:

•	The election of the nominees for directors named in this proxy statement (Item 1);

•	The ratification of KPMG LLP (KPMG) as our independent auditors for 2008 (Item 2);

•	A proposal to approve the Performance-Based Compensation Policy (Performance Policy) (Item 3);

•	A proposal to approve the Amended and Restated Long-Term Incentive Compensation Plan (LTICP) (Item 4); and

•

Six stockholder proposals, if presented at the meeting, regarding a By-Laws amendment to require an independent chairman (Item 5); an executive compensation advisory vote (Item 6); a “pay-for-superior-performance” compensation plan (Item 7); human rights issues in investment policies (Item 8); a neutral sexual orientation employment policy (Item 9); and a report on racial disparities in mortgage lending (Item 10).

As far as we know, stockholders will vote at the annual meeting only on the items listed above. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

How does the Board recommend I vote?

For the reasons set forth in more detail later in this proxy statement, the Board recommends you vote:

•	FOR all the nominees for directors named in this proxy statement (Item 1);

•	FOR the ratification of KPMG as our independent auditors for 2008 (Item 2);

•	FOR the proposal to approve the Performance Policy (Item 3);

•	FOR the proposal to approve the Amended and Restated LTICP (Item 4); and

•	AGAINST each of the stockholder proposals (Items 5 through 10).

Who can vote at the annual meeting?

We are required under Delaware law to establish a record date for the annual meeting so we can determine which stockholders are entitled to notice of, and to vote at the meeting. The Board has determined that the record date for the annual meeting is February 29, 2008. Stockholders who owned shares of common stock as of the close of business on that date can vote at the meeting. On that date, we had 3,297,073,688 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 16 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

Do I have to attend the annual meeting to vote?

No. The Board is soliciting proxies so that you can vote before the annual meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are three ways you can vote by proxy:

• By Internet	You may vote over the internet by going to www.eproxy.com/wfc and following the instructions when prompted. In order to vote, you will need to have the control number that appears on the proxy card or Notice you received in the mail.

• By Telephone	You can vote by telephone by calling 1-800-560-1965 and following the recorded instructions. To vote by telephone, you will also need your control number referred to above.

• By Mail	You can vote by completing, signing, dating, and returning the proxy card you received in the mail.

If your shares are held in street name, you may vote your shares before the meeting over the internet by following the instructions on the Notice you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone voting is available to you.

If you received more than one Notice or proxy card, this means you hold shares of common stock in more than one account. You must complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone. If you vote over the internet or by telephone, you should not mail back any proxy card you received.

If you vote using one of the methods indicated above, you will be designating Michael J. Loughlin, James M. Strother, and Julie M. White, each of whom is an executive officer, as your proxies to vote your shares as you instruct. If you sign and return your proxy card but do not give any voting instructions on your proxy card, these individuals will vote your shares by following the Board’s recommendations above. If any other business properly comes before the meeting, these individuals will vote on those matters in a manner they consider appropriate.

Can I vote in person at the annual meeting?

Yes. If you are a stockholder of record on the record date, you can vote your shares of common stock in person at the annual meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted over the internet, by telephone or by mail. Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote the shares I hold in the Company’s 401(k) Plan or Stock Purchase Plan?

If you hold shares of common stock in the 401(k) Plan or Stock Purchase Plan, Broadridge will send you a voting instruction form and proxy card with your proxy materials. This voting instruction form and proxy card reflects all shares of common stock you may vote under these plans as of the record date. If you participate in the 401(k) Plan and/or Stock Purchase Plan and you have a Company e-mail address, you will receive the instruction and proxy card after you are notified by e-mail that you can review a copy of the proxy materials over the internet. Under the terms of the 401(k) Plan, your 401(k) Plan shares are voted by the trustee of the 401(k) Plan, but you have the right to instruct the trustee how to vote these shares. Wells Fargo Bank, National Association (Wells Fargo Bank) is the trustee of the 401(k) Plan and is the custodian of the Stock Purchase Plan. Under the Stock Purchase Plan, you can vote all your Stock Purchase Plan shares directly. You can instruct the 401(k) Plan trustee how to vote your 401(k) Plan shares, and direct the Stock Purchase Plan custodian to vote your Stock Purchase Plan shares by completing, signing, and returning your voting instruction form and proxy card. You can also give your voting instructions over the internet, or by telephone by following the instructions on the voting instruction form and proxy card. Broadridge will tabulate all voting instructions and votes given by participants in these plans and provide the voting results for each plan to the 401(k) Plan trustee and Stock Purchase Plan custodian. The trustee of the 401(k) Plan will determine the ratio of votes for and against and abstentions on each item and vote all shares held in the 401(k) Plan according to these ratios. If you do not instruct the trustee how to vote your 401(k) Plan shares, the trustee will vote them in proportion to the voting instructions the trustee actually receives from all other 401(k) Plan participants. The custodian of the Stock Purchase Plan will vote your Stock Purchase Plan shares at the annual meeting as each participant directs. If you do not provide voting directions for your Stock Purchase Plan shares, these shares will not be voted.

May I change my vote?

Yes. If you are the record holder of the shares, you may change your vote by:

•	Submitting timely written notice of revocation to our Corporate Secretary at the address shown on page 110 of this proxy statement;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the annual meeting;

•	If you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline shown in the table below; or

•	Attending the annual meeting in person and voting your shares by ballot at the meeting.

If your shares are held in the 401(k) Plan or Stock Purchase Plan, you may change your vote as indicated above, except that any changes to your voting instructions must be provided by the applicable deadline shown below. If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity.

What is the deadline for voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the date of the annual meeting
	• Internet or telephone	• By 12 noon, Central time, on April 28, 2008
A street name holder	• Mail	• Prior to the date of the annual meeting
	• Internet or telephone	• By 11:59 p.m., Eastern time, on April 28, 2008
A 401(k) Plan or Stock Purchase Plan participant	• Mail	• By 11:59 p.m., Eastern time, on April 25, 2008
	• Internet or telephone	• By 11:59 p.m., Eastern time, on April 27, 2008

Are there any rules regarding admission to the annual meeting?

Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

•	You were, or are validly acting for, a stockholder of record on the record date by:

➢	verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

➢	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

➢	reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder or you must have a brokerage or bank statement for that stockholder as described above.

If you do not have a valid picture identification and proof that you owned, or are legally authorized to act for someone who owned, shares of common stock on February 29, 2008, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement as your proof of ownership and any written proxy you present as the representative of a stockholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 1:00 p.m., Pacific time. Please allow ample time for the admission procedures described above.

What is a broker non-vote?

The New York Stock Exchange (NYSE) allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the election of directors, the ratification of independent auditors and the proposal to approve the Performance Policy as routine matters. Your broker, therefore, may vote your shares in its discretion on these routine matters if you do not instruct your broker how to vote on these matters. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions to your broker. The NYSE does not consider the proposal to approve the

Amended and Restated LTICP (Item 4) or the six stockholder proposals being presented at the annual meeting (Items 5 through 10) routine matters, so your broker may not vote on these matters in its discretion. Your broker, therefore, will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote.”

How many votes must be present to hold the annual meeting?

A quorum must be present before we can conduct any business at the meeting. This means we need the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting as of the record date to be present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count as present at the meeting:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting;

•	Shares for which we have received proxies but for which stockholders have abstained from voting; and

•	Shares that represent broker non-votes.

What vote is required to approve each item?

•

Election of Directors (Item 1).    Under our By-Laws, a nominee for director will be elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee. As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts the tendered resignation. For more information on the director resignation provisions in our Corporate Governance Guidelines, see the information under “Director Election Standard” below.

•

Ratification of KPMG; Approval of the Performance Policy and the Amended and Restated LTICP (Items 2 through 4).    Under our By-Laws, the ratification of KPMG, the approval of the Performance Policy, and the approval of the Amended and Restated LTICP will be approved if a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on these items vote “FOR” these items.

•

Stockholder Proposal Regarding a By-Laws Amendment to Require an Independent Chairman (Item 5).    Under our By-Laws, the stockholder proposal regarding a By-Laws amendment to require an independent chairman will be approved if a majority of the issued and outstanding shares of common stock entitled to vote at the annual meeting vote “FOR” this item.

•

Other Stockholder Proposals (Items 6 through 10).    Under our By-Laws, the other stockholder proposals will be approved if a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on these items vote “FOR” these items.

How are votes counted?

•

Election of Directors.    You may vote “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting on a director nominee. We will not count abstentions as either for or against a director, so abstentions have no effect on the election of a director.

•

Ratification of KPMG; Approval of the Performance Policy.    You may vote “FOR” or “AGAINST” each of these items, or “ABSTAIN” from voting on these items. We will treat an abstention on either of these items as a vote against the item.

•

Approval of the Amended and Restated LTICP.    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. We will treat an abstention on this item as a vote against the item. We will not count shares that are subject to broker non-votes for this item as having voted, so these shares will have the same effect as a vote against the item.

•

Stockholder Proposals.    You may vote “FOR” or “AGAINST” a stockholder proposal, or “ABSTAIN” from voting on a proposal. We will treat an abstention on a stockholder proposal as a vote against the proposal. We will not count shares that are subject to broker non-votes for a stockholder proposal as having voted, so these shares will have the same effect as a vote against the proposal.

Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual meeting except:

•	To meet legal requirements;

•	To assert claims for or defend claims against the Company;

•	To allow authorized individuals to count and certify the results of the stockholder vote;

•	If a proxy solicitation in opposition to the Board takes place; or

•	To respond to stockholders who have written comments on proxy cards or who have requested disclosure.

The Inspector of Election and those who count stockholder votes may not be team members of Wells Fargo & Company but may be team members of one of our affiliated banks who have been instructed to comply with this policy. Broadridge, which is not affiliated with the Company, will count the votes of participants in the 401(k) Plan and Stock Purchase Plan.

OWNERSHIP OF OUR COMMON STOCK

Directors and Executive Officers

To align the interests of our directors and executive officers with your interests as stockholders, we require our non-employee directors and our executive officers to own shares of our common stock. Under our stock ownership guidelines, non-employee directors are expected to own, within five years of joining the Board, stock equal to five times the cash portion of the annual retainer we pay them. We expect our executive officers to hold shares equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) each time they exercise an option under the LTICP. For purposes of these guidelines, shares counted towards ownership include shares a non-employee director has deferred pursuant to our Directors Stock Compensation and Deferral Plan (Directors Plan) and shares an executive officer holds, or is deemed to hold, in the 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, Stock Purchase Plan, the Direct Purchase Plan administered by our transfer agent, and shares owned by an executive officer’s spouse.

The following table shows how many shares of common stock our current directors and nominees for director, our executive officers named in the Summary Compensation Table in this proxy statement (named executives), and all directors and executive officers as a group owned on February 29, 2008 and the number of shares they had the right to acquire within 60 days of that date through the exercise of stock options. This table also shows, as of February 29, 2008, the number of common stock units credited to the accounts of our non-employee directors, named executives, and all directors and executive officers as a group under the terms of the various benefit and deferral plans available to them. None of our directors or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Ownership(1)
	(a)	(b)	(c)	(d)
Name	Common Stock Owned(2)(3)	Options Exercisable within 60 days of 2/29/08	Common Stock Units(4)(5)	Total
Non-Employee Directors
John S. Chen	7,754	10,899	—	18,653
Lloyd H. Dean	1,386	20,314	12,716	34,416
Susan E. Engel	2,200	58,744	50,036	110,980
Enrique Hernandez, Jr.	2,550	41,114	27,412	71,076
Robert L. Joss	421,234	51,254	4,414	476,902
Richard D. McCormick	55,038	58,744	92,093	205,875
Cynthia H. Milligan	29,067	58,744	32,993	120,804
Nicholas G. Moore	1,998	15,212	9,636	26,846
Philip J. Quigley	81,100	68,744	73,064	222,908
Donald B. Rice	221,406	14,052	37,162	272,620
Judith M. Runstad	24,370	67,984	8,534	100,888
Stephen W. Sanger	400	36,402	24,300	61,102
Susan G. Swenson	34,551	68,744	29,640	132,935
Michael W. Wright	29,599	58,744	101,972	190,315

	Amount and Nature of Ownership(1)
	(a)		(b)	(c)	(d)
Name	Common Stock Owned(2)(3)		Options Exercisable within 60 days of 2/29/08	Common Stock Units(4)(5)	Total
Named Executives
Richard M. Kovacevich*	3,482,342		10,070,688	408,384	13,961,414
John G. Stumpf*	690,795		3,244,971	57,248	3,993,014
Howard I. Atkins	149,858		2,138,092	82,506	2,370,456
David A. Hoyt	303,953		4,300,288	96,604	4,700,845
Mark C. Oman	666,992	(6)	3,538,490	101,661	4,307,143
Carrie L. Tolstedt	217,434		1,975,701	32,988	2,226,123
All directors and executive officers as a group (24 persons)	6,637,647		27,203,881	1,319,396	35,160,924

*	Also a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for all shares of common stock shown in the table.

(2)	The amounts shown for executive officers include shares of common stock allocated to the account of each executive officer under the 401(k) Plan as of February 29, 2008.

(3)	For the following directors, named executives, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:

•	John S. Chen, 4,000 shares held in a trust of which he is a co-trustee;

•	Lloyd H. Dean, 1,122 shares held in a trust of which he is a co-trustee;

•	Enrique Hernandez, Jr., 2,550 shares held in a trust of which he is a co-trustee;

•	David A. Hoyt, 256,718 shares held in a trust of which he is a co-trustee;

•	Robert L. Joss, 421,234 shares held jointly with his spouse;

•	Richard M. Kovacevich, 3,262,714 shares held in trusts of which he is a co-trustee and 1,860 shares held by his spouse in an IRA account;

•	Nicholas G. Moore, 1,000 shares held in a trust of which he is a co-trustee;

•	Mark C. Oman, 582,161 shares held jointly with his spouse, 8,320 shares held as custodian for his children, and 60,000 shares held in a family limited liability company;

•	Philip J. Quigley, 81,100 shares held in a trust of which he is a co-trustee;

•	Donald B. Rice, 3,040 shares held by his spouse in an IRA account;

•	Judith M. Runstad, 16,000 shares held by her spouse;

•	John G. Stumpf, 596,817 shares held in a trust of which he is a co-trustee and 4,431 shares held by his spouse in an IRA account;

•	Carrie L. Tolstedt, 205,428 shares held in a trust of which she is a co-trustee; and

•	All directors and executive officers as a group, 5,572,304 shares held by, for, or with members of their immediate families.

(4)	For executive officers, includes the following common stock units credited to their accounts as of February 29, 2008 under the terms of the Supplemental 401(k) Plan and Deferred Compensation Plan, which amounts will be paid only in shares of common stock:

Common Stock Units under Employee Benefit Plans

Name	Supplemental 401(k) Plan	Deferred Compensation Plan
Richard M. Kovacevich	408,384	0
John G. Stumpf	57,248	0
Howard I. Atkins	46,328	50,276
David A. Hoyt	101,661	0
Mark C. Oman	27,870	54,636
Carrie L. Tolstedt	23,998	8,990
All executive officers as a group	695,395	120,031

(5)	For non-employee directors, includes common stock units credited to their accounts pursuant to deferrals made under the terms of the Directors Plan and predecessor director compensation and deferral plans. All of these units, which are credited to individual accounts in each director’s name, will be paid in shares of common stock except for 71,461 shares, which will be paid in cash.

(6)	Mr. Oman has pledged an aggregate of 557,366 shares in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

Principal Stockholders

The following table contains information regarding the only person and group we know of that beneficially owns 5% or more of our common stock as of December 31, 2007.

(a)	(b)	(c)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Common Stock Owned
Warren E. Buffett Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131	311,407,068 shares	9.4%

(1)	Based on the amended Schedule 13G filed on February 14, 2008 with the SEC by Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over all reported shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of common stock and any changes in that ownership to the SEC and the NYSE. We assist our directors and executive officers in complying with these requirements. We are required to disclose in this proxy statement the failure by any reporting person to file these reports when due. All reporting persons of the Company satisfied these filing requirements during 2007. In making these disclosures, we are relying on written representations of each reporting person and copies of the reports filed with the SEC.

ITEM 1—ELECTION OF DIRECTORS

Director Nominees for Election

The Board has set 16 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of Wells Fargo & Company and have been previously elected by the stockholders. The Board has determined that except for Richard M. Kovacevich and John G. Stumpf, each nominee for election as a director at the 2008 annual meeting is independent from Wells Fargo as discussed below under “Director Independence.”

Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion. In addition, as described below under “Director Election Standard,” each of the nominees has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective if he or she fails to receive the required vote for election and the Board accepts the tendered resignation.

The Board recommends you vote FOR each of the following nominees:

John S. Chen, 52 Director since 2006

Business Experience:    Mr. Chen has served as Chairman, Chief Executive Officer, President, and a director of Sybase, Inc., Dublin, California (computer software) since November 1998.

Other Public Company Directorships:    Disney Corporation

Lloyd H. Dean, 57 Director since 2005

Business Experience:    Mr. Dean has served as President and Chief Executive Officer of Catholic Healthcare West, San Francisco, California (health care) since April 2000.

Other Public Company Directorships:    None

Susan E. Engel, 61 Director since 1998

Business Experience:    Ms. Engel served as Chairwoman, Chief Executive Officer, and a director of Lenox Group Inc., Eden Prairie, Minnesota (specialty retailer) from November 1996 until she retired in January 2007.

Other Public Company Directorships:    SUPERVALU INC.

Enrique Hernandez, Jr., 52 Director since 2003

Business Experience:    Mr. Hernandez has served as Chairman, President, Chief Executive Officer, and a director of Inter-Con Security Systems, Inc., Pasadena, California (security services) since 1984.

Other Public Company Directorships:    McDonald’s Corporation; Nordstrom, Inc. (Chairman of the Board)

Robert L. Joss, 66 Director since 1999

Business Experience:    Mr. Joss has been Philip H. Knight Professor and Dean of the Graduate School of Business at Stanford University, Palo Alto, California (higher education) since September 1999. He served as Chief Executive Officer and Managing Director of Westpac Banking Corporation from 1993 to 1999, one of Australia’s largest banking organizations.

Other Public Company Directorships:    Agilent Technologies, Inc.

Richard M. Kovacevich, 64 Director since 1986

Business Experience:    Mr. Kovacevich has served as our Chairman since April 2001. He also served as our Chief Executive Officer from November 1998 to June 2007 and as our President from November 1998 to August 2005.

Other Public Company Directorships:     Cisco Systems, Inc.; Target Corporation

Richard D. McCormick, 67 Director since 1983

Business Experience:    Mr. McCormick is Chairman Emeritus of US WEST, Inc., Denver, Colorado (communications). Mr. McCormick also served as Chairman of US WEST, Inc. from June 1998 until he retired in 1999 and as Chairman, President, and Chief Executive Officer from May 1992 to June 1998.

Other Public Company Directorships:    Nortel Networks Corporation; United Technologies Corporation

Cynthia H. Milligan, 61 Director since 1992

Business Experience:    Ms. Milligan has been Dean of the College of Business Administration at the University of Nebraska-Lincoln, Lincoln, Nebraska (higher education) since June 1998. She was President and Chief Executive Officer of Cynthia Milligan & Associates (consulting firm to financial institutions) from March 1991 to May 1998; and Director of the Nebraska Department of Banking and Finance from January 1987 until February 1991.

Other Public Company Directorships:    Calvert Funds; Raven Industries, Inc.

Nicholas G. Moore, 66 Director since 2006

Business Experience:    Mr. Moore served as Global Chairman of PricewaterhouseCoopers, New York, New York (professional services firm) from June 1998 until he retired in June 2001, and as CEO of the U.S. firm until June 2000. Mr. Moore also served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from 1994 until 1998, when it merged with Price Waterhouse LLP.

Other Public Company Directorships:    Gilead Sciences, Network Appliance Inc.

Philip J. Quigley, 65 Director since 1994

Business Experience:    Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, San Francisco, California (telecommunications) from April 1994 until he retired in December 1997.

Other Public Company Directorships:    Nuance Communications, Inc.

Donald B. Rice, 68 Director 1980-1989 and since 1993

Business Experience:    Mr. Rice has served as President and Chief Executive Officer of Agensys, Inc., Santa Monica, California (biotechnology) since December 1996. Mr. Rice also served as a director of Agensys from December 1996, and as Chairman from February 2002 until December 2007 when Agensys was acquired by Astellas Pharma, Inc.

Other Public Company Directorships:    Chevron Corporation; Vulcan Materials Company

Judith M. Runstad, 63 Director since 1998

Business Experience:    Ms. Runstad is a former partner of, and has been of counsel since January 1997 to the law firm of Foster Pepper PLLC, Seattle, Washington.

Other Public Company Directorships:    Potlatch Corporation; SAFECO Corporation

Stephen W. Sanger, 61 Director since 2003

Business Experience:    Mr. Sanger has served as Chairman of General Mills, Inc., Minneapolis, Minnesota (packaged food producer and distributor) since May 1995, and as a director since 1992. He also served as Chief Executive Officer of General Mills from May 1995 to September 2007.

Other Public Company Directorships:    Target Corporation

John G. Stumpf, 54 Director since 2006

Business Experience:    Mr. Stumpf has served as our Chief Executive Officer since June 2007, and as our President since August 2005. He also served as our Chief Operating Officer from August 2005 to June 2007, and as Group Executive Vice President, Community Banking from July 2002 to August 2005.

Other Public Company Directorships:    None

Susan G. Swenson, 59 Director since 1994

Business Experience:    Ms. Swenson has served as Chief Operating Officer of New Motion, Inc., doing business as Atrinsic, Inc., Irvine, California (digital entertainment) since August 2007. Ms. Swenson served as Chief Operating Officer of Amp’d Mobile, Inc. from November 2006 to August 2007 and as Chief Operating Officer of T-Mobile USA from February 2004 to October 2005. She served as President and Chief Operating Officer and a director of Leap Wireless International, Inc. from July 1999 to January 2004.

Other Public Company Directorships:    Eltek Ltd

Michael W. Wright, 69 Director since 1991

Business Experience:    Mr. Wright served as Chairman, President, and Chief Executive Officer of SUPERVALU INC., Eden Prairie, Minnesota (food distributor and retailer) from June 1981 until June 2000; as Chairman and Chief Executive Officer until June 2001; and as Chairman and a director until he retired in June 2002.

Other Public Company Directorships:    Canadian Pacific Railway Company; Honeywell International, Inc.

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors are also expected to attend each annual stockholders meeting. All nominees for director in 2007 attended last year’s annual stockholders meeting.

The Board of Directors held seven regular meetings during 2007. Director attendance at meetings of the Board and its committees averaged 97% during 2007. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. The Board met in executive session without management present during five of its 2007 meetings. During executive sessions, the Chair of the Board’s Governance and Nominating Committee serves as the “lead” director and the committee chair who is most familiar with the subject matter being discussed leads the discussion. For example, the Chair of the Board’s Human Resources Committee leads the discussions regarding executive compensation, the CEO’s performance evaluation, and management succession.

Committees of the Board

The Board has established five standing committees: Audit and Examination, Credit, Finance, Governance and Nominating, and Human Resources. These committees act on behalf of the Board and report on their activities to the entire Board. The Board appoints all of the members of the committees on the recommendation of the Governance and Nominating Committee and adopts each committee’s charter.

The following table provides membership information for each of the Board’s standing committees as of the date of this proxy statement.

Name	Audit and Examination Committee		Credit Committee		Finance Committee		Governance and Nominating Committee		Human Resources Committee
John S. Chen					✓
Lloyd H. Dean	✓				✓
Susan E. Engel			✓		✓				✓
Enrique Hernandez, Jr.	✓				✓
Robert L. Joss	✓		✓	*			✓
Richard D. McCormick					✓	*			✓
Cynthia H. Milligan	✓		✓				✓
Nicholas G. Moore	✓				✓
Philip J. Quigley	✓	*	✓				✓
Donald B. Rice							✓	*	✓
Judith M. Runstad			✓		✓
Stephen W. Sanger					✓				✓	*
Susan G. Swenson	✓		✓				✓
Michael W. Wright			✓				✓		✓

*	Committee Chair

Each committee’s charter addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee annually reviews and assesses its charter’s adequacy, but it may recommend amendments at any time. The Board must approve any recommended amendments. In addition, each committee charter requires the committee to review its performance annually. Stockholders and other interested persons may view a copy of each committee’s charter on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”). A copy of each committee’s charter is also available in printed form to any stockholder who requests it by contacting our Corporate Secretary.

Audit and Examination Committee

Authority and Responsibilities.    The purpose of the Audit and Examination Committee (AEC) is to:

•	Assist the Board of Directors in fulfilling its responsibilities to oversee:

➢	policies and management activities related to accounting and financial reporting, internal controls, auditing, operational risk, and legal and regulatory compliance;

➢	the integrity of our financial statements and the adequacy and reliability of disclosures to our stockholders; and

➢	the qualifications and independence of the outside auditors and the performance of internal and outside auditors;

•	Prepare the AEC report included in our annual proxy statement in accordance with SEC rules; and

•	Perform the audit committee and fiduciary audit committee functions on behalf of our bank subsidiaries in accordance with federal banking regulations.

In carrying out its oversight function, the AEC is responsible for, among other things:

•	Reviewing and discussing with management and our outside auditors our financial statements and other financial reporting matters generally;

•	Recommending to the Board whether to include the audited financial statements in our Annual Report on Form 10-K;

•	Selecting and evaluating our outside auditors;

•	Approving all audit engagement fees and terms and all non-audit engagements of the outside auditors;

•	Reviewing information related to the independence of our outside auditors and discussing such matters with our outside auditors;

•	Reviewing with management the results of internal and external audits;

•	Reviewing regulatory examination reports and other communications from regulators;

•	Reviewing legal, compliance, and risk management matters with management; and

•	Overseeing the policy and procedures regarding the receipt, retention, and treatment of complaints concerning accounting, internal accounting controls, and auditing matters.

Membership and Meetings.    Under its charter, the AEC must have a minimum of three members. No AEC member may serve on the audit committee of more than two other public companies. Each member of the AEC is independent, as independence for audit committee members is defined by NYSE rules discussed below under “Director Independence.” The Board has determined, in its business judgment, that each member of the AEC (Lloyd H. Dean, Enrique Hernandez, Jr., Robert L. Joss, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, and Susan G. Swenson) is financially literate as required by NYSE rules, and that each member qualifies as an “audit committee financial expert” as defined by SEC regulations.

The AEC holds at least seven regular meetings a year, and may call special meetings. In 2007, the AEC met 11 times. As permitted by its charter, the AEC has delegated pre-approval authority for audit and permissible non-audit services to each of three designated AEC members for time-sensitive engagements as discussed on page 84 of this proxy statement.

Audit and Examination Committee Report.    The 2007 report of the AEC begins on page 84 of this proxy statement.

Credit Committee

Authority and Responsibilities.    The purpose of the Credit Committee is to:

•	Review the quality of, and the trends affecting our credit portfolio;

•	Oversee the effectiveness and administration of credit-related policies;

•	Review the adequacy of the allowance for credit losses; and

•	Provide oversight and guidance to the Board regarding the credit-related aspects of implementing the Basel II Capital Accord.

Within this broad framework, the Credit Committee is responsible for, among other things:

•	Monitoring the performance and quality of our credit portfolio;

•	Overseeing the administration and effectiveness of, and compliance with our credit policies; and

•	Reviewing and approving credit-related activities that are required by law to be approved.

Membership and Meetings.    Under its charter, the Credit Committee must have a minimum of three members. The Credit Committee holds at least three regular meetings a year, and may call special meetings. In 2007, the Credit Committee met three times.

Finance Committee

Authority and Responsibilities.    The purpose of the Finance Committee is to:

•	Review financial strategies for achieving financial objectives;

•	Review financial performance results; and

•	Oversee the administration and effectiveness of financial risk management policies.

Within this broad framework, the Finance Committee is responsible for, among other things:

•	Reviewing and approving our financial risk management policies;

•	Reviewing and recommending to the Board the declaration of dividends with respect to our common stock; and

•	Annually reviewing information regarding our outstanding debt issuances and recommending financings to the Board.

Membership and Meetings.    Under its charter, the Finance Committee must have a minimum of three members. The Finance Committee holds at least three regular meetings a year, and may call special meetings. In 2007, the Finance Committee met three times.

Governance and Nominating Committee

Authority and Responsibilities.    The purpose of the Governance and Nominating Committee (GNC) is to:

•	Assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for director and director nominees for each committee;

•	Recommend to the Board changes to our Corporate Governance Guidelines;

•	Oversee an annual review of the Board’s performance;

•	Recommend to the Board a determination of each non-employee director’s “independence” under applicable rules and guidelines; and

•	Review from time to time director compensation and recommend any changes for approval by the Board.

Within this broad framework, the GNC is responsible for, among other things:

•	Determining whether an individual meets the Board-approved minimum qualifications for Board membership;

•	Reviewing and making recommendations to the Board regarding the size of the Board and matters relating to retirement of Board members;

•	Considering any offer to resign from a member of the Board and recommending to the Board the action to be taken on the tendered resignation; and

•	Annually reviewing and assessing the adequacy of our Corporate Governance Guidelines and recommending changes to the Board.

Membership and Meetings.    Under its charter, the GNC must have a minimum of three members. Each member of the GNC is independent, as independence is defined by NYSE rules, as discussed below under “Director Independence.” The GNC holds at least two regular meetings a year, and may call special meetings. In 2007, the GNC met three times.

Director Compensation Process and Procedures.    Information about the GNC’s process and procedures for establishing director compensation appears below under “Director Compensation.”

Human Resources Committee

Authority and Responsibilities.    The purpose of the Human Resources Committee (HRC) is to:

•	Discharge the Board’s responsibilities relating to compensation of our executive officers;

•	Prepare the Compensation Committee Report on our Compensation Discussion and Analysis (CD&A) for inclusion in our annual proxy statement;

•	Evaluate our CEO’s performance and oversee succession planning; and

•	Evaluate and approve the compensation plans, policies, and programs applicable to our executive officers.

Within this broad framework, the HRC is responsible for, among other things:

•

Establishing annual alternative performance goals under the Performance Policy (an Internal Revenue Code (IRC) Section 162(m) policy) at the beginning of each fiscal year and certifying achievement of these goals;

•	Reviewing and approving:

➢	annual base salaries, annual incentive opportunities and awards, employment agreements, severance arrangements and change-in-control agreements, and any special or supplemental benefits for our executive officers;

➢	stock option grants and other equity awards under the LTICP; and

➢	benefits, compensation, and perquisite plans and arrangements applicable to our executive officers; and

•	Evaluating the Company’s and CEO’s performance annually to determine and approve the CEO’s compensation and recommending ratification of this compensation by the Board.

The HRC may, in its discretion, form and delegate all or a portion of its authority to subcommittees of one or more of its members.

Membership and Meetings.    Under its charter, the HRC must have a minimum of three members. All HRC members must meet the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act and be an independent director under NYSE rules. The Board has determined that each current HRC member is independent under these rules, as discussed below under “Director Independence.” The HRC holds at least three regular meetings a year, and may call special meetings. In 2007, the HRC met four times.

Executive Compensation Process and Procedures.    Information about the HRC’s process and procedures for establishing executive compensation appears below under “Human Resources Committee—Executive Compensation Process and Procedures” beginning on page 33 of this proxy statement and its Compensation Committee Report on our CD&A appears on page 35.

HRC and GNC Use of Compensation Consultant

The HRC and GNC are authorized to obtain advice and assistance from legal, accounting, or other advisors at our expense without prior permission of management or the Board. The HRC and GNC use a consultant to assist them in the evaluation of executive compensation and non-employee director compensation, respectively. Under its charter, the HRC has sole authority to retain and terminate any consultant to be used to assist in the evaluation of executive compensation, replace the consultant or hire additional consultants at any time, and approve the consultant’s fees and other retention terms. The HRC and GNC charters may be viewed on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”).

The HRC and GNC have hired Frederic W. Cook & Co., Inc., a nationally recognized executive compensation consulting firm, to provide independent advice on matters related to executive and non-employee director compensation. Unlike many other executive compensation consulting firms that provide a diverse array of compensation, benefits and human resources related consulting services, the business of Frederic W. Cook & Co., Inc. is limited to providing independent executive compensation consulting services to its clients. It does not provide any other management or human resources related services. It is 100% owned by its senior consultants and has no outside equity or reciprocal financial relationships. In this proxy statement, the term “F.W. Cook” refers to Frederic W. Cook & Co., Inc. and George B. Paulin, F.W. Cook’s designated representative to the HRC and GNC.

The HRC’s and GNC’s agreement with F.W. Cook provides that F.W. Cook works directly on behalf of the HRC and GNC, as the case may be, and prohibits F.W. Cook from performing other services for Wells Fargo without the prior consent of the Chair of the HRC or GNC. To ensure the independence of any consultant retained by the HRC, the HRC charter was also recently amended to require the HRC to pre-approve all services performed by any executive compensation consultant used by the HRC other than services performed for the GNC relating to non-employee director compensation.

F.W. Cook compiles compensation data for the financial services organizations the HRC considers our peers (Peer Group), and reviews with the HRC the Company’s executive compensation programs generally and in comparison to those of the Peer Group. F.W. Cook also advises the HRC on the reasonableness of compensation levels in comparison with those of the Peer Group, and on the appropriateness of compensation program structure in supporting the Company’s business objectives. F.W. Cook provides services to the GNC with respect to non-employee director compensation similar to those it provides to the HRC with respect to executive compensation. The HRC annually reviews the services performed by and the fees paid to F.W. Cook. The total amount of fees the Company paid F.W. Cook in 2007 was $111,207, which included the fees paid for services provided as the independent compensation consultant to the HRC and GNC, reimbursement of F.W. Cook’s reasonable travel and business expenses, and a fee of less than $5,000 for a survey of long-term incentives which is used for benchmarking for other positions throughout Wells Fargo.

Compensation Committee Interlocks and Insider Participation

Susan E. Engel, Richard D. McCormick, Donald B. Rice, Stephen W. Sanger, and Michael W. Wright served as members of the HRC in 2007. During 2007, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity in 2007 that had an executive officer serving as a member of our Board or the HRC. As described under “Related Person Transactions” on page 79 of this proxy statement, Mr. Rice has a family member who is employed by Wells Fargo and earned more than $120,000 in 2007.

Other Matters Relating to Directors

Susan G. Swenson, one of our directors, served as a director and as president and chief operating officer of Leap Wireless International, Inc., a wireless communications carrier, from July 1999 until January 2004, and served as chief operating officer of Amp’d Mobile, Inc., a mobile technology provider, from October 2006 until July 2007. In April 2003 Leap Wireless filed voluntary petitions for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of California, and in August 2004 Leap Wireless completed its financial restructuring and emerged from Chapter 11. In June 2007 Amp’d Mobile filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware, and in July 2007 Amp’d Mobile ceased operations. Amp’d Mobile is in the process of selling all of its assets.

Director Compensation

The table below provides information on 2007 compensation for our non-employee directors. Messrs. Kovacevich and Stumpf are employee directors and do not receive compensation for their Board service.

We paid to each non-employee director who served on the Board during 2007 a cash retainer of $75,000, plus $2,000 for each Board or committee meeting attended. We paid additional fees of $25,000 to Mr. Quigley for serving as the Chair of the Audit and Examination Committee, $20,000 to Mr. Sanger for serving as the Chair of the Human Resources Committee, and $15,000 to each of Messrs. Joss, McCormick, and Rice for serving as the Chairs of the Credit, Finance, and Governance and Nominating Committees, respectively.

On April 24, 2007, under the Directors Plan, we granted to each non-employee director a formula stock award of 1,957 shares of our common stock and an option to purchase 7,394 shares of common stock at an exercise price per share of $35.78, the NYSE closing price of Company common stock on the date of grant. The formula stock award vested in full on April 24, 2007. The option grant vested in full on October 24, 2007.

The narrative following the table provides additional information on director compensation, including the process for determining the amount and form of compensation.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John S. Chen	$91,000	$70,021	$37,879	—	—	—	$198,900
Lloyd H. Dean	129,000	70,021	29,946	—	—	—	228,967
Susan E. Engel	109,000	70,021	29,946	—	—	—	208,967
Enrique Hernandez, Jr.	117,000	70,021	29,946	—	—	—	216,967
Robert L. Joss	150,000	70,021	29,946	—	—	—	249,967
Richard D. McCormick	118,000	70,021	29,946	—	—	—	217,967
Cynthia H. Milligan	121,000	70,021	29,946	—	—	—	220,967
Nicholas G. Moore	115,000	70,021	29,946	—	—	—	214,967
Philip J. Quigley	160,000	70,021	29,946	—	—	—	259,967
Donald B. Rice	118,000	70,021	29,946	—	—	—	217,967
Judith M. Runstad	101,000	70,021	29,946	—	—	—	200,967
Stephen W. Sanger	123,000	70,021	29,946	—	—	—	222,967
Susan G. Swenson	123,000	70,021	29,946	—	—	—	222,967
Michael W. Wright	105,000	70,021	29,946	—	—	—	204,967

(1)	Includes fees earned in 2007 but paid in 2008 and fees earned in 2007 but deferred under the Directors Plan at the election of the director. See “Deferral Program” below.

(2)	Reflects the dollar amount recognized for the 2007 formula stock award in the Company’s 2007 financial statements, in accordance with FAS 123R. Because the stock award vested in full on the date of grant, the entire FAS 123R grant date fair value was recognized in our 2007 financial statements.

(3)

Reflects the dollar amount recognized for the 2007 stock option grant in our 2007 financial statements, in accordance with FAS 123R, and for Mr. Chen also includes $7,933 recognized in 2007 for his 2006 prorated stock option grant, which he received on September 26, 2006, the date he joined the Board, and which vested on March 26, 2007. The FAS 123R grant date fair value of the 2007 stock option grant was $29,946. Because the 2007 stock option grant vested in full in 2007, the entire FAS 123R grant date fair value was recognized in our 2007 financial statements. For a discussion of the assumptions used to calculate the FAS 123R grant date fair value for these stock options, refer to Note 19 (Common Stock and Stock Plans) to our 2007 financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. The table below shows for each director the aggregate number of shares of our common stock underlying unexercised options at December 31, 2007. All options were fully exercisable at December 31, 2007.

Name	Number of Securities Underlying Unexercised Options
John S. Chen	10,899
Lloyd H. Dean	20,314
Susan E. Engel	58,744
Enrique Hernandez, Jr.	41,114
Robert L. Joss	51,254
Richard D. McCormick	58,744
Cynthia H. Milligan	58,744
Nicholas G. Moore	15,212
Philip J. Quigley	68,744
Donald B. Rice	14,052
Judith M. Runstad	67,984
Stephen W. Sanger	36,402
Susan G. Swenson	68,744
Michael W. Wright	58,744

Determination of Director Compensation.    The GNC reviews the individual components and total amount of director compensation at least annually. The GNC generally recommends changes in director compensation to the Board for its approval every two years, based on its review of competitive pay data for non-employee directors of financial services companies in the Company’s Peer Group. It may recommend changes to director compensation more frequently based on its analysis of this competitive data. The GNC uses the same Peer Group used by the HRC to determine competitive pay for named executives. For a list of Peer Group companies, refer to “Peer Group for Compensation and Performance” in the CD&A below. As discussed above under “HRC and GNC Use of Compensation Consultant,” the GNC has retained F.W. Cook to act as the GNC’s independent compensation consultant. The GNC most recently revised director compensation effective January 1, 2007, except for the fee paid to the Chair of the AEC, which the GNC increased from $25,000 to $30,000 effective January 1, 2008.

Equity Compensation.    We currently grant formula stock awards and stock options to non-employee directors under the Directors Plan. As described under “Item 4—Approve the Amended and Restated Long-Term Incentive Compensation Plan” on page 88 of this proxy statement, the Board is proposing to amend the LTICP to permit grants of equity awards to non-employee directors. If stockholders approve the proposal, the Directors Plan will continue only as to the deferral program described below.

Formula Stock Awards.    Under the Directors Plan, each non-employee director who has served on the Board for at least the month of April in any year and is elected as a director at the annual meeting of stockholders held that year, or who is elected to the Board before September 30 in that year, will receive, as of the date of the annual meeting or September 30, as the case may be, an award of shares of common stock based on a specified award dollar value. Non-employee directors who are elected to the Board after September 30 and before April 1 in any year will receive, as of the date of the next annual meeting of stockholders, an award of common stock for the partial year. The GNC is authorized under the Directors Plan to determine the dollar value of the annual stock award, up to a maximum of $150,000. The GNC has set the dollar value of the full-year stock award at $70,000 and the dollar value of the partial-year award at $35,000.

Stock Options.    Also under the Directors Plan, each non-employee director elected at the annual meeting of stockholders receives, as of the date of the annual meeting, an option to purchase our common stock at an option exercise price equal to the NYSE closing price per share of common stock on the date of grant. A non-employee director who joins the Board at another time receives a stock option with a prorated value and an option exercise price equal to the NYSE closing price per share of common stock on the date of grant. The GNC is authorized under the Directors Plan to determine the dollar value of the annual option grant, up to a maximum of $150,000. The GNC has set the dollar value at $60,000. The Company uses a Black-Scholes option model to determine the number of option shares to be awarded based on the specified dollar value of the award. The award value under the Directors Plan is higher than the value assigned to the award under generally accepted accounting principles for option expensing purposes (the FAS 123R value) because the Black-Scholes model uses the stated option term for valuation purposes rather than the lower “expected term” allowed by the accounting standards.

The options are exercisable six months after grant and remain exercisable for ten years from the date of grant. Directors who exercise an option granted under the Directors Plan before September 28, 2004 by delivering shares of previously owned common stock or shares purchased in the open market will be granted a reload option to purchase the same number of whole shares of common stock, at the NYSE closing price per share of common stock on the date the reload option is granted, as were used to pay the option exercise price. A reload option is exercisable at any time during the remaining term of the original option. No reload stock option will be granted with respect to an option granted on or after September 28, 2004.

Deferral Program.    A non-employee director may defer all or part of his or her annual retainer, meeting fees, and formula stock awards under the Directors Plan deferral program. The annual retainer and meeting fees may be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2007 on interest-bearing accounts was 4.8%. Formula stock awards may be deferred only into common stock units with the reinvestment of dividends. Deferred amounts are paid in the same form in which they are invested, either in a lump sum or in installments, at the election of the director.

Stock Ownership Guidelines.    Within five years after joining the Board, directors are expected to own shares of our common stock having a value equal to five times the cash portion of the annual retainer. Each director has met, or any director who has served fewer than five years is on track to meet, these ownership requirements.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Codes of Ethics

The Board of Directors is committed to sound and effective corporate governance principles and practices. The Board has adopted Corporate Governance Guidelines to provide the framework for the governance of the Company. These Guidelines, among other matters, set forth Board membership criteria, our director resignation policy, our Director Independence Standards, and information about the committees of the Board.

The Board has also adopted a Director Code of Ethics that states our policy and standards for ethical conduct by our directors and our expectation that directors will act in a manner that serves the best interests of the Company. We expect that all of our team members will also adhere to the highest possible standards of ethics and business conduct with other team members, customers, stockholders, and the communities we serve, and comply with all applicable laws, rules, and regulations that govern our businesses. Accordingly, we have had in effect for over 100 years a code of ethics for all team members.

Stockholders and other interested persons may view our Corporate Governance Guidelines and our Codes of Ethics on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”). We will also provide this information in printed form to any stockholder who requests it by contacting our Corporate Secretary.

Director Election Standard

In November 2006, the Board amended our By-Laws to adopt a majority vote standard for uncontested director elections. Under this standard, a nominee for director will be elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

Our Corporate Governance Guidelines provide that the Board will nominate for election and appoint to Board vacancies only those candidates who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon the failure to receive the required vote for election and Board acceptance of the tendered resignation. A director who fails to receive the required number of votes for election and who has not already tendered an advance resignation is expected to tender, promptly following certification of the voting results, his or her resignation from the Board, which resignation may be conditioned upon Board acceptance of the resignation.

The Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to the Board whether or not to accept such resignation. The GNC, in deciding what action to recommend, and the Board, in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or the Board regarding such resignation. If the Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. The Board will publicly disclose its decision on the resignation within 90 days after certification of the voting results.

Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Director Independence

Under our Corporate Governance Guidelines, at least a majority of the directors on our Board, and all members of the AEC, GNC, and HRC must be independent. Each year the Board affirmatively determines the independence of each director and each nominee for election as a director. In order for a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company, as explained below. To assist the Board in making its independence determinations, the Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines, which are available on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”). These Director Independence Standards consist of the NYSE’s “bright line” standards of independence and the Board’s categorical standards of independence. For relationships not covered by these NYSE and categorical standards, the Board (excluding the director with the relationship under consideration) will determine whether the relationship is material or not and, therefore, whether the director is independent.

Based on these Director Independence Standards, the Board considered information in January 2008 regarding the relationships between each director and/or his or her immediate family members or affiliated entities, on the one hand, and the Company, on the other, to determine the director’s independence from the Company. After reviewing the information presented to it, the Board determined, upon the recommendation of the GNC, that all current non-employee directors and director nominees (John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Robert L. Joss, Richard D. McCormick, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Donald B. Rice, Judith M. Runstad, Stephen W. Sanger, Susan G. Swenson, and Michael W. Wright) are independent under our Director Independence Standards. Richard M. Kovacevich and John G. Stumpf are not independent because they are Wells Fargo employees. The Board determined, therefore, that 14 of the Board’s 16 director nominees are independent directors.

For purposes of the following discussion, an “immediate family member” of a director means his or her spouse, parents, stepparents, children, stepchildren, brothers, sisters, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or domestic employee) who shares the director’s home. Generally, under the NYSE “bright line” standards of independence, a director is not independent if the director:

•	Is, or has been within the past three years, an employee of the Company or if an immediate family member is, or has been within the past three years, an executive officer of the Company;

•

Received more than $100,000 in compensation from the Company other than director’s fees and deferred compensation, or an immediate family member received more than $100,000 in compensation from the Company other than compensation for service as a non-executive employee, during any 12-month period within the past three years;

•

Is a current partner or employee of KPMG or the Company’s internal auditor or an immediate family member is a current employee of KPMG or the Company’s internal auditor participating in the audit, assurance, or tax compliance (but not planning) practice;

•	Was, or an immediate family member was, within the past three years a partner or employee of KPMG or the Company’s internal auditor who personally worked on the Company’s audit during that time;

•

Is, or an immediate family member is, or either has been within the last three years, an executive officer of another company which had one of our present executive officers serving at the same time on the compensation committee of its board of directors; or

•

Is a current employee, or an immediate family member is a current executive officer of another for-profit company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues.

All of the relationships between a director and/or his or her immediate family members or affiliated entities and the Company that the Board considered in connection with making its independence determinations met the criteria for independence required by the NYSE.

Under the categorical standards of independence adopted by the Board, the Board has considered and determined that the following relationships between a director and/or his or her immediate family members or affiliated entities, on the one hand, and the Company, on the other, are not material relationships for purposes of determining whether a director is independent:

•

A relationship, transaction, or arrangement involving any banking or financial services the Company offers to its customers, if such relationship, transaction, or arrangement is in the ordinary course of business, non-preferential, and complies with applicable banking laws;

•

A business relationship, transaction, or arrangement involving property or non-financial services, or other standard contractual arrangements (including standard lease agreements for the Company’s branch offices), if such relationship, transaction, or arrangement is in the ordinary course of business, non-preferential, and the payments to, or payments received from, the Company for such property or non-financial services, or under such contractual arrangement, are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

Contributions made by the Company or Wells Fargo Foundation to a tax-exempt organization where a director or an immediate family member of the director serves or is employed as an executive officer, or where a director serves as chairman of the board, if the contributions in any fiscal year, excluding the Company’s matching funds, are less than the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

•

Employment by the Company of an immediate family member if the family member was not or is not one of our executive officers, does not reside in the same home as the director, and we provide compensation and benefits to the person in accordance with our employment and compensation practices applicable to employees holding comparable positions; and

•

Any other relationship, transaction, or arrangement between the Company and an entity where a director or an immediate family member serves solely as a non-management board member, a member of a trade or other similar association, an advisor or a member of an advisory board, a trustee, a limited partner, an honorary board member or trustee, or in any other similar capacity with such entity, or where an immediate family member is employed by such entity in a non-executive officer position.

In connection with making its director independence determinations, the Board considered financial services, commercial, charitable, familial, and other relationships between each director, his or her immediate family members, or affiliated entities and the Company. In addition to those relationships described under “Related Person Transactions” beginning on page 79 of this proxy statement, the Board specifically considered the following relationships, each of which satisfied the NYSE “bright line” standards and was immaterial pursuant to the Board’s categorical standards of independence:

•

During 2007, most of our directors, as well as some of their respective immediate family members and/or affiliated entities, had ordinary course loans, other extensions of credit, and/or ordinary course financial services transactions with our banking and other lending subsidiaries, which were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for similar transactions with unrelated parties, and none involved more than the normal risk of collectibility or presented other unfavorable features;

•

Mr. Chen is CEO of an entity that has an ordinary course, non-preferential business relationship with the Company, and in 2007 the Company paid this entity an amount that was less than 2% of this entity’s consolidated gross revenues;

•

Mr. Joss is an executive officer of an entity that has an ordinary course, non-preferential business relationship with the Company, and in 2007 the Company paid affiliates of this entity an amount that was less than 1% of this entity’s consolidated gross revenues;

•

2007 charitable contributions and commitments from the Company or Wells Fargo Foundation to tax-exempt organizations on which Mr. Dean, Mr. Hernandez, and Mr. Joss served as an executive officer or board chair in 2007, which involved contributions to each of such organizations of less than $1 million; and

•

The Company’s employment of a family member of Mr. Wright, which individual is not one of our executive officers, does not reside in Mr. Wright’s home, and received compensation and benefits of less than $120,000 in 2007 in accordance with our employment and compensation practices applicable to employees holding comparable positions.

Communications with Directors

Stockholders and other interested parties who wish to communicate with the Board of Directors, including non-employee directors, should refer to the information provided on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance,” and then “How to Contact the Board of Directors”). We will also provide this information in printed form to any stockholder who requests it by contacting our Corporate Secretary.

Director Nomination Process

The GNC is responsible for, among other things, managing the new director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors. The goal of the GNC’s nominating process is to assist the Board in attracting competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its stockholders. The GNC regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience, and various geographic and demographic communities represented by current members. The GNC also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may affect a director’s continued ability to serve.

The GNC identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, our Chairman, our Chief Executive Officer (CEO), and our contacts in the communities we serve. The GNC also has the authority to conduct a formal search using an outside search firm selected and engaged by the GNC to identify potential candidates. If the GNC identifies a potential new director nominee, it obtains publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets the Board-approved minimum qualifications for first-time director nominees described below;

•	Whether there are any apparent conflicts of interest in the individual’s serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described above under “Director Independence.”

The Board requires that all nominees for service as a first-time director have the following minimum qualifications:

•

A demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization;

•	Financial literacy or other professional or business experience relevant to an understanding of our businesses; and

•	A demonstrated ability to think and act independently, as well as the ability to work constructively in a collegial environment.

The GNC will determine, in its sole discretion after considering all factors it considers appropriate, whether a potential nominee meets these minimum qualifications. In addition, the GNC will consider, in evaluating a candidate for nomination as a first-time director, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s experience with the experience of the other Board members.

If a candidate passes this initial review, the GNC will arrange an introductory meeting with the candidate and our Chairman and/or CEO, and the GNC Chair and/or another director to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the GNC, together with several members of the Board, our CEO, and, if appropriate, other key executives of the Company, then conduct an interview with the candidate. If the Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Director Code of Ethics, and any other rule, regulation, or policy applicable to members of the Board and its committees and for any required disclosures in our proxy statement.

Assuming a satisfactory conclusion to the process outlined above, the GNC then presents the candidate’s name for approval by the Board or for nomination for approval by the stockholders at the next stockholders meeting, as applicable.

The GNC will consider an individual recommended by one of our stockholders for nomination as a new director if the stockholder making the recommendation follows the procedures for submitting a proposed nominee’s name required by our By-Laws and as described under “Advance Notice Procedures” on page 110 of this proxy statement. In order for the GNC to consider a stockholder-proposed nominee for election as a director, the stockholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC #N9305-173, Sixth & Marquette, Minneapolis, Minnesota 55479. All such submissions must include the following information:

•	The stockholder’s name and address and the number of shares of common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of common stock he or she beneficially owns;

•	Sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	Such individual’s written consent to serve as a director of Wells Fargo & Company, if elected.

Our Corporate Secretary will present all stockholder-proposed nominees received to the GNC for its consideration. The GNC has the right to request, and the stockholder will be required to provide, such additional information with respect to the stockholder nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

EXECUTIVE COMPENSATION

This section presents information about the Company’s executive compensation philosophy, procedures, and programs, and compensation paid to our named executives, including:

•	A summary of the process used by the HRC to determine executive compensation;

•	Our Compensation Discussion and Analysis (CD&A); and

•

The Summary Compensation Table and other related tables and footnotes showing compensation for our named executives, together with additional narrative to help explain the disclosures in these tables and our compensation programs generally.

Human Resources Committee—Executive Compensation Process and Procedures

Because the HRC plays a central role in formulating our compensation philosophy and programs and in making pay decisions for our named executives, we include certain information about the HRC’s process in our CD&A to help you better understand how and why these decisions are made. Our CD&A can be found beginning on page 36 of this proxy statement. Additional information about the HRC’s process appears below.

Compensation Decision Timelines.    The HRC plans for, discusses, and makes its executive compensation decisions over a period that spans approximately 18 months, beginning with its June, July, and November meetings prior to the fiscal year for which the compensation will be earned, and almost two years before any annual or long-term incentive compensation for a given year is actually awarded. At these meetings, the HRC considers competitive pay data from the most recent proxy statements for the financial services organizations the HRC considers our peers and any other pay information it considers relevant for purposes of the upcoming year’s stock option grants and compensation planning. At its meeting in February of the following year, the HRC certifies the Company’s achievement of one or more of the alternative performance goals set at the prior year’s February meeting, and also approves the new performance goals for the upcoming fiscal year under our Performance Policy. The HRC then makes its final annual and long-term compensation decisions for all named executives, including the CEO, based on the Company’s and the individual named executive’s performance for the just completed fiscal year.

To illustrate, for purposes of 2007 executive compensation, the HRC first reviewed and discussed at its June and November 2006 meetings publicly available competitive pay data for the financial services companies the HRC considered our peers. At its February 2007 meeting, it:

•	Approved 2007 base salary changes, if any;

•	Approved 2007 stock option grants;

•	Approved alternative performance goals for 2007 under the Performance Policy; and

•	Approved 2007 incentive opportunities.

At its meetings for the balance of 2007, the HRC continued to review updated competitive compensation data and stock option grants for purposes of 2007 compensation. At its June 2007 meeting, the HRC approved an increase in the annual salary and a stock option award for John G. Stumpf in connection with his election as CEO, and a stock option award for Carrie L. Tolstedt in connection with her promotion to Senior Executive Vice President. At its February 2008 meeting, it certified achievement of one of the alternative performance goals for 2007, made final 2007 incentive awards, and took the actions listed above for purposes of 2008 compensation.

Use of Consultant.    As discussed above under “HRC and GNC Use of Compensation Consultant,” the HRC has retained F.W. Cook to act as the HRC’s independent compensation consultant for purposes of compiling Peer Group data and otherwise advising the HRC on compensation matters. For its June 2007 meeting, the HRC asked F.W. Cook’s designated representative, George B. Paulin, to report on, and respond to HRC members’ questions regarding a range of executive compensation matters, including the Company’s compensation program and current trends, a comparison of Company and Peer Group compensation amounts and structures, including stock option and restricted stock grant practices, recent stockholder initiatives on compensation, compensation committee procedures, the role of consultants, and regulatory activity.

Competitive Pay Analyses.    For purposes of making its annual compensation decisions for our executive officers, the HRC considers, at meetings in June, July, and November each year as described above, competitive pay data from a group of financial services companies that it regards as the Company’s peers (Peer Group). It selects the members of this Peer Group based on prominence in the financial services market, total market capitalization, and whether the organization competes directly with us for senior management. The HRC may adjust the companies included in our Peer Group periodically to reflect any changes to this group using these same factors. At its June 2007 meeting, the HRC approved changes to the Peer Group for purposes of 2007 compensation. The factors the HRC considered in making this change and the companies included in the revised Peer Group are described below in the CD&A under “Peer Group for Compensation and Performance.”

Role of Executive Officers in Compensation Decisions.    For 2007 and prior years, Richard M. Kovacevich, who served as Chairman and CEO until June 2007, and currently serves as Chairman, made recommendations to the HRC as to appropriate threshold, target, and maximum business line performance objectives for all named executives other than John G. Stumpf, who served as President and Chief Operating Officer until June 2007, when he was elected as CEO. Mr. Kovacevich also recommended 2007 base salaries and proposed annual cash incentive compensation opportunities at each of the performance levels. John G. Stumpf assumed this responsibility for 2008 compensation and for making final 2007 compensation recommendations for Howard I. Atkins, David A. Hoyt, Mark C. Oman, and Carrie L. Tolstedt, each of whom is a named executive. The Chairman or CEO, as applicable, recommends to the HRC compensation for the Company’s other executive officers who report directly to them using the same process. In making a recommendation for any executive officer who does not report directly to the Chairman or CEO, the Chairman or CEO will consider compensation recommendations made by the executive officer’s manager. In approving these awards at its February meeting, the HRC considers the Chairman’s or CEO’s recommendations on the final amounts of executive officers’ annual cash incentive awards. The Chairman and CEO participate in the portion of this meeting at which these awards are considered. The HRC makes its own determinations regarding our Chairman and our CEO, which are reviewed and ratified by the Board. In addition, as described in the CD&A under “Pay for Performance—Company Performance,” management prepares an analysis of Wells Fargo’s financial performance on a one-, three-, and five-year basis compared to that of its Peer Group over the same time periods using the financial measures listed under that heading. The HRC reviews this analysis for purposes of evaluating the Company’s performance compared to that of its Peer Group in connection with the HRC’s determination of the annual incentive awards for our named executives.

Compensation Committee Report

The HRC, in its capacity as the compensation committee of the Board, has reviewed and discussed with management the CD&A required by Item 402(b) of Regulation S-K beginning on the following page. Based on this review and these discussions, the HRC has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Members of the Human Resources Committee:

Stephen W. Sanger, Chair
Susan E. Engel
Richard D. McCormick
Donald B. Rice
Michael W. Wright

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and objectives. It also explains why the Human Resources Committee (HRC) decided to pay each element of 2007 executive compensation shown in the Summary Compensation Table on page 50 of this proxy statement based on these objectives. This table and the related tables that follow present the compensation paid for 2007 to Richard M. Kovacevich, Chairman (who also served as CEO until June 2007); John G. Stumpf, President and, since June 2007, CEO; Howard I. Atkins, Senior Executive Vice President and Chief Financial Officer (CFO); and the next three highest paid executive officers named in these tables: David A. Hoyt, Senior Executive Vice President, Wholesale Banking; Mark C. Oman, Senior Executive Vice President, Home and Consumer Finance; and Carrie L. Tolstedt, Senior Executive Vice President, Community Banking. When we refer to the “named executives” in this proxy statement, we mean these six individuals.

Sustainable Long-Term Growth and the Strategic Role of Executive Compensation

Achieving sustainable profitable growth with high stockholder returns over the long term has been the objective in developing the Company’s strategies for more than two decades. We believe that consistent long-term, high quality revenue and EPS growth will lead to consistent stock price growth. Our executive compensation philosophy and programs play an important role in achieving our objective of sustainable long-term growth in stockholder value. As a guiding principle, we design our compensation programs to reward our named executives for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for our stockholders. The compensation policies, programs, and specific compensation decisions for 2007 discussed in this CD&A reflect this principle.

Executive Compensation Objectives

Superior execution by highly competent senior management is critical to achieving and maintaining consistent, outstanding annual and long-term financial performance. To attract and retain talented management with proven skills and experience, we must offer a compensation program that compares favorably with those offered by other large financial services and non-financial companies with which we compete for a limited pool of highly qualified senior executive talent. To sustain our financial performance, we believe that we should closely link compensation to our long-term performance and, for those named executives responsible for significant business groups, to the performance of their business group.

Given our philosophy to link compensation to Company, business, and individual performance, our compensation programs for our named executives are built on three objectives:

1.	To compete favorably with our peers in attracting and retaining highly qualified individuals as named executives by offering competitive pay;

2.	To “pay for performance” by compensating our named executives based on:

•	The Company’s performance compared to our Peer Group’s performance;

•	The business line performance for those named executives who manage businesses; and

•	Individual qualitative performance objectives.

3.	To align our named executives’ interest with our stockholders’ interest in increased share value by generally using stock options for long-term compensation, coupled with stock ownership retention guidelines, so our named executives benefit only if our stock price rises and our stockholders are similarly rewarded.

Executive Compensation Components

To meet our compensation objectives, we structure executive officer compensation to include the following elements:

•	Base salary;

•	Annual cash incentive award to reward achievement of Company, business group, and individual performance results for each fiscal year;

•

Long-term compensation, generally in the form of stock option grants under our Long-Term Incentive Compensation Plan (LTICP), to reward named executives for contributions to growth in stockholder value over the long term;

•

Participation in the same benefit plans provided to all team members, including qualified defined contribution (401(k)) and defined benefit (cash balance) retirement plans, health, life insurance, salary continuation (severance), and other benefit plans;

•

Participation in our non-qualified Supplemental 401(k) and Cash Balance retirement plans (available to all team members whose compensation for plan purposes exceeds dollar limits imposed by the IRC for qualified plans), and our non-qualified Deferred Compensation Plan, under which no investment returns are credited at “above-market” or “preferential” rates; and

•	Limited perquisites.

We explain the process the HRC used and the reasons for its 2007 pay decisions with respect to each of these pay elements in this CD&A and provide information about the named executives’ 2007 compensation in the compensation tables.

Peer Group for Compensation and Performance Comparisons

The HRC uses compensation and financial performance data from a group of large, publicly traded financial services companies to help establish competitively relevant and reasonable pay levels for our named executives. These companies, referred to as our “Peer Group,” make up the competitive compensation benchmarks we consider for attracting and retaining top management talent. The HRC periodically reviews and may adjust the companies included in the Peer Group. For 2006 compensation purposes, the Peer Group consisted of nine financial services companies (the 2006 Peer Group), including American Express Company and Bank of New York, Inc. At the HRC’s meeting in June 2007, the HRC removed these two companies and added six regional financial services companies after considering management’s recommendation and the views of F.W. Cook, the HRC’s outside compensation consultant. In making these changes, the HRC concluded that, due to changes in their business models, American Express Company and Bank of New York, Inc. were no longer appropriate for inclusion in our Peer Group, and that the additional six regional financial services companies compete both for our business and executive talent. As a result of these changes, our Peer Group for 2007 compensation and performance purposes consists of the following 13 financial services companies:

Bank of America Corporation

BB&T Corporation

Capital One Corporation

Citigroup, Inc.

Fifth Third Bancorp

JPMorgan Chase & Co.

National City Corporation

The PNC Financial Services Group, Inc.

Regions Financial Corporation

SunTrust Banks, Inc.

U.S. Bancorp

Wachovia Corporation

Washington Mutual, Inc.

Achieving Compensation Objectives

Determine Competitive Pay.    To set approximate competitive benchmarks for 2007 annual and long-term compensation for our named executives, the HRC reviewed data compiled by F.W. Cook. This data presented Peer Group annual cash, long-term incentive, and total compensation amounts as reported in 2006 proxy statements for those companies’ chairmen and/or chief executive officers and other named executives whose positions and responsibilities most closely match those of our named executives. For each proxy statement position, this compensation data was ranked from highest to lowest by the combined total amount of annual cash plus the annualized value of long-term incentive awards. The HRC also reviewed the consultant’s calculations (excluding any Company pay data) of the average, median, and top quartile amounts for each of these pay components as well as for total compensation. The HRC used this information, together with changes in Peer Group compensation gathered by its outside consultant from Form 8-K filings throughout the year, to help develop competitive benchmarks for the 2007 salary and annual cash incentive awards and long-term compensation awards for our named executives. We discuss the role of F.W. Cook in our compensation process under “HRC and GNC Use of Compensation Consultant” and “Human Resources Committee—Executive Compensation Process and Procedures–Use of Consultant.”

Pay for Performance.    Our objective to “pay for performance” means we offer our named executives the opportunity to earn superior pay, from a competitive standpoint, in exchange for superior Company and individual performance. To motivate our named executives to perform at superior levels, we weight their total compensation opportunity more heavily in favor of annual cash incentives and long-term equity awards, which are “at risk” if Company and individual performance objectives are not met, rather than through salary, perquisites, and benefits, which do not change as a result of performance. Using the Peer Group compensation benchmarks described above, we target competitive pay in the top quartile of Peer Group pay for Company financial performance corresponding to the top quartile of Peer Group financial performance, at median competitive pay for median performance, and below median pay for below median performance. Determination of the incentive compensation awards to our named executives depends in whole or in part on the HRC’s subjective, after-the-fact evaluation of a mix of objective compensation and corporate performance data and subjective qualitative information, including whether named executives achieved their individual qualitative objectives. We explain the elements of financial and individual performance we consider below.

At the beginning of each fiscal year, the HRC establishes one or more alternative financial goals under the Performance-Based Compensation Policy (Performance Policy). We designed the Performance Policy so that annual cash incentive compensation awards paid to “covered executive officers” as defined in IRC Section 162(m) should meet the regulatory criteria for “performance-based” compensation. Annual cash incentive compensation paid to our Chairman, our CEO, and the next three highest paid named executives is subject to the Performance Policy. Stock options are generally considered “performance-based compensation” under IRC Section 162(m) and are not subject to the provisions of our Performance Policy. No named executive covered by this policy will qualify for, and the HRC has no discretion to make any such award, unless the Company achieves at least one of these alternative financial goals as defined in the Performance Policy. The Performance Policy also establishes the maximum annual cash incentive award each covered executive officer may receive if he or she meets one or more of the alternative performance goals. We describe in more detail the business criteria contained in the Performance Policy used to set the alternative performance goals and how the maximum award payable for 2007 under the Policy was calculated in the narrative following the Grants of Plan-Based Awards table below. The Performance Policy is being presented to stockholders for re-approval at the 2008 annual meeting in accordance with IRC Section 162(m) regulations, which require stockholder approval every five years. A discussion of the requirements of IRC Section 162(m) and the terms of the Performance Policy appears under “Item 3—Approve the Performance-Based Compensation Policy.” A copy of the Performance Policy as proposed to be approved by stockholders is attached to this proxy statement as Exhibit A.

For 2007 cash incentive compensation, the HRC established as the alternative goals under the Performance Policy the achievement of (1) EPS of $2.49 (2006 EPS, as originally reported) or (2) return on realized common equity of 15%, in each case as determined under the Performance Policy. Last year, for purposes of 2006 compensation, the HRC also set a separate threshold EPS goal that could operate as a “knockout”—meaning that if this goal had not been met, incentive compensation would have been paid only at the discretion of the HRC. For purposes of 2007 compensation, the HRC concluded that the alternative goals set under the Performance Policy were sufficient and did not set a separate EPS knockout goal.

The HRC does not establish specific compensation opportunities for our Chairman and CEO, but does review and consider competitive Peer Group pay data for comparable positions and financial performance. To determine the incentive awards for our Chairman and our CEO, the HRC relies on its subjective evaluation of the Company’s performance on a stand-alone basis and as compared to our Peer Group. For named executives other than our Chairman and our CEO, the HRC sets annual cash incentive compensation opportunities at specified percentages of salary payable at threshold performance, target performance, and maximum performance, based on competitive information from our Peer Group, as discussed under “Determine Competitive Pay,” and based on our CEO’s recommendations. The HRC also considers the degree to which each named executive achieved his or her individual qualitative objectives and may consider the relative level of awards earned for prior year’s performance and the relative level of awards earned by other named executives. We show the amount of the threshold, target, and maximum opportunities for 2007 for Messrs. Atkins, Hoyt, Oman, and Ms. Tolstedt in columns (c), (d), and (e) in the Grants of Plan-Based Awards table. These compensation opportunities correspond to threshold, target, and maximum financial performance goals and individual objectives. These goals and objectives are assigned weights that total 100%. The HRC considers whether these performance goals and objectives have been achieved in determining the annual cash incentive compensation awards to these named executives. For 2007, for Mr. Atkins, our CFO, the Company’s financial performance results had an 80% weight and his individual qualitative objectives had a 20% weight. For Messrs. Hoyt and Oman and Ms. Tolstedt, the Company’s financial performance results had a 40% weight; their individual business line financial goals had a 50% weight; and individual qualitative objectives had a 10% weight.

Company Performance.    At the end of each fiscal year, the HRC reviews the Company’s financial performance by comparing our financial results over one-, three-, and five-year periods to those of our Peer Group using the quantitative performance measures listed below, as part of its evaluation of the Company’s annual performance and its determination of the annual incentive awards to our named executives:

•	Diluted EPS growth

•	Revenue growth, including organic revenue growth but excluding major acquisitions

•	Total shareholder return (assuming reinvestment of dividends)

•	Return on equity

•	Efficiency ratio

•	Core deposit growth

•	Deposit market share growth

•	Loan growth

•	Price/earnings ratio

•	Total market capitalization

•	Tier 1 leverage ratio

•	Net interest margin

•	Investment portfolio (yields, realized gain/loss, unrealized gain/loss)

•	Loan loss reserves as a percentage of total loans

•	Non-performing loans as a percentage of total loans

•	Credit ratings assigned to Wells Fargo Bank

These quantitative measures are shown to the HRC as reported publicly, adjusted for the elimination of goodwill for all years prior to 2002 for accounting consistency, and as adjusted for the impact of significant acquisitions and divestitures. The HRC also considers management’s analysis of the Company’s performance for its most recently completed fiscal year that identifies and discusses the impact of any special circumstances or one-time events in that year or previous years such as one-time gains or losses, discretionary investments, or external events that may affect the financial performance of the Company or that of our Peer Group. This analysis presents the Company’s financial performance and the Peer Group’s financial performance on a comparable basis and also describes key accomplishments by the Company’s business lines. For purposes of evaluating the Company’s performance, the HRC may also consider the views of approximately 20 investment analysts who issue reports on the Company’s performance, all of which are forwarded to the entire Board throughout the year. The HRC does not have a pre-established framework to determine which items of financial data may be more or less important in evaluating the Company’s performance. Rather, the HRC relies on its own judgment as to which financial measures, if any, to emphasize in evaluating the Company’s performance compared to that of its Peer Group. The HRC then makes its own judgment as to whether the Company’s actual performance taken as a whole, when compared to its Peer Group, was in the top quartile, at the median, or below the median performance of its Peer Group.

Business Line Performance.    Messrs. Hoyt and Oman and Ms. Tolstedt have business line earnings threshold, target, and maximum financial performance goals for the businesses they manage. These goals are established based on the Company’s internal management reporting system, rather than on the Company’s reported GAAP financial results. These goals reflect the projected contribution of their business groups to the Company’s internally derived profit plan that we prepare and review annually with our Board. Our profit plan is based on our objective of achieving sustainable profitable growth and high stockholder returns over the long term, and establishes the current year’s earnings growth objectives over the prior year’s earnings.

Specifically, if our named executives achieve their business line goals at target level, this achievement, when aggregated with the financial performance goals achieved by other areas of the Company, should result in meeting the Company’s annual earnings growth objective. If they achieve their goals at their threshold or maximum or greater levels, the Company’s earnings may be correspondingly affected. These performance levels are typically set around relatively narrow ranges in order to drive the consistent earnings growth objectives described above. As a result, missing the threshold level business line goal may significantly impact the affected named executive’s incentive compensation. Because of differences in organizational structure and external business segment reporting, our business lines would rarely correspond to the business lines of our Peer Group. However, we believe, and experience has shown, that if the business groups managed by these named executives perform at their individual target or maximum levels, this performance will likely result in overall Company performance at the median to top quartile of our Peer Group.

The performance goals for our individual business lines are designed to implement our product and pricing proprietary strategies and reward collaboration across multiple business lines so we can meet more of our customers’ financial needs. The table below shows the relationship between the threshold, target, and maximum performance levels for the business line goals for Messrs. Hoyt and Oman and Ms. Tolstedt expressed as percentages of each of their business line’s projected contribution to the Company’s internal profit plan for 2007.

	Achievement of Business Line Earnings Goals At:
Name	Threshold	Target	Maximum
David A. Hoyt	97%	100%	102%
Mark C. Oman	94%	97%	100%
Carrie L. Tolstedt	97%	100%	103%

We may further adjust each of these named executive’s projected contribution to our profit plan and related earnings objective to reflect acquisitions, divestitures, internal reorganizations or other changes in reporting relationships, and changes in internal revenue and expense allocations outside of the businesses for which the named executive has management responsibility.

The threshold, target, and maximum percentage business line goals shown for the named executives listed in the table above were derived using certain assumptions for 2007 with respect to the general economic, interest rate, credit, and regulatory environment in which we operate and certain assumptions as to the outlook for the businesses each of them managed. These goals, especially at the target and maximum levels, assumed, for Mr. Hoyt’s Wholesale Banking Group, continued double-digit loan growth and favorable credit quality; for Mr. Oman’s Home and Consumer Finance Group, improvement in the home mortgage business due to cost control and expected improvements in the yield curve favorably affecting earnings from hedging activities; and for Ms. Tolstedt’s Community Banking Group, growth in deposits, especially low or no-cost core deposits, continued loan growth, and stable credit loss rates. Achievement of these goals was considered by the HRC as very challenging, even aggressive, given the expected modest economic growth for 2007 for the financial services industry, the impact and duration of the on-going flat/inverted yield curve (meaning short-term interest rates that are virtually equal to or exceed long-term interest rates, thus lowering profit margins for financial services companies that borrow cash at short-term rates and lend at long-term rates), potentially higher credit losses, fewer available high-quality, high-yielding loans and investment opportunities, and a consumer shift from non-interest to interest-bearing deposits.

Individual Qualitative Objectives.    We establish individual “qualitative” objectives for our named executives in addition to individual business line financial goals. These objectives include compliance with our policies on information security, regulatory compliance, risk management, and team member ethnic and gender diversity objectives. We also establish other qualitative objectives appropriate for each named executive’s position and responsibilities. We make it clear to our named executives that the HRC may adjust or eliminate incentive compensation awards, regardless of their achieving their financial performance goals or qualitative objectives, if the HRC determines that a named executive has failed to comply with our Code of Ethics and Business Conduct or with our policies on information security, regulatory compliance, and risk management.

For 2007, the individual qualitative objectives for Mr. Kovacevich included continuing the Company’s progress on succession at the senior management level, strengthening the Company’s business model and culture, regulatory compliance and information security, and the Company’s reputation in its business and local communities, and implementing team member diversity, management, and talent development initiatives to maintain the Company’s strategic direction and financial performance. For Mr. Stumpf, the qualitative goals included his broadened role as CEO and goals similar to those for Mr. Kovacevich.

For each of Messrs. Atkins, Hoyt, Oman and Ms. Tolstedt, individual qualitative objectives for 2007 were established by Mr. Stumpf and included:

•	Enhancing the Company’s overall business and community reputation;

•	Investing in people, brand, and technology to position the named executive officer’s business unit and the Company strategically;

•	Delivering on compliance and risk initiatives;

•	Expanding community involvement;

•	Establishing an inclusive culture and enhancing team member diversity;

•	Developing leadership talent and management succession;

•	Implementing and aligning team members with our culture, vision, and values; and

•

For Messrs. Hoyt and Oman and Ms. Tolstedt, each of whom manage business lines responsible for delivering products and services to customers, improving the customer service experience, increasing cross-sell, and managing credit quality.

HRC Discretion in Incentive Compensation Decisions.    As previously explained, under our stockholder-approved Performance Policy the HRC has no discretion to award cash incentive compensation to our named executives unless they have met at least one of the alternative performance goals established under the Performance Policy. Subject to this limitation, the HRC reserves the right to exercise its discretion under the Performance Policy to reduce the maximum incentive compensation award whether or not individual business line or qualitative objectives have been met, based on its evaluation of, among other factors, Company performance compared to Peer Group performance at prevailing economic conditions. A discussion of how the HRC exercised its “negative” discretion under the Performance Policy for purposes of 2007 incentive compensation appears under “2007 Compensation Decisions—Annual Compensation–2007 Performance Policy Conclusions.”

In exercising its negative discretion under the Performance Policy, the HRC may consider any of the factors discussed above. While the HRC believes that linking compensation opportunities to Company and individual performance objectives generally provides a reliable and disciplined framework for making pay decisions, it also believes that rigid adherence to formulas could be counter-productive for the Company in the long run. Because we are a diversified financial services company whose business model is based on selling more products to existing customers to earn more of our customers’ business, the success of any particular business line depends on all of our business lines collaborating effectively and performing together as a whole. Although diversification of our revenue stream across multiple segments of the financial services industry is good for the Company and its stockholders, it means that at any given time the individual performance of a business group may lag the Company’s performance as a whole simply because of the cyclical impact of business or economic conditions on that group. Given the paramount goal of superior Company performance, the HRC may use its discretion, where appropriate, to pay an incentive award to a named executive at or near his or her target or maximum, even if his or her particular business group has not achieved its target or maximum financial performance goals, provided the Company overall has performed at the median or in the top quartile of Peer Group performance. Conversely, the HRC may use its discretion, where appropriate, to reduce an incentive award to a named executive whose business line has significantly underperformed on its objectives, despite the Company’s overall performance at its target or maximum levels. The HRC may also consider changes in economic conditions during the fiscal year that may have affected Company or business line performance in determining incentive awards.

Use Long-Term Compensation to Align the Interests of Our Named Executives and Our Stockholders.    We believe stock options, coupled with stock ownership retention guidelines, are the most effective form of equity-based compensation to reward our named executives for their contributions to our long-term performance. Because the primary interest of our stockholders is increased share value, stock options—which produce value as compensation only if our stock price increases—most directly align the interests of our named executives with those of our stockholders. At this time we believe stock options better align our named executives’ interests with our stockholders’ interests to increase share value over the long term, although we may grant restricted stock or restricted share rights (RSRs) that vest over time for specific employment, retention, or competitive pay purposes. Through stock options, our named executives will be rewarded for their contributions to our long-term performance only if our stockholders are being similarly rewarded.

Under stock ownership guidelines established and monitored by the HRC, we expect each executive officer to hold shares of our common stock equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired through option exercises. The number of shares expected to be owned under these guidelines continues to increase each time an executive officer exercises a stock option. Each named executive officer has satisfied and, in most cases, significantly exceeded these ownership guidelines. We prohibit named executives, as well as all team members, from engaging in options (other than employee stock options), puts, calls, short sales, or other derivative or hedging activity involving Company common stock.

2007 Compensation Decisions

Annual Compensation

Base Salaries.    We generally set base salaries for named executives at or near the median of the estimated base salaries paid by the Peer Group to their executive officers with comparable positions. However, we cap salary for named executives using the IRC Section 162(m) limit at an annual amount of $1,000,000, regardless of median Peer Group salary, so that all salaries are deductible for federal tax purposes. Although the HRC annually reviews base salaries subject to this cap, it increases them only as necessary to address competitive increases in median salaries by our Peer Group or to reflect increases in a particular named executive’s responsibilities. The HRC concluded that no salary increases were appropriate for any named executive for 2007, except for Carrie L. Tolstedt and John G. Stumpf. In February 2007, the HRC approved an increase in Ms. Tolstedt’s annual salary from $475,000 to $500,000 to bring her salary closer to the estimated median annual salary paid to Peer Group executives with comparable responsibilities. In June 2007, the HRC approved an increase in the annual salary for Mr. Stumpf from $700,000 to $800,000 in connection with his election as CEO. In February 2008, the HRC considered that Mr. Stumpf’s base salary was below the median salary paid to Peer Group chief executive officers and, therefore, further increased his annual base salary to $900,000 effective March 2, 2008.

Incentive Compensation Awards

The HRC’s conclusions with respect to performance and cash incentive awards for 2007 are discussed below.

2007 Performance Policy Conclusions.    The Company’s EPS for 2007 was $2.38 and return on realized common equity was 17.2%. As a result, the HRC certified, as required by the Performance Policy, that the Company met one of the alternative goals under the policy because the Company’s actual return on realized common equity exceeded the 15% goal for this measure set by the HRC for 2007. Because all named executives covered by the Performance Policy met one of the alternative goals under the policy, they qualified for an incentive award equal to the maximum amount permitted under the Performance Policy. However, the HRC exercised its discretion to reduce the maximum incentive awards payable to these named executives. In exercising its discretion, the HRC considered estimated Peer Group competitive pay appropriate in light of its evaluation of the Company’s financial performance compared to the Peer Group, individual performance in light of business line objectives for Messrs. Hoyt and Oman and Ms. Tolstedt, and achievement of individual qualitative objectives for all named executives.

2007 Company Performance Conclusions.    The HRC concluded that, in its judgment, the Company’s financial performance for 2007 when compared to its Peer Group, using the financial quantitative measures described under “Pay for Performance—Company Performance,” placed it in the top quartile of its Peer Group in overall performance during all time frames considered. Among the key measures that the HRC considered to reach its conclusion for 2007 performance were diluted EPS (third among our Peer Group over the one-year, and second over the three-and five-year periods); return on equity, both before and after adjusting for trading gains/losses and after adjusting for acquisitions and other non-recurring, non-core earnings items, that placed us second among our Peer Group for all three time periods reviewed; revenue growth of 10%, which placed us third in one-year, and second in three- and five-year revenue growth among our Peer Group; and first in loan growth on a one-, three-, and five-year basis compared to our Peer Group. The HRC also noted the Company’s strong capital and liquidity position relative to its peers, and the fact that Wells Fargo Bank is the only bank in the United States rated Triple A by both Moody’s Investors Service and Standard & Poor’s Ratings Services. The HRC considered the fact that, despite credit write-downs in its home equity loan portfolio and a Visa-related litigation expense accrual, the Company’s business performance for 2007 was strong, as exemplified by one of the highest returns on equity and returns on assets in our Peer Group. While the HRC noted that the Company was not ranked #1 across all financial measures described above, it was in the top quartile of most, thus confirming our strong and consistent core results.

2007 Incentive Awards.    Although the Company’s performance for 2007 was in the top quartile compared to its Peer Group and met one of the alternative goals under the Performance Policy, the HRC considered in making its incentive award decisions the fact that the Company did not meet its EPS goal of $2.49 (2006 EPS, as originally reported) under the Performance Policy and therefore did not improve upon the EPS results of the prior year. In awarding incentives to individual named executives who manage business lines, they also considered that the Wholesale Banking Group managed by Mr. Hoyt achieved its maximum business line financial goal, the Community Banking Group managed by Ms. Tolstedt met its target financial goal, and the Home and Consumer Finance Group managed by Mr. Oman did not achieve its threshold business line earnings goal. The individual incentive awards paid to named executives are discussed below and shown opposite their names in column (g) of the Summary Compensation Table.

With respect to Mr. Stumpf, who has served as CEO since June 2007, and Mr. Kovacevich, who served as Chairman during 2007 and as CEO prior to June 2007, the HRC considered the role each played in the Company’s 2007 performance given their respective management responsibilities throughout the year, and its view of the appropriate relationship between the pay for the newly promoted CEO and former CEO. The HRC concluded that both Mr. Stumpf and Mr. Kovacevich shared responsibility for the Company’s 2007 performance, and that the Company’s 2007 performance should affect their respective 2007 incentive compensation awards in a manner similar to the impact of the Company’s performance on the incentive compensation awards to all other named executives as discussed below. In assessing Mr. Kovacevich’s performance on his individual qualitative objectives, the HRC noted exemplary progress on the transition of his major responsibilities to his successor, Mr. Stumpf, and his continued outstanding contributions in representing Wells Fargo’s vision and values to stockholders, industry and government groups, customers and team members. In assessing Mr. Stumpf’s performance on his individual qualitative objectives, the HRC acknowledged his effective demonstration of leadership as CEO in bringing his management team together on critical business issues and initiatives, his leadership role in recent acquisitions, and his evolving, constructive relationship with the Board. Based on this evaluation, the HRC awarded, and the Board ratified incentive compensation to Mr. Kovacevich in the amount of $5,700,000, which is 33% less than his incentive compensation award for 2006, and incentive compensation to Mr. Stumpf in the amount of $4,200,000, which is 24% less than his incentive compensation award for his performance as Chief Operating Officer in 2006, in each case as shown in column (g) of the Summary Compensation Table.

As CFO, Mr. Atkins’ incentive award is based on overall Company financial performance and the degree to which he achieved his individual qualitative objectives. For 2007, the HRC awarded Mr. Atkins incentive compensation of $2,000,000, an amount between his target and maximum possible payouts shown in columns (d) and (e) of the Grants of Plan-Based Awards table. This amount represents approximately his target compensation opportunity based on Company performance (weighted 80%) and his maximum compensation opportunity for achieving his individual qualitative objectives (weighted 20%). The HRC took into account his outstanding performance on those individual qualitative goals that leverage his deep understanding of the Company’s businesses, culture, competitive industry, investors, analysts, rating agencies, and regulators. In his role representing the Company’s performance to the Board, the investment community, and in discussions with team members, the HRC recognized that Mr. Atkins cultivates understanding of and insight into the Company’s results, and displays creativity and innovation in his approaches to the wholesale funding of the balance sheet and investments of the Company’s capital in the securities markets.

For Mr. Hoyt, whose Wholesale Banking business line achieved 102% (the maximum level) of its projected contribution to the Company’s overall profit plan, the HRC awarded 2007 incentive compensation of $3,000,000, an amount between his target and maximum possible payouts shown in columns (d) and (e) of the Grants of Plan-Based Awards table. This amount represents approximately his maximum compensation opportunity based on his business group results (weighted 50%), approximately his target compensation opportunity on Company performance (weighted 40%) and his maximum payout based on his achieving his individual qualitative objectives (weighted 10%). The HRC recognized Mr. Hoyt for building a superb commercial credit culture that consistently made sound business decisions and avoided the credit pitfalls that impacted other large financial institutions, for championing cross-sell, and for developing and sharing talent across the Company.

With respect to Ms. Tolstedt, whose Community Banking business line achieved 100% (the target level) of its projected contribution to the Company’s profit plan, the HRC awarded her incentive compensation of $1,500,000. This amount represents approximately her target compensation payout shown for her in column (d) in the Grants of Plan-Based Awards table, based on business line performance (weighted 50%), Company performance (weighted 40%), and her achievement of her individual objectives (weighted 10%). In making this award, the HRC noted the growth in new consumer and business checking accounts, improvement in customer loyalty scores, and record measures of team member engagement, primarily as a result of matching the right talent with the right jobs.

For Mr. Oman, whose Home and Consumer Finance business line did not achieve its threshold performance, the HRC determined that no award would be paid for business line performance, Company performance or individual qualitative objectives. In making its decision with respect to Mr. Oman’s incentive award, the HRC recognized that the $1.4 billion special credit provision taken by the Company in fourth quarter 2007 was largely attributable to losses in the home equity loan portfolio, and also noted the year-over-year decrease in net income for Wells Fargo Financial.

Long-Term Compensation

Timing of Stock Option Grants.    The HRC makes an annual stock option grant to executive officers and other stock option recipients primarily at its February meeting. It may make “off-cycle” grants to new hires and newly promoted team members at HRC meetings in June, July, or November. Almost 95% of total 2007 stock option grants were made at the HRC’s February meeting. Reload options, related to stock-for-stock exercises of certain outstanding options originally granted before 2004, are granted on the dates the related original options are exercised. Options are granted under the LTICP with an exercise price equal to the Fair Market Value of Company common stock. Prior to February 27, 2007, “Fair Market Value” meant the NYSE closing price per share for the trading day immediately preceding the date of grant. To conform the Company’s option exercise price methodology under the LTICP to the SEC’s new option exercise price disclosure rules, options granted by the HRC on February 27, 2007 were granted with an exercise price equal to the NYSE closing price per share on the date of grant and the LTICP was amended so that all options granted after February 27, 2007 will have an exercise price equal to the NYSE closing price per share on the date of grant.

2007 Stock Option Grants.    Because we believe that stock option grants are the most effective way to motivate named executives to increase share value over the long-term, we view stock options as incentive compensation intended to encourage and reward future performance, rather than compensation to reward performance for the prior year. Consequently, for annual stock option grants made in February 2007, the HRC reviewed available competitive data on long-term equity compensation paid by the companies in our 2006 Peer Group (our Peer Group as it existed prior to the changes made to its members in June 2007), as well as performance data from these same companies based on performance measures similar to those listed under “Pay for Performance—Company Performance” for the one-, three-, and five-year periods ended December 31, 2006. Based on this review, and the HRC’s conclusion that the Company’s overall performance over these one-, three-, and five- year periods placed it in the top quartile of its 2006 Peer Group, the HRC awarded stock options to named executives equal to approximately the top quartile of long-term equity incentive compensation paid by the 2006 Peer Group companies.

At its meeting in June 2007, the HRC determined that it was appropriate to make additional stock option grants to Mr. Stumpf in recognition of his election as CEO, and to Ms. Tolstedt in recognition of her promotion to Senior Executive Vice President responsible for Community Banking, including small business and business banking in addition to regional banking. It is the judgment of the HRC that these special grants were appropriate in light of Mr. Stumpf’s and Ms. Tolstedt’s increased responsibilities and in recognition of their management talent, skill, and experience as critical to the success of the Company. Information regarding stock option grants made in February and June 2007 appears in columns (b) and (j) of the Grants of Plan-Based Awards table.

2008 Stock Option Grant to Chairman.    The HRC, as part of its regular option grants for 2008, granted an option to Richard M. Kovacevich, who is retiring as Chairman of the Company at the end of 2008. This option vests 100% on February 26, 2011, provided that Mr. Kovacevich continues to meet certain vesting conditions during this three-year period. This option grant was primarily intended to provide Mr. Kovacevich with an appropriate long-term incentive to continue to be available for consultation with management and to represent Wells Fargo following his retirement. The terms of this option are more fully described under “Potential Post-Employment Payments” on page 74 of this proxy statement.

Other Compensation Components

Participation in Retirement and Other Benefit Programs.    Our named executives may participate in the same benefit programs available to all our team members. This includes our health, severance, disability, and other benefit programs, as well as participation in our qualified 401(k) Plan (a defined contribution plan) and qualified Cash Balance Plan (a defined benefit pension plan). Our named executives, together with all other team members whose covered compensation also exceeds IRC dollar limits for qualified plans, also participate in the non-qualified Supplemental 401(k) and Cash Balance Plans. During 2007, the HRC reviewed, and made a decision to reduce the compensation included for benefit purposes under the Supplemental 401(k) and Cash Balance Plans. Effective January 1, 2008, the definition of compensation covered by those plans no longer includes base salary plus 100% of any incentive award, but only an amount equal to the greater of (1) base salary plus 50% of any incentive award, and (2) base salary plus an incentive award amount up to one times base salary. Named executives and certain other highly compensated team members can also participate in our Deferred Compensation Plan. Compensation covered under our Deferred Compensation Plan includes salary and actual annual incentive awards (without regard to any deferrals), but excludes gains from the exercise of stock option grants and realized values related to any other LTICP grants or awards. We believe that these programs are similar to, and competitive with, those offered at other financial services companies with which we compete for management and team members. We provide information about the benefits under these plans in the Pension Benefits table and Non-Qualified Deferred Compensation table and related narrative beginning on page 62 of this proxy statement. The Company does not credit “above-market” interest on non-qualified deferred compensation, as defined under the SEC’s proxy disclosure rules.

Perquisites and Other Compensation.    Perquisites are intentionally limited and may include a car allowance, paid parking, financial planning, certain club dues, home security systems, and benefits under a Relocation Program for team members who relocate at our request. In lieu of a car allowance, under our security policy for our Chairman and our CEO, we provide a car and driver to Mr. Kovacevich and to Mr. Stumpf that each of them used primarily for business and occasionally for commuting from home to office or to outside events. Providing this service allows our Chairman and our CEO while in transit to work safely and have confidential telephone conversations undisturbed, and thus provides a benefit to the Company that more than offsets the relatively modest incremental cost for their non-business use of a car and driver over the past year.

We believe that our named executives’ compensation program, including competitive annual and long-term incentive pay along with comprehensive team member retirement, health care, disability, group life insurance plans, and other welfare benefits offered to team members, provides adequate reward to our executives without the need for significant additional perquisites. We present information about the perquisites received by our named executives in 2007 in the table included as part of footnote (8) to the Summary Compensation Table below.

Postretirement Arrangements.    We do not have employment agreements with or provide severance arrangements to named executives different from those available to managers throughout the Company. We have a plan that provides salary continuation pay for team members, including named executives, who are discharged under the circumstances stated in that plan, for example, by reason of job elimination or relocation and who do not have another separation agreement with the Company. Except as discussed below, none of the named executives has any special retirement agreements or arrangements.

Mark C. Oman has a supplemental retirement arrangement with the Company that provides him with an additional retirement benefit based on an alternative benefit calculation provided in our Cash Balance and Supplemental Cash Balance Plans. In light of Mr. Oman’s total years of service to the Company (28 years) and his significant contributions to the growth of the Company’s mortgage business, we believed it was appropriate to enter into this arrangement to address the impact on benefits payable to him under these plans caused by certain prior internal job changes and amendments made to these plans. Information about the post-retirement benefit available under this arrangement for Mr. Oman appears in column (h) of the Summary Compensation Table, in column (d) of the Pension Benefits table, in the narrative that follows the Pension Benefits table, and in the table and narrative under “Potential Post-Employment Payments.”

Richard M. Kovacevich and John G. Stumpf are each covered under the Company’s “Chairman/CEO Retirement Policy” which, with the agreement of the Board or the HRC, will provide each of them with certain limited benefits for up to five years following the date of retirement if they each continue to be available for consultation with management and to represent the Company with customers, the community, and team members during this period. The Board and the HRC believe this policy benefits the Company by giving it access to a former Chairman/CEO’s management experience and knowledge and the ability to leverage the reputation developed during his or her years of service with the Company for the future. Information about the specific post-retirement benefits available under this policy also appears under “Potential Post-Employment Payments.”

Conclusion

In light of the complexity of our business and strategic vision of sustainable profitable growth, the Company and the HRC believe that our compensation policies and programs and the specific decisions discussed in this CD&A and shown in the following compensation tables appropriately reward our named executives for their performance and will assist the Company in retaining our senior management team and maintaining that growth for the future.

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensa- tion ($)(4)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)(5)(6)(7)	All Other Compensa- tion ($)(8)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Richard M. Kovacevich (1) Chairman	2007 2006	$995,000 995,000	$ — —	$11,211,155 16,826,148	$5,700,000 8,500,000	$4,364,258 2,982,214	$604,539 543,521	$22,874,952 29,846,883
John G. Stumpf (1) President & Chief Executive Officer	2007 2006	749,615 700,000	21,539 56,736	3,811,408 3,057,718	4,200,000 5,500,000	3,349,498 2,055,327	436,857 385,691	12,568,917 11,755,472
Howard I. Atkins Senior Executive Vice President & Chief Financial Officer	2007 2006	600,000 600,000	— 116,669	2,125,054 1,119,091	2,000,000 3,000,000	138,999 202,576	251,663 250,947	5,115,716 5,289,283
David A. Hoyt Senior Executive Vice President, Wholesale Banking	2007 2006	600,000 600,000	— —	2,449,401 2,038,437	3,000,000 3,300,000	81,830 291,392	249,900 255,358	6,381,131 6,485,187
Mark C. Oman Senior Executive Vice President, Home & Consumer Finance	2007 2006	600,000 600,000	— —	5,133,379 2,078,512	— 2,150,000	484,947 1,251,516	201,837 270,969	6,420,163 6,350,997
Carrie L. Tolstedt Senior Executive Vice President, Community Banking	2007 2006	495,192 470,673	— —	1,751,140 1,408,725	1,500,000 2,375,000	18,932 158,939	226,487 241,636	3,991,751 4,654,973

(1)	Mr. Kovacevich served as Chairman and CEO, and Mr. Stumpf served as President and Chief Operating Officer until June 2007, when each of them assumed their current positions.

(2)	The values of stock awards shown in column (e) and option awards shown in column (f) represent the amount of compensation expense recognized in our 2006 and 2007 financial statements, based on the fair value of all stock awards and/or options granted to named executives. These values include expense for options and stock awards granted in 2006 and 2007 and expense for options and stock awards granted prior to 2006 and 2007, all or a portion of which vested in 2006 and 2007. It also includes expense for reload options granted to named executives as the result of exercising original options granted prior to 2004. Reload options are fully vested under the LTICP on the date of grant. A discussion of the assumptions used in calculating these values may be found in Note 19 (Common Stock and Stock Plans) to our 2006 and 2007 financial statements.

The increase in the FAS 123R expense recorded for Mr. Oman’s outstanding options in 2007 when compared to 2006 reflects the fact he became eligible to retire under our retirement plans in 2007. Under FAS 123R, we are required to record in our financial statements 100% of the expense associated with a team member’s outstanding options in the year he or she becomes eligible to retire.

(3)	The stock award for Mr. Stumpf was an RSR granted in 2002 that vested over five years ending in 2007. The stock award for Mr. Atkins was an RSR granted in 2001 that vested over five years ending in 2006. Additional information about Mr. Stumpf’s RSR appears in columns (d) and (e) and footnote (2) to the Option Exercises and Stock Vested table.

(4)	The amounts shown represent incentive compensation awards for each of the fiscal years shown in the table that were paid in March of the next year. See also columns (c) through (e) of the Grants of Plan-Based Awards table and related discussion below for additional information regarding the potential threshold, target, and maximum payouts underlying the non-equity incentive plan compensation shown for 2007 in column (g) of this table.

(5)	The information shown in column (h) represents the change in the pension value of each named executive’s benefits under the Wells Fargo & Company Cash Balance and Supplemental Cash Balance plans, measured for 2006 as of November 30, 2006, and for 2007 as of November 30, 2007. We use these dates in our 2006 and 2007 financial statements to measure the assets and benefit obligations under these plans. It also includes the changes in the pension value of Mr. Hoyt’s annuity contract and the benefits available to Mr. Oman under the Wells Fargo Financial, Inc. (WFFI) qualified and non-qualified retirement plans and supplemental retirement arrangement described in footnote (7) below using these same measurement dates.

(6)	Because named executives did not receive any above-market preferential earnings on deferred compensation in 2006 or 2007, the amounts shown in column (h) do not include any earnings on deferred compensation.

(7)	Mr. Oman, who was employed by WFFI from April 1979 until December 1989, participated in, and accrued benefits under WFFI’s qualified and non-qualified defined benefit pension plans. Mr. Oman also has a supplemental retirement arrangement with the Company. Information about Mr. Oman’s accrued benefits under the WFFI plans and his supplemental arrangement appears in the Pension Benefits table, footnotes, and narrative below. We discuss his supplemental retirement arrangement in more detail under “Postretirement Arrangements” in the CD&A above and under “Potential Post-Employment Payments Supplemental Retirement Arrangement—Mark C. Oman” below.

(8)	The following table provides information about each component of the “All Other Compensation” column (column (i) in the Summary Compensation Table) for 2007. The footnote to the table identifies perquisites received by named executives by type and amount for any perquisite that is more than $25,000. For each named executive, “All Other Compensation” components consist of our matching contributions to the 401(k) Plan, our contributions to the Supplemental 401(k) Plan (our qualified and non-qualified defined contribution plans), and perquisites. We do not provide tax gross-ups on any perquisites except for certain of the benefits available under our Relocation Program. No tax gross-ups on Relocation Program benefits were paid in 2007 to any named executive.

All Other Compensation—2007

Name	401(k) Contributions	Supplemental 401(k) Contributions	Perquisites*	Total All Other Compensation
Richard M. Kovacevich	$13,500	$556,200	$34,839	$604,539
John G. Stumpf	13,500	361,477	61,880	436,857
Howard I. Atkins	13,500	199,731	38,432	251,663
David A. Hoyt	13,500	220,500	15,900	249,900
Mark C. Oman	13,500	151,500	36,837	201,837
Carrie L. Tolstedt	13,500	158,712	54,275	226,487

*	The table and footnotes below describe the type and amount of perquisites received by named executives in 2007 and our cost for providing them. The total amount of these perquisites is included in the All Other Compensation table, and in the totals shown in columns (i) and (j) of the Summary Compensation Table above.

Perquisites—2007

Name	Relocation Program Benefits(i)	Other Perquisites(ii)	Total
Richard M. Kovacevich	$—	$34,839	$34,839
John G. Stumpf	27,000	34,880	61,880
Howard I. Atkins	—	38,432	38,432
David A. Hoyt	—	15,900	15,900
Mark C. Oman	—	36,837	36,837
Carrie L. Tolstedt	24,000	32,275	54,275

(i)	Mr. Stumpf and Ms. Tolstedt received the amounts shown as relocation benefits under the Company’s Relocation Program in the form of a transfer bonus in connection with their relocation to San Francisco. We provide additional information about these transfer bonuses and our Relocation Program generally under “All Other Compensation—Perquisites—Relocation Program” below. We discuss the material terms of this program in more detail on page 79 of this proxy statement.

(ii)	This column reports the total amount of other perquisites received by each named executive. None of these perquisites individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites he or she received. These other perquisites included participation in a personal financial planning program offered at Company expense or, in the alternative, reimbursement from the Company of up to $20,000 in personal financial planning expenses using a financial planner selected by the named executive, a car allowance, parking, club dues, home security systems, and certain relocation benefits (as discussed in footnote (i) to this table). Each of our named executives received some, but not all of these other perquisites, as follows: financial planning—Messrs. Kovacevich, Stumpf, Atkins, Oman, and Ms. Tolstedt; car allowance—Messrs. Stumpf, Atkins, Hoyt, Oman, and Ms. Tolstedt; parking allowance—Messrs. Atkins and Hoyt; club dues—Messrs. Kovacevich, Oman, and Ms. Tolstedt; and home security systems—Messrs. Kovacevich, Stumpf, Atkins, and Oman. We also provided a car and part-time driver to Mr. Kovacevich as Chairman and Mr. Stumpf as CEO for business use and for occasional round-trip commuting from home to office and to outside events.

Additional Information about the Summary Compensation Table

Stockholders should review the information in the Summary Compensation Table and the Grants of Plan-Based Awards table, as well as the additional tables that follow, in conjunction with our CD&A. The CD&A provides detailed information about, and analysis of our annual and long-term incentive plan compensation programs and compensation decisions for 2007 and includes a discussion of our compensation philosophy and objectives that guided these decisions. In order to better understand the terms of our plans and programs under which the compensation shown in the Summary Compensation Table was earned, stockholders should also consider the additional information we provide about our compensation policies and procedures below. This narrative also provides information about certain material terms of the compensation shown in these tables.

Option Awards (Column (f)).    The amounts shown as Option Awards above include FAS 123R expense for both original options and reload options received by each named executive in 2006 and 2007 upon such named executive’s exercise of underlying original options granted prior to 2004. The amount of this expense is included in the amount shown as each named executive’s “Total Compensation” for 2006 and 2007 in column (j) above. Any reload options granted or exercised in 2007, and reload options outstanding as of December 31, 2007 for the named executives, are indicated by the designation “R” after the applicable reload option in the Grants of Plan-Based Awards, the Option Exercises and Stock Vested, and the Outstanding Equity Awards at Fiscal Year-End tables below.

The HRC does not consider the value of reload options as additional current compensation because a reload option is a feature of an original option granted as long-term compensation prior to 2004. For example, for 2007, in the case of Mr. Kovacevich, of the $11,211,155 shown as his option awards for 2007 in column (f) of the Summary Compensation Table, $7,480,000 of that amount represents FAS 123R compensation expense for an original option grant made in February 2007, with the remaining $3,731,155 representing FAS 123R expense for reload options received by Mr. Kovacevich in 2007 upon his exercise of underlying original options granted in 2001. The HRC views a more accurate representation of Mr. Kovacevich’s total compensation for 2007 to be $19,143,797, after deducting $3,731,155 for reload options from the amount shown as his total 2007 compensation in column (j) of the Summary Compensation Table. The same analysis applies to the “Total Compensation” amounts shown in this table for the other named executives, each of whom also received reload options in 2007.

We provide additional information about the Company’s LTICP, under which stock options are granted and exercised, following the Grants of Plan-Based Awards table.

Non-Equity Incentive Plan Compensation (Column (g)).    Stockholders should review the information provided in the CD&A under “2007 Incentive Awards” with respect to the incentive awards paid in 2007 to our named executives and shown in column (g). A discussion of the provisions of our Performance Policy under which these incentive awards are paid also appears following the Grants of Plan-Based Awards table below.

All Other Compensation—Perquisites—Relocation Program.    As stated in note (i) to the explanatory “Perquisites—2007” table included in footnote (8) to column (i), “All Other Compensation” in the Summary Compensation Table above, perquisites available to named executives may include benefits under our Relocation Program. Information about this program may be found later in this proxy statement under “Relocation Program.” As discussed in more detail under that heading, this program was amended on July 30, 2002 in response to the requirements of Sarbanes-Oxley to eliminate certain mortgage loan and other relocation benefits for executive officers. In lieu of such benefits, after July 30, 2002, we may pay a relocating executive officer a transfer bonus in an amount determined by senior management on the earlier of the date he or she commences employment or purchases a new home and annually thereafter. Mr. Stumpf relocated to San Francisco in 2001; Ms. Tolstedt relocated to San Francisco in 2002. As a result of these relocations, each of them became eligible to, and did receive transfer bonuses, including the transfer bonuses paid in 2007 discussed above.

Compensation Recoupment Policy.    Our Board of Directors adopted an “Unearned Compensation Recoupment Policy” (Recoupment Policy) to allow us in certain circumstances to recover bonus and incentive compensation paid to an executive officer on the basis of having met or exceeded performance goals. We will not reward named and other executive officers for performance if we discover that their performance was due to fraud or other misconduct. Under this policy, if the Board subsequently determines that, as a result of the misconduct of an executive officer, the Company is required to materially restate all or a significant portion of its financial statements for the period for which the compensation was paid, we can require that executive officer to reimburse the Company for the amount of any bonus or incentive compensation received or to cancel any unvested restricted or deferred stock awards granted. In deciding whether to pursue the remedies provided in the policy, the Board may consider all relevant facts, including whether the misconduct by the executive officer that caused or partially caused the need for the restatement was negligent, intentional, or gross misconduct. We may also dismiss or pursue other legal remedies against the executive officer.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(j)(2)(3)		(k)(3)	(l)(3)	(m)(4)
Richard M. Kovacevich	2/27/2007 2/27/2007 4/25/2007	— — —	$8,500,000 — —	— — —	— 2,000,000 1,072,171	(R)	$ — 34.39 36.28	$ — 34.39 36.28	$ — 7,480,000 3,731,155

John G. Stumpf	2/27/2007 2/27/2007 4/25/2007 4/25/2007 6/26/2007 10/26/2007	— — — — — —	5,500,000 — — — — —	— — — — — —	— 800,000 204,800 184,416 400,000 29,763	(R) (R) (R)	— 34.39 36.28 36.28 35.06 34.55	— 34.39 36.28 36.28 35.06 34.55	— 2,992,000 712,704 641,768 1,604,000 111,016

Howard I. Atkins	2/27/2007 2/27/2007 2/27/2007 8/29/2007	$825,000 — — —	1,650,000 — — —	$3,300,000 — — —	— 560,540 67,976 89,519	(R) (R)	— 34.39 35.67 35.98	— 34.39 34.39 35.98	— 2,096,420 233,158 354,495

David A. Hoyt	2/27/2007 2/27/2007 5/09/2007 5/09/2007	900,000 — — —	1,800,000 — — —	3,600,000 — — —	— 672,650 163,109 30,310	(R) (R)	— 34.39 36.11 36.11	— 34.39 36.11 36.11	— 2,515,711 575,775 106,994

Mark C. Oman	2/27/2007 2/27/2007 9/19/2007	900,000 — —	1,800,000 — —	3,600,000 — —	— 672,650 70,379	(R)	— 34.39 37.30	— 34.39 37.30	— 2,515,711 273,774

Carrie L. Tolstedt	2/27/2007 2/27/2007 6/07/2007 6/07/2007 6/26/2007	687,500 — — — —	1,375,000 — — — —	2,750,000 — — — —	— 420,410 155,294 25,700 56,040	(R) (R)	— 34.39 35.06 35.06 35.06	— 34.39 35.06 35.06 35.06	— 1,572,333 562,164 93,034 224,720

(1)	Except as discussed below for the amounts shown in column (d) for Messrs. Kovacevich and Stumpf, the amounts shown in columns (c), (d), and (e) in this table represent the estimated possible future payment, or range of possible future payments, of awards to named executives upon satisfaction of performance conditions under a non-equity incentive plan. We consider our Performance Policy (our IRC Section 162(m) plan) under which we make incentive compensation awards to named executives covered by this policy, a “non-equity” incentive plan under SEC rules. We discuss these potential payments and our Performance Policy in more detail below.

(2)	We discuss the material terms of these option grants, including “reload” option grants, in the narrative following this table. All options designated with an “R” are reload options relating to original options granted prior to 2004.

(3)

All options granted on February 27, 2007 were original options having an exercise price equal to the NYSE closing price per share of Company common stock on the option grant date except as discussed below, a reload option automatically granted to Howard I. Atkins on February 27, 2007 upon his exercise of an original option having the reload feature. We provide additional information with respect to the terms of these option grants, including Mr. Atkins’ reload option grant and reload options generally in the narrative under “Grants of Stock Options and Other Stock Awards under the LTICP” below.

(4)	A discussion of the assumptions used in calculating the grant date fair value for options appears in Note 19 (Common Stock and Stock Plans) to our 2007 financial statements.

Additional Information about the Grants of Plan-Based Awards Table

2007 Cash Incentive Awards (Columns (c)-(e)).    As required by SEC executive compensation rules, the Grants of Plan-Based Awards table discloses the estimated possible future payment, or range of possible future payments, of awards to named executives upon satisfaction of performance conditions under a non-equity incentive plan. We consider our Performance Policy (discussed in more detail below) a “non-equity” incentive plan under SEC rules. We make cash incentive awards for our named executives under the Performance Policy, subject to achievement of one or more alternative performance goals as discussed below.

Although we show in column (d) of this table the amount of the incentive awards actually paid to Messrs. Kovacevich and Stumpf for 2006 performance as their “target” incentive award opportunities for 2007 to comply with SEC disclosure rules, the HRC does not set incentive award opportunities for our Chairman and our CEO. Instead, the HRC determines the amount of the incentive awards for these named executives in the exercise of its discretion under the Performance Policy, subject to the maximum award payable under the Performance Policy, and after considering the factors discussed in our CD&A under “2007 Incentive Awards.” The amount of the actual incentive awards paid to Messrs. Kovacevich and Stumpf for 2007 appears in column (g) of the Summary Compensation Table.

The information included in columns (c), (d), and (e) in this table for Messrs. Atkins, Hoyt, Oman and Ms. Tolstedt represents the range of incentive award opportunities for these individuals for 2007. As discussed under “2007 Incentive Awards” in the CD&A, the HRC determined the amounts of the final incentive awards to these named executives in the exercise of its discretion under the Performance Policy, subject to the maximum award payable under the Performance Policy. In exercising this discretion, the HRC considered the Company’s performance results for 2007 and these named executives’ achievement of individual business line goals, if applicable, and individual qualitative objectives. The amounts of their actual incentive awards for 2007 appear in column (g) of the Summary Compensation Table.

Performance Policy.    The Performance Policy (approved by our stockholders most recently in 2003) is designed to enable us to qualify under Section 162(m) and related regulations of the IRC for an income tax deduction for annual incentive compensation in excess of $1,000,000 paid to the CEO and other named executives covered by the policy. Our Performance Policy is being presented to our stockholders for approval at the Annual Meeting in accordance with IRC Section 162(m) regulations which require stockholder approval of IRC Section 162(m) plans every five years. See “Item 3—Approve the Performance-Based Compensation Policy.”

Named executives covered by the Performance Policy must achieve one or more performance goals for a “performance period” (defined as a January 1-to-December 31 calendar year) in order to receive any incentive award. Under the Performance Policy, the HRC must establish in writing one or more alternative performance goals, using any of the business criteria stated in the Performance Policy, for each performance period no later than 90 days after it starts. Performance goals are based on one or more of the following business criteria:

•	Earnings Per Share—the Company’s diluted EPS as reported in the Company’s consolidated financial statements for each performance period adjusted as described below for “Net Income.”

•

Business Unit Net Earnings—the net earnings of the Company’s business unit managed by a covered executive officer, determined under generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the performance period, and further adjusted as described below for Net Income.

•

Return on Realized Common Equity—the Company’s Net Income on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity, excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the performance period.

As explained in the CD&A under “Incentive Compensation Awards,” the HRC set alternative performance goals under the policy for 2007 at its February 27, 2007 meeting based on “Earnings Per Share” and “Return on Realized Common Equity.”

If at least one of the alternative goals set by the HRC has been met, then each covered executive officer is eligible to receive the maximum incentive award payable under the Performance Policy. This maximum award may not exceed one-half of one percent of our “Net Income” for the year. The Performance Policy defines “Net Income” as “the Company’s net income as reported in the Company’s consolidated financial statements for the applicable year adjusted to eliminate the effect of (1) losses resulting from discontinued operations; (2) extraordinary gains or losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual, non-recurring gain or loss which is separately identified and quantified.” For purposes of 2007 incentive awards, no adjustments were made to Net Income. Based on our Net Income for 2007 (approximately $8.06 billion), the maximum incentive award payable under the Performance Policy for 2007 would have been approximately $40.3 million (0.5% of $8.06 billion).

As permitted by the Performance Policy, the HRC may, and for 2007 did exercise “negative” discretion to reduce the maximum potential incentive award payable to each named executive covered by the Performance Policy. In exercising this discretion, the HRC considered the factors discussed in the CD&A under “2007 Incentive Awards” in the CD&A to determine each of their final 2007 incentive awards including, for Messrs. Atkins, Hoyt and Oman and Ms. Tolstedt, their individual financial performance goals and individual objectives that corresponded to the estimated threshold, target, and maximum awards shown in columns (c) through (e) of the table above.

Grants of Stock Options and Other Stock Awards under the LTICP (Column (j)).    We provide long-term compensation to our named executives almost exclusively in stock option grants awarded by the HRC under our LTICP.

In General.     Stock options awarded in 2007 and shown in column (j) above included original option grants and reload options. Except as discussed below, all option awards granted to our named executives on February 27, 2007, and to Mr. Stumpf and Ms. Tolstedt on June 26, 2007, are original option grants and vest over a period of three years, beginning on February 27, 2008 and June 26, 2008, respectively. All other option grants shown in the table were “reload” options. We discuss the material terms of reload options below. Except for the reload option shown in column (j) of the above table automatically granted to Howard I. Atkins on February 27, 2007 upon his exercise of an original option having the reload feature, all options granted on February 27, 2007 and on June 26, 2007 were original options having an exercise price equal to the NYSE closing price per share of Company common stock on the option grant date. As a result of amendments to the LTICP adopted by the HRC on February 27, 2007, the exercise price of options, including reload options, granted after February 27, 2007 is equal to the NYSE closing price per share of Company common stock on the option grant date. Mr. Atkins’ reload option grant on February 27, 2007 occurred automatically upon his exercise of an original option having the reload feature discussed under “Reload Options” below, immediately prior to the effective date of these amendments. As a result, as provided in the LTICP prior to these amendments, the exercise price of Mr. Atkins’ reload option was equal to the NYSE closing price per share of Company common stock for the trading day immediately preceding the grant date ($35.67), which price was in fact higher than the NYSE per share closing price ($34.39) on February 27, 2007.

Reload Options.    Prior to 2004, stock options granted under the LTICP included a “stock-for-stock reload” feature to encourage executives to acquire and accumulate ownership of actual shares of stock, rather than hold unexercised stock options without ownership and personal investment risk. When a team member exercises an option with a reload feature using shares of common stock to pay the exercise price of the option, the team member is automatically granted, as of the date of exercise of the original option, a reload option to purchase the number of shares of common stock equal to the number of whole shares used to pay the exercise price of the original option. The term of the reload option equals the remaining term of the original option and cannot result in the grant of a new option with a new full term, which would otherwise provide additional potential economic value for the team member. If the Company withholds shares to pay the team member’s withholding taxes, the reload option will also include a number of shares related to the number of shares withheld. The right to acquire a reload option terminates when a team member retires. No reload options are granted in connection with the exercise of reload options.

The HRC has not granted stock options with a reload feature since 2003. Reload option grants that were made during 2007 related to the exercise of options originally granted prior to 2004 that were exercised in 2007. All reload options shown in column (j) are designated by an “R” and were automatically granted to each named executive upon his or her exercise of an original stock option granted prior to 2004. Under the LTICP, the term of each reload option is equal to the remaining term of the original option to which it relates. For example, if the term of an original option that had the reload feature expires on February 27, 2011, then the reload option acquired by exercise of the related original option on April 25, 2007 would also expire on February 27, 2011. Reload options are immediately exercisable upon grant.

Under the terms of the LTICP, in addition to or in lieu of stock options, we may award, and have awarded in selected situations for retention purposes or to address other competitive pressures, other types of equity-based long-term compensation, including restricted stock, RSRs, stock awards, stock appreciation rights, performance shares, or performance units. We did not award any of these other types of equity-based awards in 2007. However, we show in column (e) of the Summary Compensation Table the awards of RSRs to John G. Stumpf and Howard I. Atkins in 2002 and 2001, respectively, and for Mr. Stumpf, whose RSR award vested in full in 2007, the number of shares and value he acquired in columns (d) and (e) of the “Option Exercises and Stock Vested” table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)
Richard M. Kovacevich	1,581,960 902,390 1,660,000 359,192 602,154 1,303,494 1,320,506 — 1,072,171	— — — — 1,204,306 — — 2,000,000 —	(1)	$28.43 31.28 29.91 32.17 32.25 36.50 36.67 34.39 36.28	2/24/2014 2/22/2010 2/22/2015 2/23/2009 2/28/2016 2/25/2013 2/26/2012 2/27/2017 2/27/2011

John G. Stumpf	550,260 76,248 597,020 61,876 51,204 190,880 17,776 258,068 226,812 2,174 40,014 201,402 96,505 — 204,800 184,416 — 29,763	— — — — — — — 516,132 — — 80,026 — — 800,000 — — 400,000 —	(1) (2)	28.43 29.71 29.91 30.40 30.40 30.67 29.85 32.25 32.52 32.52 32.93 36.67 36.67 34.39 36.28 36.28 35.06 34.55	2/24/2014 2/22/2010 2/22/2015 2/22/2010 7/28/2008 8/01/2015 7/28/2008 2/28/2016 2/25/2013 2/23/2009 6/27/2016 2/25/2013 2/26/2012 2/27/2017 2/26/2012 2/27/2011 6/26/2017 2/27/2011

Howard I. Atkins	300,336 96,480 343,920 464,360 127,260 16,718 193,554 16,234 20,008 21,326 — 67,976 89,519	— — — — — — 387,106 — 40,012 — 560,540 — —	(1)	23.37 22.62 28.43 29.91 30.67 31.20 32.25 34.35 32.93 35.44 34.39 35.67 35.98	8/06/2011 2/25/2013 2/24/2014 2/22/2015 8/01/2015 2/25/2013 2/28/2016 2/25/2013 6/27/2016 2/25/2013 2/27/2017 2/25/2013 2/25/2013

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)

David A. Hoyt	432,111 629,340 103,622 661,120 619,040 597,020 127,260 236,560 102,572 20,008 82,097 78,287 — 163,109 30,310	— — — — — — — 473,120 — 40,012 — — 672,650 — —	(1)	$24.79 23.30 25.25 22.62 28.43 29.91 30.67 32.25 32.53 32.93 36.74 36.74 34.39 36.11 36.11	2/27/2011 2/26/2012 2/22/2010 2/25/2013 2/24/2014 2/22/2015 8/01/2015 2/28/2016 2/22/2010 6/27/2016 2/22/2010 2/23/2009 2/27/2017 2/23/2009 2/27/2011

Mark C. Oman	38,584 45,860 79,256 81,816 77,762 72,616 577,760 169,262 87,558 184,562 174,292 597,020 162,276 127,260 236,560 152,876 20,008 122,006 — 70,379	— — — — — — — — — — — — — — 473,120 — 40,012 — 672,650 —	(1)	27.84 24.79 23.58 24.57 24.57 25.90 28.43 28.82 28.82 29.71 30.90 29.91 30.97 30.67 32.25 34.44 32.93 35.60 34.39 37.30	2/23/2009 2/27/2011 2/22/2010 2/23/2009 2/22/2010 2/22/2010 2/24/2014 2/25/2013 2/26/2012 2/26/2012 2/27/2011 2/22/2015 2/25/2013 8/01/2015 2/28/2016 2/25/2013 6/27/2016 2/26/2012 2/27/2017 2/27/2011

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)

Carrie L. Tolstedt	120,920 37,406 20,714 378,292 21,750 19,650 398,020 58,456 18,006 7,430 48,818 150,540 92,918 140,704 — 155,294 25,700 —	— — — — — — — — — — — 301,080 — — 420,410 — — 56,040	(1) (2)	$24.79 23.30 25.55 28.43 28.79 28.79 29.91 30.15 30.50 30.50 30.50 32.25 33.32 35.46 34.39 35.06 35.06 35.06	2/27/2011 2/26/2012 2/22/2010 2/24/2014 2/22/2010 7/28/2008 2/22/2015 7/28/2008 2/23/2009 7/28/2008 2/25/2013 2/28/2016 2/25/2013 2/25/2013 2/27/2017 2/26/2012 2/25/2013 6/26/2017

(1)	Represents original option grants to the indicated named executives on February 27, 2007. One-third of these options vest and become exercisable each year beginning on February 27, 2008.

(2)	Represents original option grants to the indicated named executives on June 26, 2007. One-third of these options vest and become exercisable each year beginning on June 26, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Richard M. Kovacevich	1,350,100	$15,512,649	—	—

John G. Stumpf	80,614 79,386 232,222 266,859 36,458 —	335,354 330,246 2,668,231 3,463,830 355,830 —	— — — — — 8,584	$ — — — — — 304,818

Howard I. Atkins	89,186 118,000	1,163,877 1,576,480	— —	— —

David A. Hoyt	38,069 237,054	430,941 4,107,838	— —	— —

Mark C. Oman	60,000 121,182 90,000	491,772 1,013,833 1,125,900	— — —	— — —

Carrie L. Tolstedt	198,594 33,405	2,335,465 415,558	— —	— —

(1)	For purposes of columns (c) and (e), the “value realized” on exercise of an option, including a reload option, and the “value realized” on vesting of the indicated RSRs mean, respectively, the amount equal to (i) the difference between the option exercise price and the NYSE closing share price of Company common stock on the date of exercise, and (ii) the number of shares acquired upon vesting multiplied by the NYSE closing share price of Company common stock on the date of vesting.

(2)	The shares shown in column (d) were issued on the full vesting of RSRs granted to Mr. Stumpf in 2002.

Post-Employment Compensation—In General

We offer five plans that provide for post-employment compensation: the Wells Fargo & Company Cash Balance Plan, Supplemental Cash Balance Plan (together with the Cash Balance Plan, the “Combined Plans”), 401(k) Plan, Supplemental 401(k) Plan, and Deferred Compensation Plan.

The Cash Balance Plan is a defined benefit plan and the 401(k) Plan is a defined contribution plan, both intended to qualify under the IRC and comply with the Employee Retirement Income Security Act of 1974, as amended (ERISA). U.S. team members who have completed one year of service with the Company or a participating subsidiary automatically participate in the Cash Balance Plan. U.S. team members who have one month of service are eligible to participate in the 401(k) Plan and qualify for Company matching contributions once they complete one year of service. U.S. team members in positions classified as “flexible” are not eligible to participate in either plan.

The Supplemental Cash Balance Plan and Supplemental 401(k) Plan are non-qualified plans that make up for certain benefits lost due to IRC imposed limits and due to deferrals under the Deferred Compensation Plan. Team members who have completed one year of service and who meet one of the following criteria are eligible to participate in the Supplemental Cash Balance Plan and the Supplemental 401(k) Plan if:

•	The team member’s certified compensation (as defined below) exceeds the IRC annual covered compensation limit ($225,000 in 2007); and/or

•	The team member has chosen under the Deferred Compensation Plan to defer compensation that would otherwise be available for contributions to the Cash Balance Plan and the 401(k) Plan; and/or

•	The team member’s matching contributions in the 401(k) Plan are limited due to IRC provisions.

The Deferred Compensation Plan allows a select group of management and highly compensated team members of the Company to defer the receipt of compensation that would otherwise be paid to those team members currently until a future year or years as selected by the team member. Any team member of the Company who has been selected for participation in the Deferred Compensation Plan is eligible to participate in any given deferral year.

All named executives are eligible to participate in the Combined Plans, the 401(k) Plan, the Supplemental 401(k) Plan, and the Deferred Compensation Plan. Each named executive participates in each of these plans except for Mr. Kovacevich, who does not participate in the Deferred Compensation Plan. Mr. Oman is also entitled to receive a supplemental retirement benefit under a supplemental retirement arrangement with the Company, and Messrs, Kovacevich and Stumpf may become eligible to receive the limited benefits provided under our “Chairman/CEO Retirement Policy.”

Information about the named executives’ participation in these plans and arrangements including benefits accrued and/or paid under one or more of these plans appears for:

•	The Combined Plans, in the Pension Benefits table, footnotes, and accompanying narrative below;

•	The 401(k) Plan in column (i) and footnote (8) of the Summary Compensation Table as to the amount of Company contributions made to the 401(k) Plan for each named executive;

•	The Deferred Compensation Plan and the Supplemental 401(k) Plan, in the Non-Qualified Deferred Compensation table, footnotes, and accompanying narrative below; and

•	Mr. Oman’s supplemental retirement arrangement and the Chairman/CEO Retirement Policy, under “Potential Post-Employment Payments” below.

We also describe under “Potential Post-Employment Payments” the benefits that would be payable to our named executives under certain of these plans (excluding benefits under plans in which all team members generally may participate), assuming each named executive had terminated employment with Wells Fargo on December 31, 2007.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)		Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)		(d)	(e)
Richard M. Kovacevich	Cash Balance Plan(2) Supplemental Cash Balance Plan(2)	22 22		$725,676 29,517,788	— —

	Total			$30,243,464

John G. Stumpf	Cash Balance Plan(2) Supplemental Cash Balance Plan(2)	26 26		$472,563 9,861,542	— —

	Total			$10,334,105

Howard I. Atkins	Cash Balance Plan Supplemental Cash Balance Plan	6 6		$50,494 701,799	— —

	Total			$752,293

David A. Hoyt	Cash Balance Plan Supplemental Cash Balance Plan Annuity Contract(3)	26 26 N/A	(3) (3)	$115,868 1,268,719 78,928	— — —

	Total			$1,463,515

Mark C. Oman	Cash Balance Plan Supplemental Cash Balance Plan WFFI Pension Plan(5) WFFI Excess Pension Plan(5) Supplemental Retirement Arrangement(6)	29 29 12 12 N/A	(4) (4)	$249,998 3,256,319 92,697 2,548 3,343,833	— — — — —

	Total			$6,945,395

Carrie L. Tolstedt	Cash Balance Plan Supplemental Cash Balance Plan	18 18		$146,811 593,476	— —

	Total			$740,287

(1)	All years of credited service have been rounded up or down to the nearest year. The amounts shown in column (d) are determined as of November 30, 2007. See the information under “Valuation of Accumulated Benefits under the Combined Plans” below.

(2)	Messrs. Kovacevich and Stumpf are entitled to receive the greater of their vested “Account Balances” and an “Alternative Benefit” under the retirement plans described below under “Wells Fargo & Company Cash Balance Plan” and “Supplemental Cash Balance Plan.” Since the formula used to compute the “Alternative Benefits” under these plans results in a greater benefit, the greater benefits are included in column (d) above.

(3)	Mr. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. Mr. Hoyt’s annual benefit payable under this annuity beginning at age 65 is $16,226. Mr. Hoyt’s years of credited service under the Combined Plans include his prior years of service with the former Wells Fargo. All eligible employees of the former Wells Fargo also received credit under the Combined Plans for their years of prior service.

(4)	As a result of amendments made to the Combined Plans as of January 1, 2001 to include years of credited service with WFFI for all former employees of WFFI, Mr. Oman’s account balance was recalculated retroactive to July 1, 1999 to reflect his years of credited service with WFFI.

(5)	Mr. Oman is entitled to receive certain accrued retirement benefits under the WFFI Pension Plan and the WFFI Excess Pension Plan. No additional benefits under the WFFI Pension Plan or the WFFI Excess Pension Plan have been earned by Mr. Oman since his transfer from WFFI in 1990. As of January 1, 2008, the WFFI Pension Plan merged into the Cash Balance Plan.

(6)	Information regarding Mr. Oman’s supplemental retirement arrangement appears below under “Potential Post-Employment Payments—Supplemental Retirement Arrangement—Mark C. Oman.”

Wells Fargo & Company Cash Balance Plan and Supplemental Cash Balance Plan.    Under the Cash Balance Plan, pension benefits generally are determined by the value of the team member’s vested cash balance account (the Account). Each quarter, a team member’s Account is credited with compensation credits. Compensation credits to the Account are based on a percentage of the team member’s certified compensation for each quarter. Certified compensation means compensation paid to a team member during the year that is reportable on Form W-2, subject to an annual IRC maximum ($225,000 for 2007). Certified compensation includes salary reduction amounts made under IRC Sections 401(k) and 125, but generally excludes contributions to any non-qualified deferred compensation plan maintained by the Company, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option or equity-like gains. Incentive compensation amounts are included in compensation for Cash Balance Plan purposes in the year received rather than the year earned.

The Cash Balance Plan bases the percentage on which compensation credits are calculated on “points” assigned to each team member equal to the sum of the team member’s age and years of credited service as of the end of each quarter. The current percentages used to calculate compensation credits for the named executives are as follows: Mr. Atkins, 5%; Mr. Hoyt, 6%; Mr. Oman, 7% (6% prior to June 2007); and Ms. Tolstedt, 5%. The benefits available to Mr. Kovacevich and Mr. Stumpf will be based on an alternative calculation described below under “Alternative Retirement Benefit Calculation.” The Account balance vests 100% after five years of service with the Company. Beginning January 1, 2008, the Account balance will vest 100% after three years of service with the Company. Each Account is also credited, on the last day of each quarter, with “investment credits.” For 2007, the quarterly investment credit was determined by multiplying the amount of the Account balance at the beginning of the quarter by 25% of an average of 30-year U.S. Treasury bond rates (adjusted quarterly). The value of the vested Account balance is payable to the team member at any time after termination of employment. The team member may elect a lump sum or an actuarially equivalent monthly annuity calculated as provided in the Combined Plans.

As permitted by ERISA and the IRC, team members who participate in the Cash Balance Plan, including the named executives, whose benefits under the Cash Balance Plan are limited pursuant to IRC Sections 401(a)(17) and 415 or whose benefits were limited because they chose to defer a portion of their compensation into the Deferred Compensation Plan, also participate in the Supplemental Cash Balance Plan. Under this plan, participants also receive compensation and investment credits to their plan accounts, determined by points assigned to each team member at the end of each year based on years of service and age. Certified compensation under the Supplemental Cash Balance Plan includes the participant’s base salary as well as designated incentive compensation, whether or not that compensation is deferred. Effective January 1, 2008, certified compensation will no longer include base salary plus 100% of designated incentive compensation, but only an amount equal to the greater of (1) base salary plus 50% of designated incentive compensation, and (2) base salary plus an amount of designated incentive compensation up to one times base salary.

In the case of the named executives, the amount shown as “Salary” for 2007 (column (c) in the Summary Compensation Table) and the amount shown as “Non-Equity Incentive Plan Compensation” for 2006 (column (g)) were treated as certified compensation for 2007 under the Combined Plans.

Under the Combined Plans, “normal retirement age” is defined as age 65. Prior to 2007, “normal retirement age” was defined as the earlier of completion of five years of service with the Company or age 65.

Alternative Retirement Benefit Calculation.    When we converted the Combined Plans from traditional defined benefit plans to cash balance plans as of July 1, 1999, following the merger between the former Norwest and the former Wells Fargo, the Company retained the formula for calculating benefits for former Norwest team members who were at least 45 years of age and had at least five years of credited service as team members on June 30, 1999. Upon termination of employment, those team members will receive the greater of their Account balances under the current Combined Plans or the benefits he or she would have received under the Combined Plans using the plan formula as in effect prior to the July 1, 1999 amendments (the Alternative Benefits).

We calculate the Alternative Benefits based on a formula that uses age, years of credited service, and compensation. Using this formula, we compute a monthly benefit payable for the team member’s lifetime beginning at “regular retirement age” as defined in the Combined Plans. This monthly benefit equals 1.1% of a team member’s final average monthly earnings up to the “Integration Level,” plus 1.6% of final average monthly earnings greater than the Integration Level, multiplied by years of credited service. The Alternative Benefits calculation does not take into account more than 35 years of credited service. The Integration Level for any year is $1,400 times the U.S. Social Security Administration wage base for the current year ($97,500 for 2007) divided by $48,000. The Integration Level (stated as an amount per month) is $2,843.75 for team members retiring in 2007. Benefits payable under the Combined Plans using the Alternative Benefits formula are reduced if a team member terminates employment and elects to begin benefit payments prior to reaching “regular retirement age.”

A participant’s final average monthly earnings are defined as the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of this calculation is similar to the definition of “certified compensation” under the Combined Plans. The Alternative Benefits for a plan year are subject to the same limitations imposed by the IRC on benefits under the Cash Balance Plan.

Messrs. Kovacevich and Stumpf are the only named executives who are eligible to receive Alternative Benefits. Regular retirement age for each of them is age 66. For both Messrs. Kovacevich and Stumpf, the “present value of accumulated benefits” under the Combined Plans using the Alternative Benefits calculation is greater than their respective Account balances, and therefore we show this greater amount in column (d) of the Pension Benefits table above.

Valuation of Accumulated Benefits under the Combined Plans.    The value of the accumulated benefits for each named executive under the Combined Plans, as well as the retirement plan and supplemental retirement arrangement shown opposite Mr. Oman’s name is calculated as of November 30, 2007, the measurement date we use to measure plan assets and benefit obligations under such plans for purposes of our 2007 audited financial statements. For purposes of calculating the present value of the retirement benefits shown in the Pension Benefits table, we used the same accounting policies (FAS 87) we used to compute our benefit obligations under these plans and arrangements in our financial statements, except as follows:

•	We made no assumption for death or termination of employment of named executives prior to normal retirement age;

•

We assumed that all named executives would elect to receive their retirement benefits under these plans in a lump sum, in lieu of the assumption used for our financial statements that 90% of team members would elect to receive their retirement benefits in a lump sum, and 10% would elect an annuity. These modified assumptions reflect the fact that team members who retire after July 1, 1999, including the named executives, are eligible to elect to receive benefits under the Combined Plans either as a lump sum or an annuity and that in excess of 90% of all employees who retired since July 1, 1999 have elected a lump sum payment;

•	We assumed no future increases in compensation; and

•	We used as “normal retirement age” under the terms of each applicable plan:

➢	age 65 for the Combined Plans and the WFFI plans in which Mr. Oman participates; and

➢	age 66 for the “Alternative Benefits” under the Combined Plans and Mr. Oman’s supplemental retirement arrangement.

A complete description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above, can be found under Note 1 (Summary of Significant Accounting Policies—Pension Accounting) and in Note 20 (Employee Benefits and Other Expenses) to our 2007 financial statements.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY(1) ($)		Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(1)(4) ($)
(a)	(b)		(c)	(d)	(e)	(f)
Richard M. Kovacevich Deferred Compensation Plan Supplemental 401(k) Plan	— —		$ — 556,200	$ — (1,634,194)	— —	$ — 12,329,099

John G. Stumpf Deferred Compensation Plan Supplemental 401(k) Plan	— —		— 361,477	7,853 (189,728)	— —	101,734 1,728,303

Howard I. Atkins Deferred Compensation Plan Supplemental 401(k) Plan	— —		— 199,731	153,659 (88,688)	— —	8,825,761 838,640

David A. Hoyt Deferred Compensation Plan Supplemental 401(k) Plan	— —		— 220,500	397,089 (163,538)	— —	7,884,822 1,398,646

Mark C. Oman Deferred Compensation Plan Supplemental 401(k) Plan	— —		— 151,500	267,059 (404,996)	$796,039 —	4,297,650 3,069,138

Carrie L. Tolstedt Deferred Compensation Plan Supplemental 401(k) Plan	$19,500 —	(5)	— 158,712	30,648 (78,536)	— —	1,619,880 724,486

(1)	The amounts shown in columns (b), (c), and (f) include amounts credited to named executives’ accounts under the Wells Fargo & Company Deferred Compensation Plan and the Supplemental 401(k) Plan. Only the Deferred Compensation Plan permits named executives and other eligible team members to make contributions in the form of voluntary deferrals of eligible compensation. The Supplemental 401(k) Plan, which is a non-qualified defined contribution plan, allocates only employer contributions.

(2)	Because none of the earnings for 2007 on the non-qualified deferred compensation shown in column (d) above (all of which are attributable to the investment options available under the plans described below) are “preferential” or “above-market,” none of the earnings shown in column (d) above have been included in the Summary Compensation Table.

(3)

Amounts credited to the accounts of named executives under the Supplemental 401(k) Plan are treated as if invested in Company common stock. As provided in the Supplemental 401(k) Plan, amounts credited to the accounts of the named executives under this plan can be paid only in the form of shares of Company common stock. Distributions of these shares will be made in either a lump sum or annual installments payable over ten years or less as elected by the named executive prior to December 31, 2008. If a named executive elects installment distribution, all shares remaining in his or her account will earn dividends (which will be reinvested in the form of additional shares) at the same rate as all other Company stockholders. The number of shares of

Company common stock credited to the Supplemental 401(k) Plan account for each named executive officer as of December 31, 2007 is:

Name	Common Stock Share Credits
Richard M. Kovacevich	408,383
John G. Stumpf	57,247
Howard I. Atkins	27,778
David A. Hoyt	46,328
Mark C. Oman	101,660
Carrie L. Tolstedt	23,997

We calculated these common stock share credits for each named executive by dividing his or her Supplemental 401(k) Plan account balance on December 31, 2007 by $30.19, the closing price of one share of Company common stock on December 31, 2007, the last trading day for 2007.

(4)	The amounts in column (f) of the above table include (i) amounts received as salary or bonus and deferred by those named executives who participated in the Deferred Compensation Plan, and (ii) our contributions to the Supplemental 401(k) Plan on behalf of named executives through 2007. All amounts included in column (f) have been disclosed in full in the Summary Compensation Table and related footnotes included in our proxy statements for each prior year in which we also included the named executive, except (1) for earnings on these amounts, all of which were considered “non-preferential” under SEC rules in effect prior to 2006; and (2) for Mr. Kovacevich (who has been a named executive in our proxy statements since 1986), any Supplemental 401(k) Plan contributions included in compensation disclosed for him in any proxy statement filed prior to 1994 when SEC rules did not provide for a Summary Compensation Table disclosure format.

The aggregate amount of all salary and/or bonus deferred (if any) under the Deferred Compensation Plan and contributions under the Supplemental 401(k) Plan that we disclosed in Summary Compensation Tables included in prior years’ proxy statements, and the years in which the named executive appeared in these prior proxy statements, is as follows: Mr. Kovacevich, $3,962,828 in Supplemental 401(k) Plan contributions only (1994-2007); Mr. Stumpf, $748,192 in Supplemental 401(k) Plan contributions only (2003-2007); Mr. Atkins, $6,724,175 in salary and/or bonus deferrals, and $628,458 in Supplemental 401(k) Plan contributions (2003-2007); Mr. Hoyt, $5,018,657 in salary and/or bonus deferrals, and $1,021,120 in Supplemental 401(k) Plan contributions (2000-2007); Mr. Oman, $3,050,000 in salary and/or bonus deferrals, and $951,033 in Supplemental 401(k) Plan contributions (2002-2007); and Ms. Tolstedt, $37,500 in base salary and $263,892 in Supplemental 401(k) Plan contributions (2006-2007).

(5)	The amount shown above for Ms. Tolstedt in column (b) as 2007 contributions to the Deferred Compensation Plan represents a portion of her 2007 salary shown in column (c) of the Summary Compensation Table that she elected to defer at the end of 2006.

Wells Fargo & Company Deferred Compensation Plan.    The Deferred Compensation Plan allows a select group of management and highly compensated team members of the Company to defer the receipt of compensation that would otherwise be paid to those team members currently until a future year or years as selected by the team member. For 2007, compensation eligible for deferral included up to 85% of salary earned and payable in 2007, up to 100% of monthly commissions earned in 2007 and payable from February 2007 through January 2008, and up to 100% of periodic or annual bonuses earned in 2007 and payable from April 2007 through mid-March 2008.

The Deferred Compensation Plan currently offers three broad categories of earnings options:

•	The CD option, in which the deferred compensation earns the same return as if it were a $10,000 certificate of deposit with a maturity of one year sold by Wells Fargo Bank available in Minnesota;

•	The fund options, in which the deferred compensation earns the same return as if invested in one of the following investment options:

➢	Short-Term Bond (Wells Fargo Stable Income—NVSIX)

➢	Bond (Wells Fargo Bond Index—no ticker symbol—Collective Investment Fund)

➢	Balanced (Wells Fargo Growth Balanced—NVGBX)

➢	Large Cap Value (Dodge & Cox Stock—DODGX)

➢	Standard & Poor’s Index (Wells Fargo S&P 500 Index—no ticker symbol—Collective Investment Fund)

➢	Diversified Large Cap (Wells Fargo Capital Growth—WFCDX)

➢	Large Cap Growth (Wells Fargo Large Company Growth—NVLCX)

➢	Standard & Poor’s MidCap Index (Wells Fargo S&P MidCap Index—no ticker symbol—Collective Investment Fund)

➢	Small Cap (Wells Fargo Diversified Small Cap—NVDSX)

➢	International Stock (American Funds EuroPacific Growth—AEPGX)

➢	NASDAQ 100 Index (Wells Fargo NASDAQ 100 Index—no ticker symbol—Collective Investment Fund); and

•	The common stock option, in which the deferred compensation earns the same return as if invested in Company common stock.

A team member may allocate his or her deferred compensation among the earnings options in increments of 1%. However, at least 20% of the deferral must be allocated to the common stock option. A team member may elect to reallocate his or her deferral account, with changes made from January through May effective on July 1 and changes made from July through November effective on January 2. No changes are permitted in June or December. Any deferral amounts allocated to the common stock option are required to remain in the common stock option and may not be reallocated.

The average of the rates offered in the State of Minnesota on the first day of each month in 2007 by Wells Fargo Bank for a certificate of deposit of $10,000 with a maturity of one year was 3.825%. The highest rate was 3.90%, and the lowest rate was 3.60%.

The total return in 2007 for each of the fund options is listed below. Total return is calculated by taking the change in net asset value of a fund, reinvesting all income and capital gains or other distributions during the period, and dividing by the starting net asset value. Total return does not reflect sales charges, but does account for management, administrative and 12b-1 fees, as well as other costs that are automatically deducted from fund assets.

Total Return—Fund Options

Fund-Type Earnings Options	2007 (through 12/31/07)
Short-Term Bond	4.02%
Bond	7.30%
Balanced	6.56%
Large Cap Value	0.14%
Standard and Poor’s Index	5.56%
Diversified Large Cap	18.54%
Large Cap Growth	7.33%
Standard and Poor’s MidCap Index	8.09%
Small Cap	(0.79%)
International Stock	18.96%
NASDAQ 100 Index	19.27%

The reported high and low, and closing sales prices per share of Company common stock and the cash dividend paid per share for each quarter during 2007 is shown in the table below.

Wells Fargo & Company Common Stock 2007 Per Share Data

	High Price	Low Price	Closing Price	Dividend
First Quarter	$36.64	$33.01	$34.43	$0.28
Second Quarter	36.49	33.93	35.17	0.28
Third Quarter	37.99	32.67	35.62	0.31
Fourth Quarter	37.78	29.29	30.19	0.31

All deferral account balances allocated to the common stock option are distributed in shares of Company common stock. All deferral account balances allocated to the other earnings options are paid in cash.

A team member electing to defer compensation selects the year the distribution is to begin and the method of the distribution—either lump sum or annual installments over no more than ten years. The team member cannot change the selected method of the distribution, but may elect one time to re-defer a distribution to a year that is at least five years after the date originally selected if it relates to a deferral for 2005 or later, or at least three years after the date originally selected if it relates to a deferral for 2004 or earlier. Distributions will begin in March of the year selected by the team member. If employment terminates before commencement of distribution, the distribution will begin as soon as practicable after the March 1 immediately following termination. If employment terminates after commencement of distribution, the team member’s deferral account balances will continue to be distributed in accordance with the original election. If the team member dies before receiving all payments, the remaining balance will be paid to the team member’s designated beneficiary or, if none, according to the structure outlined in the plan.

A team member may not take an early withdrawal of any portion of his or her deferral account for amounts related to a deferral for 2004 or later. For amounts related to deferrals for 2003 or earlier, the requirements regarding early withdrawal are governed by the Deferred Compensation Plan as in effect at the time of the deferral.

Wells Fargo & Company Supplemental 401(k) Plan.    The Supplemental 401(k) Plan is a non-qualified plan designed to make up for certain benefits lost due to IRC-imposed limits on contributions and/or eligible compensation in the Company’s qualified 401(k) Plan. All of the named executives are eligible for, and are automatically enrolled in, the Supplemental 401(k) Plan.

Compensation eligible for the Supplemental 401(k) Plan (Supplemental Certified Compensation) includes base salary and designated incentive payments, whether or not that compensation is deferred. For the named executives, the amount shown as “Salary” for 2007 (column (c) in the Summary Compensation Table) and the amount shown as “Non-Equity Incentive Plan Compensation” for 2006 (column (g)) were treated as Supplemental Certified Compensation for 2007 under the Supplemental 401(k) Plan. Amounts realized as compensation upon the exercise of stock options or vesting of other equity awards are not eligible as Supplemental Certified Compensation under the Supplemental 401(k) Plan. Effective January 1, 2008, Supplemental Certified Compensation will no longer include base salary plus 100% of designated incentive payments, but only an amount equal to the greater of (1) base salary plus 50% of designated incentive payments, and (2) base salary plus an amount of designated incentive payments up to one times base salary.

The Supplemental 401(k) Plan provides for Company contributions equal to the team member’s deferral election in the 401(k) Plan as of January 1 for the relevant year up to 6% of Supplemental Certified Compensation. No team member contributions are accepted. The Company credits contributions under the following circumstances:

•

If the team member’s matching contributions in the qualified 401(k) Plan are limited due to the deferral of compensation to the Deferred Compensation Plan, the Company will allocate the matching contribution to the Supplemental 401(k) Plan that would have been made in the qualified 401(k) Plan had the compensation not been deferred; and/or

•

If the team member’s matching contributions in the qualified 401(k) Plan are limited as a result of IRC limitations, the Company will allocate the matching contribution to the Supplemental 401(k) Plan that would have been made in the qualified 401(k) Plan; and/or

•

If the team member’s Supplemental Certified Compensation exceeds the IRC-imposed limit on compensation ($225,000 in 2007), the Company will allocate a contribution to the Supplemental 401(k) Plan based on Supplemental Certified Compensation in excess of the limit.

Contributions allocated to Supplemental 401(k) Plan accounts are treated as if invested in Company common stock. Additional contributions are credited to reflect dividends paid, and the dividend allocations are treated as if reinvested in Company common stock. Contributions to the Supplemental 401(k) Plan are credited on the last day of the calendar year and converted to equivalent shares of Company common stock based on the closing price on the NYSE for the last trading day of the calendar year. The reported high and low sales and closing prices per share of Company common stock and the cash dividend paid per share for each quarter during 2007 are shown in the table above under “Wells Fargo’s Company Deferred Compensation Plan.”

Loans and withdrawals are not allowed from the Supplemental 401(k) Plan. Distribution of a team member’s vested Supplemental 401(k) Plan account balance begins as soon as administratively feasible in the calendar year following the year the team member retires or otherwise terminates employment. If the team member dies before receiving a complete distribution, the amount is paid to the team member’s beneficiary.

Potential Post-Employment Payments

The table below shows potential post-employment payments to each named executive under our Supplemental Cash Balance Plan, and for Mark C. Oman, under the WFFI Excess Pension Plan and his supplemental retirement arrangement described below, assuming each individual terminated his or her employment on December 31, 2007 and benefits were paid beginning January 1, 2008.

The amounts shown in this table do not include retirement benefits under our qualified Cash Balance Plan generally provided to all U.S. team members. The amounts shown in this table also do not include distributions of balances under our Deferred Compensation Plan and/or Supplemental 401(k) Plan. These balances are shown in the Non-Qualified Deferred Compensation table above.

Name	Benefit Under (1)	Payable As
		Lump Sum	Monthly Life-Only Annuity
Richard M. Kovacevich	Supplemental Cash Balance Plan	$34,008,320	$232,066

John G. Stumpf	Supplemental Cash Balance Plan	11,211,606	62,645

Howard I. Atkins	Supplemental Cash Balance Plan	778,448	4,544

David A. Hoyt	Supplemental Cash Balance Plan	1,483,222	8,051

Mark C. Oman	Supplemental Cash Balance Plan	3,763,059	20,703
	WFFI Excess Pension Plan	2,842	16
	Supplemental Retirement Arrangement(2)	3,740,325	20,578

	Total	7,506,226	41,297

Carrie L. Tolstedt	Supplemental Cash Balance Plan	729,941	3,752

(1)	The benefits payable under the plans and retirement arrangement shown in this table are the same benefits included in the Pension Benefits table above, but calculated using a different valuation date and assumptions. Information about benefits payable to named executives under the Combined Plans appears in the narrative following the Pension Benefits table.

(2)	See the discussion of Mr. Oman’s supplemental retirement arrangement below.

The above table also does not include payments and benefits provided on a non-discriminatory basis to team members upon termination of employment, including retirement. These include accrued salary; salary continuation payments; distributions of plan balances under our qualified 401(k) Plan; the value of option continuation upon retirement, permanent disability, or other termination of employment (other than for cause); and welfare benefits provided to all retirees, including retiree medical insurance.

Information about benefits payable to named executives under the Cash Balance and Supplemental Cash Balance plans appears in the narrative following the Pension Benefits table. Additional information about other potential post-employment payments for named executives appears below.

Supplemental Retirement Arrangement—Mark C. Oman.    We have agreed to provide Mr. Oman with a supplemental benefit upon his retirement. This supplemental benefit will be determined based upon the difference between what Mr. Oman would receive under the Combined Plans and a hypothetical benefit calculated using a formula which takes into account his final average monthly earnings and years of credited service with the Company (excluding his years of service with WFFI) as of the date his employment with the Company terminates. For purposes of this formula, Mr. Oman’s benefit will be adjusted by an additional amount based upon his actual final average earnings as of the date of his transfer from WFFI, his final average earnings as of the date his employment with the Company terminates, the benefit he had accrued under the WFFI Plans as of the date of his transfer, and certain additional subsidies if he terminates employment with the Company prior to age 65. The accumulated present value of Mr. Oman’s supplemental benefit under his special retirement arrangement is shown in the Pension Benefits table, using the same valuation date (November 30, 2007) and valuation assumptions as for our benefit plan obligations generally in our 2007 financial statements. The estimated amount Mr. Oman would receive under his arrangement, assuming he terminated employment on December 31, 2007, appears in the Potential Post-Employment Payments table above.

Chairman/CEO Retirement Policy.    Richard M. Kovacevich, as Chairman, and John G. Stumpf, as CEO, are each covered under our Chairman/CEO Retirement Policy which, with the agreement of the Board or the HRC, will provide each of them with office space, an administrative assistant, and a part-time driver at our expense for three years following their respective retirement dates if they continue to be available for consultation with management and to represent us with customers, the community, and team members during this period. At the end of the three years, if they are considered to be effective and are spending a reasonable amount of time representing Wells Fargo with customers, the community, and team members, then, with the recommendation of the Company’s then current CEO and approval by the HRC, these services may be extended for a maximum of an additional two years. Assuming Mr. Kovacevich and/or Mr. Stumpf retired on December 31, 2007 and commenced providing services pursuant to this policy on January 1, 2008, they each would be entitled to receive an estimated annual benefit under this policy of approximately $225,000. This estimate was based on certain assumptions about the cost for executive office space in San Francisco located in or near our headquarters, plus salary and benefits and other costs associated with providing for an executive administrative assistant and car and driver.

Option Grant to Richard M. Kovacevich.    Richard M. Kovacevich, who serves as Chairman, will retire from the Company at the end of 2008 in accordance with the Company’s retirement policy for members of the Company’s management committee. In recognition of his remaining year of service as a team member and to provide him with an appropriate long-term incentive to continue to be available for consultation with management and to represent the Company following his retirement, on February 26, 2008 as part of the regular option grants the HRC granted Mr. Kovacevich an option to purchase 2,000,000 shares of Company common stock at an exercise price per share of $30.41 (the NYSE closing price of Company common stock on the grant date), with a term of ten years. Unlike the original options shown in the “Outstanding Equity Awards at Fiscal Year-End” table, Mr. Kovacevich’s options become 100% vested on February 26, 2011 provided that, beginning immediately after he ceases to be a team member and until that date, he meets certain vesting conditions. These conditions are (1) being available on a reasonable basis to consult with management and represent the Company with customers, the community, and team members; (2) complying with the terms of an agreement with the Company regarding non-disclosure of trade secrets and other confidential information, and the non-solicitation of customers and team members; and (3) not performing services as an employee, consultant, or otherwise for any company included in our Peer Group identified in our 2007 proxy statement, as updated in any subsequent proxy statement. Mr. Kovacevich’s failure to observe any of these conditions (unless due to his permanent disability or death) will cause the option to expire immediately.

Accelerated Vesting of Stock Options.    Under the terms of the LTICP, if the employment of a team member, including a named executive, holding stock options terminates due to retirement, death, or permanent disability, any unvested stock options vest and become immediately exercisable by the team member (or his or her beneficiary in the event of the team member’s death) to the extent and for such period specified by the HRC but not beyond the original expiration date of the option. In addition, and unless the HRC specifies otherwise either at, or at any time after the stock option is granted, if substantially all of the assets of the Company are acquired by another corporation or the Company is reorganized as the result of its acquisition by another entity (an “acquisition transaction”), then any unvested stock options held by a team member will vest and become exercisable immediately prior to the date the acquisition transaction is completed. If the NYSE closing price of one share of Company common stock on the date one of these events occurs is greater than the exercise price of the stock options, then the value received by the named executive upon vesting under these circumstances would equal the difference between the option exercise price and the market price of our common stock on the vesting date multiplied by the number of shares of common stock underlying the stock options.

As shown in column (c) in the “Outstanding Equity Awards At Fiscal Year-End” table above, each named executive currently holds stock options that have not vested. Assuming that on December 31, 2007, either (i) the employment of each named executive terminated due to his or her respective retirement, death, or permanent disability, or (ii) an acquisition transaction was consummated, all stock options shown in column (c) would vest and become exercisable on that date. However, because the exercise prices ($32.24 per share to $35.06 per share) for the unvested stock options shown in column (c) were in each case greater than the per share market value of our common stock on that date (the NYSE closing price of $30.19 for one share of Company common stock on December 31, 2007), there was no positive “spread” between the market value and the exercise price of the option shares, and thus the named executive would have received no value upon vesting.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information about our equity compensation plans in effect on December 31, 2007, aggregated for plans approved by stockholders and for plans not approved by stockholders. Stockholders have approved the LTICP, the Directors Plan, and the Supplemental 401(k) Plan. If stockholders approve the proposal to amend and restate the LTICP (see Item 4 of this proxy statement) to provide awards to non-employee directors, the Directors Plan will continue only as to the deferral of director compensation.

Stockholders have not approved the PartnerShares® Stock Option Plan (PartnerShares Plan), the Deferred Compensation Plan for team members, the Non-Qualified Deferred Compensation Plan for Independent Contractors, the Norwest Corporation Directors’ Formula Stock Award Plan, and the

Norwest Corporation Directors’ Stock Deferral Plan. The Norwest Corporation Directors’ Formula Stock Award Plan and the Norwest Corporation Directors’ Stock Deferral Plan were in effect at December 31, 2007, only as to the payment of deferred awards or deferred compensation benefits. No future awards or deferrals may be made under either plan. Pursuant to action taken by the Board of Directors on January 22, 2008, no future awards may be granted under the PartnerShares Plan. The material features of the equity compensation plans not approved by stockholders are described following the table.

All outstanding awards relate to shares of our common stock. Information is as of December 31, 2007, unless otherwise indicated.

Equity Compensation Plan Information(1)

	(a)		(b)	(c)
Plan Category	# of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	# of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	236,177,652	(3)	$28.82	146,954,462	(4)
Equity compensation plans not approved by security holders	33,924,360	(5)	23.50	16,889,787	(6)(7)

Total	270,102,012		$28.31	163,844,249	(7)

(1)	The table does not include information about equity compensation plans assumed in mergers because we may not grant additional awards under those plans. A total of 8,193,641 shares of common stock was issuable upon exercise of options assumed in mergers and 214,204 shares upon distribution of vested but deferred RSRs assumed in mergers. The weighted average exercise price of the options was $30.18.

(2)	Does not reflect RSRs or deferred compensation benefits because they have no exercise price.

(3)	For the LTICP, consists of 230,499,603 shares subject to options, 112,396 shares subject to unvested RSRs, and 94,784 shares issuable upon distribution of vested but deferred RSRs. For the Directors Plan, consists of 763,965 shares subject to options, 136,423 shares issuable upon distribution of vested but deferred stock awards, and 297,338 shares issuable upon distribution of deferred compensation benefits. For the Supplemental 401(k) Plan, consists of 4,273,143 shares issuable upon distribution of benefits.

(4)

Excluding shares reflected in column (a), we could have issued the number of shares of common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. Each share of common stock issued under the LTICP pursuant to awards other than options or stock appreciation rights counts as four shares. If stockholders approve the proposal to amend and restate the LTICP (see Item 4), each such share will count as three and one-half (3.5) shares. Effective January 22, 2008, the Board of Directors authorized an additional 100,000 shares of common stock for issuance under the Directors Plan for compensation deferrals only. These additional shares are not reflected in the table below.

Plan	Number of Shares	Award Types
LTICP	145,278,124	Stock options, stock, stock appreciation rights, restricted stock, RSRs, performance shares, performance units
Directors Plan	195,087	Stock options, stock, deferral distribution
Supplemental 401(k) Plan	1,481,251	Deferral distribution

(5)	For the PartnerShares Plan, consists of 24,365,561 shares subject to options. For the other plans, consists of 9,558,799 shares of common stock issuable upon distribution of deferred compensation benefits.

(6)	Excluding shares reflected in column (a), we could have issued the number of shares of common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. No information is provided for the Norwest Corporation Directors’ Formula Stock Award Plan and the Norwest Corporation Directors’ Stock Deferral Plan because no future awards or deferrals will be made under these plans and because column (a) reflects all shares issuable under those plans upon payment of outstanding awards or outstanding deferred compensation benefits.

Plan	Number of Shares		Award Types
Deferred Compensation Plan	6,231,700		Deferral distribution
Non-Qualified Deferred Compensation Plan for Independent Contractors	372,975		Deferral distribution
PartnerShares Stock Option Plan	10,285,112	(7)	Stock options, stock

(7)	No awards have been granted under the PartnerShares Plan since 2002. Effective January 22, 2008, no future awards may be granted under the PartnerShares Plan.

PartnerShares Plan.    Prior to January 22, 2008, the Board of Directors, its HRC, or a PartnerShares Committee could grant options to buy our common stock under the PartnerShares Plan to any team member other than executives subject to Section 16 of the Exchange Act and certain other specified categories of team members. Participants in the LTICP were generally not eligible to receive option grants under the PartnerShares Plan. The PartnerShares Committee determined, subject to the terms of the plan, the exercise price, the expiration date, and the other exercise terms of each option grant including any vesting price or vesting schedule. Under the terms of the PartnerShares Plan, the exercise price could not be less than the closing share price of the common stock as of the trading day immediately preceding the grant date and the expiration date could not be more than ten years from the grant date.

Deferred Compensation Plan.    This plan allows participants to defer receipt of salary and certain other compensation until a future year or years as selected by the participants subject to the terms of the plan. The plan administrator determines which team members will be eligible to participate in the plan for a given year. The plan administrator may delegate this authority to one or more officers of the Company. Participants in the plan can defer their base salary and bonuses and incentive compensation subject to any limitations imposed under the plan. Once made, deferral elections are irrevocable. We treat amounts deferred by a participant as if invested in the earnings options selected by the participant or required under the plan, and determine the deferred compensation benefit payable to the participant based on those earnings options. The plan offers a number of earnings options, including a common stock option. For deferral years 2000 and later, participants are required to allocate at least 20% of their deferral to the common stock option. We generally distribute amounts allocated to the common stock option in shares of common stock. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the Company with respect to their deferred compensation benefits under the plan.

Non-Qualified Deferred Compensation Plan for Independent Contractors.    This plan is sponsored by Wells Fargo Deferred Compensation Holdings, Inc., a wholly owned subsidiary of Wells Fargo & Company, and allows participants to defer all or part of their eligible compensation payable to them by participating affiliates of the Company until a future year or years as selected by the participants, subject to early distribution as provided in the plan. To be eligible to participate, a person must be an independent contractor who performs qualifying investment or other financial services for a participating affiliate. The plan sponsor treats amounts deferred by a participant as if invested in the valuation option or options selected by the participant or required under the plan, and determines the deferred compensation benefit payable to the participant based on those valuation options. The plan offers a number of valuation options, including one indexed to our common stock. Amounts allocated to the common stock valuation option are distributed in shares of common stock. We have guaranteed the obligations of the plan sponsor under the plan. Participants have no direct interest in any of the valuation options and are general unsecured creditors of the plan sponsor and the Company with respect to their deferred compensation benefits under the plan.

Norwest Corporation Directors’ Formula Stock Award Plan.    Under this plan we awarded shares of common stock to non-employee directors. The plan allowed participants to defer receipt of all or a portion of their awards until a future year or years as selected by the participants subject to the terms of the plan. Participants can elect one time to defer commencement of distribution of their deferral accounts if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. Participants receive credit for common stock dividends. Participants have no direct interest in the shares deferred under the plan and are general unsecured creditors of the Company with respect to payment of their deferred stock awards under the plan. No future stock awards or deferrals of stock awards are permitted under this plan.

Norwest Corporation Directors’ Stock Deferral Plan.    Under this plan a participating director could defer receipt of all or part of the annual cash retainer and meeting fees payable to the director until a future year or years as selected by the director subject to the terms of the plan. A participating director could elect distribution of his or her deferral account in a lump sum in either cash or whole shares of common stock, or a combination of both. Alternatively, the director could elect to receive the distribution in up to ten annual installments of cash. A participant can elect one time to defer commencement of distribution of his or her deferral account if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. No future deferrals may be made under this plan.

INFORMATION ABOUT RELATED PERSONS

Related Person Transactions

Lending and Other Ordinary Course Bank Services Transactions.    During 2007 all of our executive officers, almost all of our directors (including all HRC members), the only person we know of that beneficially owns 5% or more of our common stock, and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit and/or other banking or financial services transactions (such as deposit, trust, brokerage, custody, transfer agent, or similar services) in the ordinary course of business with our banking and other lending subsidiaries. In addition, three of our executive officers had outstanding loans under our Relocation Program as described below. Except for these relocation loans, all of these transactions were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for similar transactions with unrelated parties, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Relocation Program.    Under our Relocation Program, as in effect prior to the July 30, 2002 revisions described below, executive officers who relocated at our request were eligible to receive a first mortgage loan (subject to applicable lending guidelines) from Wells Fargo Home Mortgage (WFHM), on the same terms as those available to any of our team members, which terms included waiver of the loan origination fee. Executive officers who relocated to a designated high cost area were eligible to receive from the Company a mortgage interest subsidy on the first mortgage loan of up to 25% of the executive’s annual base salary, payable over a period of not less than the first three years of the first mortgage loan, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The down payment loan must be repaid in full if the executive terminates employment with the Company or retires, or if the executive sells the home. Our Relocation Program was revised effective as of July 30, 2002 in response to Sarbanes-Oxley to eliminate these loan benefits for executive officers. Under the revised Relocation Program, any executive officer who received the mortgage interest subsidy and interest-free down payment loan benefit described above prior to July 30, 2002 was allowed to continue to receive such benefits, but is not allowed to amend the terms of the loan to which these benefits relate.

We currently have interest-free loans outstanding under this Relocation Program to three of our executive officers. Each of these loans was made either before July 30, 2002 or before the individual was named as an executive officer. The following table shows the name and principal position of each of these executive officers, the amount outstanding on his respective loan as of December 31, 2007 (which was also the original principal amount of the loan and the largest principal amount outstanding on the loan during 2007) and the purpose of each loan:

Executive Officer	12/31/07 Balance	Purpose
Richard M. Kovacevich Chairman	$995,000	Loan made in connection with his relocation from Minnesota to California following the merger of the former Wells Fargo and the former Norwest.

Richard D. Levy Executive Vice President and Controller	325,000	Loan made in connection with his relocation from New Jersey to California following his employment by the Company.

James M. Strother Executive Vice President and General Counsel	310,000	Loan made in connection with his relocation from Iowa to California after he assumed a new position with the Company and before he became an executive officer.

The relocation benefits available under our Relocation Program prior to July 30, 2002, as described above, continue to be made available to our eligible team members who are not executive officers. After July 30, 2002, executive officers are still eligible (subject to applicable lending criteria) to receive a first mortgage loan from WFHM, except that the loan must be on substantially the same terms as those available to other residential home mortgage customers.

Under the revised Relocation Program, our relocating executives and team members may also be eligible to receive additional benefits, such as the following:

•	A transfer bonus in an amount determined by senior management on the earlier of the date he or she commences employment or purchases a new home, and annually thereafter;

•	The payment of customary home selling and purchasing closing costs (such as real estate commissions, title and appraisal fees, and other routine closing costs);

•	The purchase of a relocating executive’s home at its appraised market value by a third party relocation company using Company funds;

•	Certain cash incentives to executives who locate buyers for their homes directly;

•	The payment of expenses related to moving household goods; and

•	The reimbursement or gross-up of the amount of taxes paid on the taxable portion of amounts received by the executive under the Relocation Program.

Except for expenses paid to or on behalf of the executive officer to move household goods and sell his or her home, the benefits described above are treated as taxable income to the executive. Information about transfer bonuses received under the Relocation Program in 2007 by John G. Stumpf and Carrie L. Tolstedt, each of whom is a named executive, appears on page 52 of this proxy statement in the Perquisites table included in footnote (8) to column (i), “All Other Compensation” in the Summary Compensation Table.

Transactions with Affiliated Entities.    Enrique Hernandez, Jr., one of our directors, is chairman, president, chief executive officer, and a director of Inter-Con Security Systems, Inc. Mr. Hernandez owns a 26.99% interest in Inter-Con. Inter-Con provides guard services to certain Company stores located in Los Angeles, Orange, Riverside, and San Bernardino counties under an agreement we entered into in 2005. Annual payments to Inter-Con under this contract did not exceed 1% of Inter-Con’s 2005, 2006, or 2007 consolidated gross revenues, and each year since 2005 the Board has determined that our relationship with Inter-Con does not impair Mr. Hernandez’s independence under our Corporate Governance Guidelines. In 2007 we paid Inter-Con approximately $2.9 million for services under this contract. We believe that these services were provided on terms at least as favorable as would have been available from other parties. The Company intends to continue its dealings with Inter-Con in the future on similar terms.

Family Relationships.    As described in the following paragraph, three of our directors (including one who served on the HRC in 2007) and one of our executive officers have family members who are employed by Wells Fargo who earned or are expected to earn more than $120,000 a year. These family members are adults who do not share the home of the related director or executive officer, and the related director or executive officer does not have a material interest in these employment relationships. These individuals are four of almost 160,000 team members. None of these individuals is, nor reports directly to, one of our executive officers. We established the compensation paid to each of these individuals in 2007 in accordance with our employment and compensation practices applicable to team members with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, these individuals also received employee benefits generally available to all of our team members. We regard each of these individuals as a highly educated, trained, and competent team member. We believe that these employment relationships are beneficial to the Company and its stockholders. We also believe that these employment relationships do not have any impact on or impair the independence of the related directors or their ability to represent your best interests. In addition, each related director has a sizeable interest in Company common stock as shown in the stock ownership table on page 10 of this proxy statement. This ownership also serves to align their interests with, and enable them to fairly represent all stockholders.

Wells Fargo Bank has employed Cynthia Milligan’s brother, James A. Hardin, as a private client advisor since 2004. In 2007, Mr. Hardin received compensation of approximately $206,321, including perquisites, and on February 27, 2007 we granted him an option to purchase 1,190 shares of common stock at an exercise price of $34.39 per share. Ms. Milligan was unaware of her brother’s job discussions with Wells Fargo Bank, and Wells Fargo Bank was unaware of the family relationship with Ms. Milligan until after Mr. Hardin accepted the position. Since February 2006, Wells Fargo Foothill has employed Philip J. Quigley’s son, Scott P. Quigley, who currently is an institutional relationship manager. In 2007, Mr. Quigley received compensation of approximately $276,808, and on February 27, 2007 we granted him an option to purchase 3,370 shares of common stock at an exercise price of $34.39 per share. Philip J. Quigley was unaware of his son’s job discussions with Wells Fargo Foothill, and Wells Fargo Foothill was unaware of the family relationship with Philip J. Quigley until after the job offer had been made. Wells Fargo Bank has employed Donald B. Rice’s son, Joseph J. Rice, since 1992. Mr. Rice is currently employed as a senior lending manager. In 2007, Mr. Rice received compensation of approximately $467,294, including perquisites and benefits received under our Supplemental 401(k) Plan and Supplemental Cash Balance Plan, and on February 27, 2007 we granted him an option to purchase 24,110 shares of common stock at an exercise price of $34.39 per share. Mr. Rice joined Wells Fargo Bank when his father was not serving as a director of the Company. WFFI has employed Mark C. Oman’s brother-in-law, Ty S. Fuerhoff, as a technology manager since 1988. In 2007, Mr. Fuerhoff received compensation of approximately $192,014, including perquisites, and on February 27, 2007 we granted him an option to purchase 3,370 shares of common stock at an exercise price of $34.39 per share.

Related Person Transaction Policy and Procedures

The Board of Directors has adopted a written policy and procedures for the review and approval or ratification of transactions between the Company and its related persons and/or their respective affiliated entities. We refer to this policy and procedures as our Related Person Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of 5% of more of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and-daughters-in-law, and brothers- and sisters-in-laws and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of 5% of more of our common stock.

Except as described below, the Related Person Policy requires either the Board’s GNC or AEC, depending upon the related person involved, to review and either approve or disapprove all transactions, arrangements or relationships in which:

•	The amount involved will, or may be expected to, exceed $100,000 in any fiscal year;

•	The Company is, or will be a participant; and

•	A related person or an entity affiliated with a related person has, or will have a direct or indirect interest.

We refer to these transactions, arrangements, or relationships in the Related Person Policy as “Interested Transactions.” The Board, however, has determined that the GNC or AEC does not need to approve the following Interested Transactions even if the amount involved will exceed $100,000:

•

Lending transactions with related persons or their affiliated entities that comply with applicable laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

•	Banking or financial services transactions with related persons or their affiliated entities made in the ordinary course of business on non-preferential terms;

•	Employment of an executive officer if his or her compensation is required to be reported in our proxy statement because he or she is a named executive officer;

•

Employment of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she was a “named executive officer” and the HRC approved (or recommended that the Board approve) such compensation;

•	Compensation paid to one of our directors if the compensation is required to be reported in our proxy statement;

•

Transactions with another entity at which a related person’s only relationship with that entity is as a non-executive officer employee, director (other than chairman of the board), limited partner, or holder of less than 10% of that entity’s ownership interests, if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

Charitable contributions by the Company or Wells Fargo Foundation to tax-exempt organizations at which a related person’s only relationship is as a non-executive officer employee or a director (other than chairman of the board), if the amount involved (excluding Company matching funds) does not exceed the lesser of $1 million or 2% of such organization’s consolidated gross revenues;

•	Transactions where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis; and

•

Transactions with holders of more than 5% of our common stock and/or such holders, immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such stockholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

The GNC reviews, approves, or ratifies all Interested Transactions involving a director and/or his or her immediate family members or affiliated entities. The AEC reviews, approves, or ratifies all Interested Transactions involving our executive officers, holders of more than 5% of our common stock, and/or their respective immediate family members or affiliated entities. Under the Related Person Policy, if it is not feasible to get prior approval of an Interested Transaction, then the GNC or AEC, as applicable, will consider the Interested Transaction for ratification at a future committee meeting. When determining whether to approve or ratify an Interested Transaction, the GNC and AEC will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of the Company, whether the Interested Transaction is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review, approval, or ratification of an Interested Transaction for which such director, or his or her immediate family members or their affiliated entities are involved. The GNC or AEC will annually review all ongoing Interested Transactions.

ITEM 2—APPOINTMENT OF INDEPENDENT AUDITORS

Stockholders will vote at the annual meeting to ratify the appointment by the AEC of KPMG as independent auditors of the Company for the year ending December 31, 2008. KPMG or its predecessors have examined our financial statements each year since 1931. Although we are not required to seek stockholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of KPMG, the AEC will consider the stockholders’ action in determining whether to appoint KPMG as the Company’s independent auditors for 2009.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of KPMG as independent auditors (Item 2 on the proxy card).

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2007 and 2006:

	2007	2006
Audit Fees(1)	$17,648,000	$18,598,000
Audit-Related Fees(2)	2,109,000	900,000
Tax Fees(3)	12,079,000	11,613,000

Total	$31,836,000	$31,111,000

(1)	Audit fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as comfort letters, subsidiary and statutory audits, attest services, and consent filings.

(2)	Audit-related fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (SAS 70 audits), and consultation with management as to the accounting treatment of specific transactions.

(3)	Tax fees principally relate to the preparation of tax returns for trusts and estates of customers, other tax compliance activities, and tax planning and consultation services. Fees for the preparation of tax returns of $10.8 million for 2007 and $10.5 million for 2006 were reimbursed to the Company or paid directly by the trusts and estates for which these services were performed.

Audit and Examination Committee Pre-Approval Policies and Procedures

The AEC selects and oversees the Company’s independent auditors. AEC policy prohibits KPMG from providing certain non-audit services to the Company and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the AEC. There are three methods for pre-approving KPMG services. The AEC may pre-approve, on an annual basis, recurring services such as the audits of the Company’s annual financial statements and internal control over financial reporting and the review of the Company’s quarterly financial statements. The AEC must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the AEC. The AEC may also pre-approve, for a particular fiscal year, specific types of audit, audit-related and tax services, subject to a fee cap for each of the three service type categories. Finally, the AEC may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above. Actual fees incurred for services provided to the Company by KPMG are reported to the AEC after the services have been fully performed. In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the AEC considers whether the provision of the service by KPMG could impair the independence of KPMG with respect to the Company. As part of this process, the AEC considers the facts and circumstances of the proposed engagement, including whether KPMG can provide the service more effectively and economically than other firms because of its familiarity with our businesses and operations. The AEC also considers the proposed engagement in light of any other non-audit services provided to the Company by KPMG and the fees paid to KPMG for those services. The AEC requires competitive bidding for non-audit services unless it is not warranted because of the facts and circumstances of the proposed engagement.

The AEC has delegated pre-approval authority to designated AEC members. Pre-approval by a designated AEC member is used for time-sensitive engagements. Pre-approval decisions by a designated AEC member are reported to the full AEC at a future meeting.

Audit and Examination Committee Report

The AEC’s charter, a copy of which is available on the Company’s website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”), sets forth the AEC’s purposes and responsibilities. The seven members of the AEC are named below. Each member is independent, as independence for audit committee members is defined by NYSE rules. The Board has determined, in its business judgment, that each member of the AEC is financially literate as required by NYSE rules and qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting for the Company, and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing independent audits of the Company’s consolidated financial statements and the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). These integrated audits serve as a basis for the auditors’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present the Company’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether the Company’s internal control over financial reporting was effective as of December 31, 2007. The AEC’s responsibility is to monitor and oversee these processes.

The AEC has reviewed and discussed the Company’s 2007 audited financial statements with management. The AEC has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including matters relating to the conduct of the audit of the Company’s financial statements. KPMG has provided to the AEC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the AEC has discussed with KPMG that firm’s independence from the Company. Based on this review and these discussions, the AEC recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Members of the Audit and Examination Committee:

Philip J. Quigley, Chair Lloyd H. Dean Enrique Hernandez, Jr. Robert L. Joss	Cynthia H. Milligan Nicholas G. Moore Susan G. Swenson

ITEM 3—APPROVE THE PERFORMANCE-BASED COMPENSATION POLICY

We are asking stockholders to approve the Performance-Based Compensation Policy (Performance Policy) in the form included at the end of this proxy statement as Exhibit A. The Performance Policy contains the material terms for payment of incentive compensation other than stock options to Covered Executive Officers (as defined in the policy). Under IRC Section 162(m), stockholders must approve the Performance Policy at least every five years for the incentive compensation paid to certain specified Company employees to be fully deductible by the Company for federal income tax purposes. Stockholders last approved the Performance Policy in 2003.

The HRC amended and restated the Performance Policy effective January 1, 2008, subject to stockholder approval at the 2008 annual meeting, to change the definition of a “Covered Executive Officer” under the policy, as described below. Except for this change, the material terms of the Performance Policy remain the same as those approved by stockholders in 2003.

Section 162(m) and the material terms of the Performance Policy are summarized below. Stockholders are urged to read the Performance Policy in its entirety, as the summary of the material terms is qualified by reference to the policy.

Section 162(m)

Under Section 162(m), as implemented and interpreted by Internal Revenue Service (IRS) regulations and guidance, a publicly traded company may not deduct for tax purposes compensation in excess of $1,000,000 paid to its principal executive officer and its three highest compensated executive officers (other than the principal executive officer and principal financial officer) unless the compensation is “performance-based.” Compensation is “performance-based” if:

•	The compensation is paid only if the executive officer meets one or more objective performance goals;

•

The performance goals are established in writing by a compensation committee of the board of directors consisting of at least two members—all outside directors—before it is known whether the executive will meet the performance goals;

•

The material terms of the plan or policy under which the compensation will be paid, including the executive officers who are eligible to receive compensation under the plan or policy, a description of the business criteria on which the specific performance goals will be based, and either the maximum amount of compensation that may be paid or a formula for calculating the maximum amount, are disclosed to and approved by stockholders before the compensation is paid, and if the compensation committee may change the performance goals, re-approved by stockholders at least every five years; and

•	The compensation committee certifies in writing that the executive officer has met the performance goals.

The Performance Policy

The purpose of the Performance Policy is to establish one or more performance goals for the payment of incentive compensation other than stock options to a Covered Executive Officer and to fix the maximum amount of such incentive compensation that may be paid to a Covered Executive Officer. The Company intends for the Performance Policy to comply with the requirements of Section 162(m) so that incentive compensation paid to a Covered Executive Officer under the policy is fully deductible by the Company for federal income tax purposes. Executive officers covered by the Performance Policy are not eligible to participate in the Wells Fargo Bonus Plan.

The Performance Policy applies to Covered Executive Officers of the Company. The Performance Policy was amended and restated, effective January 1, 2008, to revise the definition of a Covered Executive Officer to reflect IRS interpretive guidance issued in response to the new SEC executive compensation disclosure rules and to include not only those executive officers specified by Section 162(m) but also any executive officer who is named in the Company’s proxy statement. Under the amended and restated Performance Policy presented for stockholder approval, a “Covered Executive Officer” is defined as any person who on the last day of the taxable year is:

•	The principal executive officer of the Company or acting in such capacity;

•	An executive officer and one of the Company’s three highest compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer); or

•	An executive officer whose name and total compensation for the taxable year is included in the Summary Compensation Table included in the Company’s proxy statement.

Whether a person is the principal executive officer or among the three highest compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer) is determined pursuant to the executive compensation disclosure rules under the Exchange Act. Each executive officer listed in the Summary Compensation Table was a Covered Executive Officer under the Performance Policy for purposes of tax year 2007. The Performance Policy was also amended, effective January 1, 2008, to provide that to the extent Section 162(m) is amended or interpreted to cover additional persons with respect to the Company, those persons will be Covered Executive Officers under the policy.

A Covered Executive Officer will receive an incentive compensation award only if he or she has met one or more performance goals for each Performance Period. The Performance Policy defines a Performance Period as a calendar year beginning January 1 and ending December 31. The HRC must set performance goals (which can be in the form of alternative goals) in writing for each Performance Period no later than 90 days after it starts.

The HRC may set performance goals using any one or more of the business criteria defined below:

•

Earnings Per Share means the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for each applicable Performance Period adjusted as described below for Net Income.

•

Business Unit Net Earnings means the net earnings of the Company’s business unit managed by a Covered Executive Officer, determined under generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the Performance Period, and further adjusted as described below for Net Income.

•

Return on Realized Common Equity means the Company’s Net Income on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity, excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the Performance Period.

Under the terms of the Performance Policy, the maximum incentive compensation award to any Covered Executive Officer may not exceed one-half of one percent (0.5%) of the Company’s “Net Income.” “Net Income” is defined as the Company’s net income for the applicable Performance Period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (1) losses resulting from discontinued operations; (2) extraordinary gains or losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or non-recurring gain or loss which is separately identified and quantified.

Under the Performance Policy, the HRC has the discretion to reduce the incentive compensation award payable to a Covered Executive Officer even if he or she has met the performance goal. The Performance Policy also provides that the incentive compensation award determined and approved by the HRC for the principal executive officer be submitted to the Board of Directors for ratification. Incentive compensation awards to Covered Executive Officers who have met their performance goals may be paid in cash, stock (including restricted stock) or RSRs.

The HRC may at any time terminate, suspend, amend, or modify the Performance Policy. However, under the terms of the Performance Policy, stockholder approval still will be required for any future amendment or modification to the policy that, in the opinion of counsel, would be required by the Section 162(m) or related regulations.

The incentive awards that would be payable in the future under the Performance Policy to the Covered Executive Officers cannot be determined because payments would be contingent upon each Covered Executive Officer meeting the pre-established performance goals. The maximum amount of these awards would depend on the Company’s Net Income for the applicable Performance Period. The actual incentive award may also reflect the HRC’s exercise of its discretion to reduce the award. Based on 2007 Net Income of approximately $8.06 billion, the maximum incentive award payable under the Performance Policy for 2007 would have been approximately $40.3 million (0.5% of $8.06 billion). Information about the actual incentive compensation awards paid to the Covered Executive Officers for 2007 under the Performance Policy is shown in column (g) of the Summary Compensation Table.

Vote Required; Recommendation

Approval of the proposal to approve the Performance Policy requires a vote in favor of the proposal by the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this item at the annual meeting.

The Board of Directors recommends that stockholders vote FOR the proposal to approve the Performance Policy (Item 3 on the proxy card).

ITEM 4—APPROVE THE AMENDED AND RESTATED LONG-TERM INCENTIVE COMPENSATION PLAN

On February 26, 2008, the Board of Directors approved an amendment and restatement (the “Plan Amendment”) of the Company’s Long-Term Incentive Compensation Plan (the “LTICP”). The primary purposes of the Plan Amendment are to:

•

Increase the number of shares of common stock available for awards under the LTICP by an additional 110 million shares and extend the period during which awards can be made through the tenth anniversary of the approval of the Plan Amendment by the stockholders;

•	Provide for awards to non-employee directors; and

•	Provide that a limited number (24,159,766) of restricted stock and RSRs may have a vesting period shorter than three years.

In addition, the Plan Amendment makes certain additional clarifying and other changes to the terms of the LTICP. As described under “Director Compensation—Equity Compensation,” non-employee directors will receive, as of the date of the 2008 annual meeting, grants of formula stock awards and stock options under the Directors Plan. If the Plan Amendment is approved by the stockholders at the 2008 annual meeting, the Company intends to grant future equity awards to directors under the LTICP rather than the Directors Plan and continue the Directors Plan primarily for deferral of director compensation. In order for the Plan Amendment to take effect, it must be approved by stockholders at the 2008 annual meeting.

If stockholders approve the Plan Amendment, the maximum number of shares that may be issued under the LTICP on or after March 1, 2008, assuming no cancellation or forfeiture of outstanding awards, would be increased to 483,195,337 shares. This number represents shares subject to outstanding awards as of March 1, 2008 (274,082,017 shares), shares available for, but not yet subject to a grant or award as of March 1, 2008 (99,113,320 shares), plus the additional 110 million shares authorized by the Plan Amendment.

The Board believes that the LTICP is an important way to attract, retain, and motivate key employees and directors to produce continued growth in stockholder value. Participation in the LTICP rewards key employees and directors for superior performance by giving them an opportunity to participate in this growth.

Description of the LTICP

The following is a summary description of the LTICP. The full text of this LTICP is attached as Exhibit B to this proxy statement, and the following description is qualified in its entirety by reference to the text of the LTICP set forth in Exhibit B.

LTICP Term.    The Plan Amendment will become effective upon approval by the Company’s stockholders. Under the Plan Amendment, no awards may be granted under the LTICP after the tenth anniversary of the date the Plan Amendment becomes effective, but any award granted prior to the tenth anniversary of the effective date may extend beyond that date.

Shares Authorized.    483,195,337 shares may be issued on or after March 1, 2008 pursuant to awards granted under the LTICP. The number of shares available for issuance under the LTICP will not be reduced by shares counted with respect to awards that have been canceled, expired, forfeited or settled in cash or substitute awards granted in connection with a transaction.

Share Formula.    Each share issued under awards other than options or stock appreciation rights counts against the number of shares available under the LTICP as 3.5 shares. Shares issued under options or stock appreciation rights count against the shares available under the LTICP on a share-for-share basis.

Committee.    The LTICP is administered by the HRC with respect to awards to employees and by the GNC with respect to non-employee directors or is administered by such other committee of two or more directors established by the Board from time to time (“Committee”). Under NYSE rules, members of the Committee with respect to awards to employees are required to satisfy the NYSE’s standards for independence, subject to certain narrow exceptions.

Eligibility.    Employees of the Company and its subsidiaries selected by the Committee are currently eligible to become participants in the LTICP. As of March 1, 2008, there were approximately 160,000 employees of the Company and its subsidiaries. The Plan Amendment also includes non-employee directors as eligible participants. As of March 1, 2008, there were 14 non-employee directors.

Director Awards.    Under the Plan Amendment, the Committee determines all awards to non-employee directors and such awards are not subject to management’s discretion. From time to time, the Committee will set the amount and the type of award that will be granted to non-employee directors on a periodic, nondiscriminatory basis. The Committee may also set additional awards to be granted to non-employee directors also on a periodic, nondiscriminatory basis based on one or more of the following criteria: (i) service as the chair of a committee of the Board; (ii) service as Chairman of the Board; (iii) the number or type of committees of the Board on which a director serves; or (iv) the first selection or appointment of an individual to the Board.

Award Types.    The Committee may grant awards in the form of stock options, stock appreciation rights, restricted stock, RSRs, performance shares, performance units, or stock awards.

Individual Award Limits.    Subject to certain anti-dilution and other adjustments, no participant may be granted in any calendar year (i) stock options or stock appreciation rights covering more than 14,000,000 shares; or (ii) awards other than stock options or stock appreciation rights covering more than 4,000,000 shares.

The maximum amount payable pursuant to the portion of an award of performance units granted under the LTICP in any calendar year to any participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed a dollar amount equal to one-half of one percent (0.5%) of the Company’s “net income” for that calendar year. For the purposes of the LTICP, the term “net income” means the Company’s net income for the applicable performance period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations; (ii) extraordinary gains or losses; (iii) the cumulative effect of changes in generally accepted accounting principles; and (iv) any other unusual or non-recurring gain or loss which is separately identified and quantified. This per participant, per year maximum dollar limit is the same as the maximum dollar limit imposed on awards under the Performance Policy. A copy of the Performance Policy as proposed to be approved by stockholders is attached to this proxy statement as Exhibit A.

Administration.    Subject to the provisions of the LTICP, the Committee has the power to:

•	Prescribe, amend, and rescind rules and regulations relating to the LTICP and to define terms not otherwise defined therein;

•	Determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted, and the timing of any such awards;

•

Grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire;

•	Establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•

Prescribe and amend the terms of the agreements or other communications evidencing awards made under the LTICP (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the LTICP;

•

Determine the appropriate adjustment, if any, required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or dividend (other than regular, quarterly cash dividends), or other changes in the number or kind of outstanding shares or any stock or other securities into which such shares shall have been exchanged;

•

Determine whether, in connection with certain changes in shares or a change of control, to accelerate the exercisability of awards and provide for the cancellation of such accelerated awards not exercised within a period determined by the Committee or to terminate any awards for an equitable cash amount;

•

Subject to the LTICP’s prohibitions on repricing, make adjustments in recognition of unusual or nonrecurring events or changes in applicable laws (including non-U.S. laws), regulations, or accounting principles in order to prevent dilution or enlargement of the benefits;

•

Interpret and construe the LTICP, any rules and regulations under the LTICP and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

•	Make all other determinations deemed necessary or advisable for the administration of the LTICP.

Unless the Committee or Board determines otherwise prior to the transaction, if substantially all of the assets of the Company are acquired by another corporation or in case of a reorganization of the Company involving the acquisition of the Company by another entity, (i) stock options and stock appreciation rights become exercisable immediately prior to the transaction; (ii) restrictions with respect to restricted stock and RSRs lapse and shares are delivered; and (iii) performance shares and performance units pay out pro rata based on performance through the end of the last calendar quarter. Also, if a majority of the Board is comprised of persons other than (i) persons for whose election proxies were solicited by the Board; or (ii) persons who were appointed by the Board to fill vacancies caused by death or resignation or to fill newly-created directorships (“Board Change”), unless the Committee or Board determines otherwise prior to such Board Change, then participants immediately prior to the Board Change who cease to be employees or non-employee directors within six months after such Board Change for any reason other than death or permanent disability generally have their (i) options and stock appreciation rights become immediately exercisable and to the extent not canceled or cashed out, generally have at least six months to exercise such awards; (ii) restrictions with respect to restricted stock and RSRs lapse and generally shares are delivered; and (iii) performance shares and performance units pay out pro rata based on performance through the end of the last calendar quarter before the time the participant ceased to be an employee.

Stock Options.    Stock options may be granted as non-qualified stock options or incentive stock options, and must be granted at a price no lower than the fair market value of the stock on the day of grant. However, non-employee directors are eligible for non-qualified stock options but not incentive stock options. Stock options may be exercised during a period of time fixed by the Committee, except that (i) stock options may not become fully vested until at least one year after the date of grant (except upon a change of control or termination of employment due to death, disability, or retirement); and (ii) no stock option may be exercised more than ten years after the day it is granted. Otherwise, the Committee has discretion to determine the number of shares subject to an option (subject to the LTICP’s stated limits), the vesting, expiration, and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the LTICP. The exercise price of an option may be paid through various means acceptable to the Committee, including in cash or, to the extent allowed by the Committee, by delivering (either physically or by attestation) previously owned shares or by delivering to the Company the proceeds of shares of the Company’s stock issuable under an option or by other methods approved by the Committee. The LTICP prohibits re-pricing stock options without stockholder approval.

Prior to 2004, the Company granted stock options that included a reload feature. When an option with this feature is exercised using shares of Company common stock to pay the option exercise price, the participant receives a reload option to purchase the number of shares of common stock equal to the number of whole shares used by the participant to pay the purchase price of the original option. If shares are withheld by the Company to pay the participant’s withholding taxes, the reload option will also include a number of shares related to the number of shares withheld. The exercise price of the reload option is the fair market value of the Company’s common stock as of the date the reload option is granted. A reload option expires on the same date as the original option and may be exercised at any time between its grant date and the expiration date of the original option subject to earlier termination as provided under the LTICP or the terms of the grant. The Company has not granted any stock options with reload features since 2003, and does not intend to grant stock options with reload features in the future.

Stock Appreciation Rights.    A stock appreciation right entitles a participant to receive a payment, in cash, common stock, or a combination of both, in an amount equal to the difference between the fair market value of the stock at the time of exercise and the exercise price of the award, which may not be lower than the fair market value of the Company’s common stock on the day of grant. Stock appreciation rights may be exercised during a period of time of up to ten years after the grant date, as fixed by the Committee. Stock appreciation rights may be granted either in tandem with, or as a component of, other awards granted under the LTICP, or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. Stock appreciation rights cannot be re-priced without stockholder approval.

Restricted Stock, Restricted Share Rights and Stock Awards.    An award of restricted stock consists of a specified number of shares of Company common stock that are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the Committee. Prior to the termination of the restrictions, a participant may vote and receive dividends on the restricted stock unless the Committee determines otherwise, but may not sell or otherwise transfer the shares. The Committee may also make stock awards of common stock without restrictions except that such awards to employees can be made only if in lieu of salary, cash bonus, or other cash compensation.

An award of RSRs entitles a participant to receive a specified number of shares of common stock upon the expiration of a stated vesting period. It may also include the right to dividend equivalents, if and as so determined by the Committee. Unless the Committee determines otherwise, once a RSR vests, the shares of common stock specified in the award will be issued to the participant. A participant who has been awarded RSRs may not vote the shares of common stock subject to the rights until the shares are issued. Until the vesting period applicable to a RSRs award expires and the shares are issued, the participant also may not transfer or encumber any interest in the RSRs or in any related dividend equivalents.

The Committee has discretion to determine the terms of any award of restricted stock or RSRs, including the number of shares subject to the award (subject to the LTICP’s stated limits), and the minimum period over which the award may vest; provided that, subject to acceleration due to the participant’s death, disability, or retirement or a change in control of the Company and subject to a limited pool of awards of up to 24,159,766 shares not subject to these restrictions (“shorter vesting awards”), (i) in no event may the grant, issuance, retention, vesting, and/or settlement of shares under an award of RSRs that is based on the level of achievement versus performance criteria be subject to a performance period of less than one year; and (ii) no condition that is based solely upon continued employment or the passage of time may provide for vesting or settlement in full of an award of RSRs over a term of less than three years from the date of grant. These limitations do not apply to either shorter vesting awards or awards of RSRs granted in lieu of salary, cash bonus, or other cash compensation.

Performance Shares and Performance Units.    A grant of performance shares or performance units entitles a participant to receive cash, common stock (which may be in the form of restricted stock or RSRs), or a combination of both, based on the degree of achievement of pre-established performance targets over a performance cycle of one to five years, as determined by the Committee. The Committee has discretion to determine the terms of any award of performance shares or performance units, including the maximum amount payable (subject to the LTICP’s stated limits), the performance period, which must be a period of between one and five years, performance criteria (which may be based on financial performance and/or personal performance evaluations), and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the LTICP. The Committee may specify that all or a portion of an award of performance shares or performance units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code using “qualifying performance criteria” described below.

Qualifying Performance Criteria.    The Committee may establish performance criteria and the level of achievement versus such criteria that determines the number of shares of common stock to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award: (i) earnings per share; (ii) business unit net earnings; (iii) return on realized common equity; or (iv) total stockholder return.

For the purposes of the LTICP, “earnings per share” means the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for the applicable performance period adjusted in the same manner as described above for net income. For the purposes of the LTICP, “business unit net earnings” means the net earnings of the Company’s business unit managed by a participant, determined under generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the applicable performance period, and further adjusted in the same manner as described above for net income. For the purposes of the LTICP, “return on realized common equity” means the Company’s net income on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity, excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the applicable performance period.

Transferability.    Awards are not transferable or assignable unless provided otherwise by the Committee with respect to certain specified family-related transfers.

Amendment and Termination.    The Board of Directors or the HRC or the GNC may modify, suspend, or terminate the LTICP but may not, without the prior approval of the stockholders of the Company, make any change to the LTICP that increases the total amount of common stock which may be awarded (except to reflect changes in capitalization), increases the individual maximum award limits (except to reflect changes in capitalization), changes the class of employees or directors eligible to participate, extends the duration of the plan, reduces the exercise price of or reprices outstanding stock options or stock appreciation rights, waives the LTICP’s minimum time period requirements for vesting and lapse of restrictions for restricted stock or RSRs, or otherwise amends the LTICP in any manner requiring stockholder approval by law or under the NYSE listing requirements.

Information about options granted in 2007 under the LTICP to the named executives can be found in the table under the heading “Grants of Plan-Based Awards.” In 2007, options covering 8,199,195 shares were granted to current executive officers as a group under the LTICP. No RSRs were granted in 2007 to any current executive officer. Options covering 36,080,450 shares and RSRs covering 27,360 shares were granted under the Plan in 2007 to all other employees (excluding executive officers) as a group.

Additional information about the LTICP and other plans pursuant to which awards in the form of shares of the Company’s common stock may be made to directors and employees in exchange for goods or services is provided under “Equity Compensation Plan Information.” As of March 1, 2008, there were (i) 273,790,437 shares of common stock subject to outstanding options at exercise prices ranging from $16.75 to $37.47 and with expiration dates ranging from March 1, 2008 to February 26, 2018, (ii) 196,796 shares of common stock subject to outstanding unvested restricted shares rights scheduled to vest on dates ranging from July 1, 2008 to July 1, 2012, and (iii) and 94,784 shares of common stock issuable upon distribution of vested but deferred RSRs scheduled to be paid out on dates ranging from July 1, 2009 to July 1, 2013. No stock appreciation rights, restricted stock awards or awards other than the stock options and RSRs were outstanding under the LTICP as of March 1, 2008. On February 29, 2008, the closing market price of Company common stock was $29.23.

Options or awards that may be granted in the future under the LTICP, as amended by the Plan Amendment, are within the discretion of the Committee. The Committee has not determined future awards or who might receive them. No grants have been made that are contingent on the approval of the Plan Amendment by stockholders.

Certain Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the LTICP is intended to be a general summary of applicable federal law as currently in effect. Foreign, state, and local tax consequences may differ and may be amended or interpreted differently during the term of the LTICP or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

Non-Qualified Stock Options.    A participant who is granted a non-qualified stock option will not recognize income and the Company will not be allowed a deduction at the time the option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the stock on the date of exercise (the “stock option gains”) will be ordinary income to the participant and will generally be allowed as a deduction for federal income tax purposes to the Company or a subsidiary. The capital gain holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received that is more than the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

Incentive Stock Options.    A participant who is granted an incentive stock option also will not recognize income and the Company will not be allowed a deduction at the time the option is granted. When a participant exercises an incentive stock option while employed by the Company or a subsidiary or within the three-month period (one-year period, in the case of disability) after his or her employment ends, the participant will not recognize any ordinary income at that time. However, any excess of the fair market value of the shares acquired by such exercise over the exercise price will be an item of tax preference for purposes of any federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than two years after the date of grant and one year after the date of transfer of the shares to the participant (“statutory holding periods”), any sale proceeds that exceed the total exercise price of these shares will be long-term capital gain. Except in the event of the optionee’s death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), generally, the amount by which the fair market value of the shares at the time of exercise exceeds the total exercise price will be ordinary income. If a Disqualifying Disposition occurs, the Company will generally be entitled to a federal tax deduction for a similar amount.

Stock Appreciation Rights.    The grant of a stock appreciation right is generally not a taxable event for a participant. Upon exercise of the stock appreciation right, the participant will generally recognize ordinary income equal to the cash or the fair market value of any shares received. The Company will generally be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be treated as short-term or long-term capital gains (or losses), depending upon the holding period of the shares.

Restricted Stock, Restricted Share Rights, Performance Shares and Stock Awards.    Grantees of restricted stock, RSRs, performance shares, or stock awards (to the extent such awards are unvested at the time of grant) do not recognize income at the time of the grant of such awards. However, when the award vests or is paid, as applicable, the grantee generally recognizes ordinary income in an amount equal to the fair market value of the stock at such time, and the Company will receive a corresponding deduction.

A participant could, within 30 days after the date of an award of restricted stock, performance shares or stock awards (but not an award of RSRs), elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the award at the time of grant. Any later appreciation in the value of the award would be treated as capital gain and realized only upon the sale of the stock subject to the award. If, however, the award is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of shares subject to the award, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income.

Performance Units.    A participant will not have taxable income upon the grant of a contingent right to a performance unit. Rather, taxation will be postponed until the performance unit becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Tax Withholding.    In connection with awards under the LTICP, the Company may withhold from any cash otherwise payable to a participant or require a participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign withholding taxes. Tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or stock appreciation right, the vesting of restricted stock, performance share, or stock award, or the payment of a restricted share right or performance unit or by delivery to the Company of previously owned shares of common stock.

Company Deduction and Section 162(m).    For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that non-qualified stock options, incentive stock options and stock appreciation rights should qualify as performance-based compensation. The Committee may establish performance conditions and other terms with respect to grants of restricted stock, RSRs, performance shares and performance units in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Committee will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.

Section 280G and Parachute Payment Treatment.    Acceleration of vesting or payment of awards under the LTICP in the event of a change in control of the Company may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the Code. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by the Company.

Section 409A and Deferred Compensation Treatment.    Under Section 409A of the Code, certain awards granted under the LTICP could be determined to be nonqualified deferred compensation. Section 409A of the Code imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, the LTICP intends that awards be exempt from or comply with Section 409A of the Code.

Vote Required; Recommendation

Approval of the proposal to approve the Amended and Restated LTICP requires a vote in favor of the proposal by the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this item at the annual meeting.

The Board of Directors recommends that stockholders vote FOR the proposal to approve the Amended and Restated LTICP (Item 4 on the proxy card).

STOCKHOLDER PROPOSALS

We expect the following stockholder proposals (Items 5 through 10 on the proxy card) to be presented by certain stockholders at the annual meeting. The text of these proposals and supporting statements appear in the exact form as we received them. All statements contained in the proposals and supporting statements are the sole responsibility of the proponents. We will provide stockholders with the names and addresses of the proponents of the stockholder proposals, along with information about their ownership of our common stock, promptly following receipt of an oral or written request to our Corporate Secretary.

The Board of Directors has carefully considered each of the following stockholder proposals and has concluded the adoption of these proposals would not be in the best interests of the Company or its stockholders. For the reasons stated after each proposal and its supporting statement, the Board recommends a vote AGAINST each of these proposals.

ITEM 5—STOCKHOLDER PROPOSAL REGARDING A BY-LAWS

AMENDMENT TO REQUIRE AN INDEPENDENT CHAIRMAN

Resolution

RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law, the shareholders of Wells Fargo & Company (“Wells Fargo”) hereby amend section 5.3 of the By-Laws to replace the sentence stating “The Chairman may, by resolution of the Board, be designated Chief Executive Officer of the Company” with the following;

“The Chairman shall be a director who is independent from the Company. For purposes of this By-Law, ‘independent’ has the meaning set forth in the New York Stock Exchange (‘NYSE’) listing standards, unless the Company’s common stock ceases to be listed on the NYSE and is listed on another exchange, in which case such exchange’s definition of independence shall apply. If the Board determines that a Chairman who was independent at the time he or she was selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of this By-Law within 60 days of such determination. Compliance with this By-Law shall be excused if no director who qualifies as independent is elected by the shareholders or if no director who is independent is willing to serve as Chairman. This By-Law shall apply prospectively so as not to violate any contractual obligation of the Company in effect when this By-Law was adopted.”

The shareholders also delete the phrase “If the Chairman is not designated Chief Executive Officer” from the fourth sentence of section 5.3.

Supporting Statement

Currently, the Company’s former CEO Richard Kovacevich serves as Chairman of the Board. In 2007, the Company appointed a CEO who is not the Chairman, and while this was a positive step, the Board did not use this opportunity to appoint an independent director as Chairman, something investors have asked the Company to do in the past.

Though our Company has implemented a number of governance reforms in recent years, it scored lower than 91.6% of S&P 500 companies on corporate governance issues in 2007, according to Institutional Shareholder Services (ISS Proxy Report 4/5/07). Wells Fargo’s governance scores were even lower in 2006 and 2005.

A Board Chairman has significant influence over how the Board oversees corporate activities and strategies, ensures compliance with legal and accounting standards, and the Board agenda overall. Wells Fargo’s Board also has significant responsibilities that involve overseeing the CEO, including monitoring CEO performance, CEO compensation, and creating a CEO succession plan.

Our Company has designated the Governance and Nominating Committee Chair as a lead director, yet that lead director has received substantial withhold votes in recent years due to a lack of independence (deemed an “affiliated outsider”).

Because financial services companies are extraordinarily complex, can deeply impact financial markets, and wield enormous power, we believe the role of Chairman should meet high standards of independence to ensure proper oversight of executives, and to increase accountability by management to the entire Board.

For the Board of Directors to better assess Wells Fargo’s governance challenges, and to properly manage our Company’s executives, we urge shareholders to vote FOR this Proposal.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 5 on the proxy card, for the following reasons:

•	The composition of the Board and its committees and the Company’s corporate governance structure provide effective independent oversight of management; and

•

If adopted, the proposal would unnecessarily restrict the Board’s ability to select the director best suited to serve as Chairman of the Board based on criteria the Board deems to be in the best interests of the Company and its stockholders.

Similar to proposals that stockholders declined to adopt in 2007, 2006 and 2005, this proposal would require the Chairman of the Board to be an independent director. The Board believes the Company’s corporate governance structure, with its strong emphasis on Board independence, makes such an absolute requirement unnecessary. The corporate governance scores referred to by the Proponent reflect a “one-size-fits-all” view of proper corporate governance that does not take into account the Company’s specific circumstances or how the Company’s corporate governance structure operates in practice. With the membership of our Board and the mechanisms through which it operates, there is no issue of dominance by either the current Chairman or the CEO. Board members have complete access to management and outside advisors; the Chairman is not the sole source of information for the Board. Moreover, through the Board’s effective committee structure and full Board operations, the non-management directors carry out their fiduciary responsibilities to provide proper oversight of management and hold management accountable. All non-management directors are independent under NYSE rules and the Company’s Director Independence Standards, and each of the five standing Board committees is comprised solely of independent directors. The Board meets in executive session on a regular basis without the presence of management. The Chair of the GNC serves as lead director during those executive sessions and provides the Board’s guidance and feedback to the Chairman, the CEO and the Corporate Secretary. Each Board committee also regularly meets in executive session without management. As a result, the Board does not believe that mandating an independent Chairman is necessary to achieve effective independent oversight.

The Board of Directors also values its flexibility to select, on a case-by-case basis, the style of leadership best able to meet the Company’s and stockholders’ needs based on the qualifications of the individuals available and circumstances existing at the time. The adoption of a bylaw amendment mandating an independent Chairman of the Board would rigidly limit the Board’s ability to select the director best suited to serve as Chairman based on then relevant, Company-specific facts, circumstances and criteria, and would impose an unnecessary restriction on the Board that is not in the best interests of the Company and its stockholders.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal.

ITEM 6—STOCKHOLDER PROPOSAL REGARDING AN

EXECUTIVE COMPENSATION ADVISORY VOTE

Resolution

RESOLVED, that shareholders of Wells Fargo urge the board of directors to adopt a policy that Company shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Wells Fargo’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. Media and government focus on back dating of stock options has increased investor concern. This proposed reform can help rebuild investor confidence.

The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule goes into effect this year. In establishing the rule the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Wells Fargo’s board to allow shareholders to express their opinion about senior executive compensation at Wells Fargo by establishing an annual referendum process. The results of such a vote would, we think, provide the board and management with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, are in shareholders’ best interests.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 6 on the proxy card, for the following reasons:

•	An advisory vote is unnecessary because the SEC’s new disclosure rules on executive compensation already appropriately address stockholders’ interests in executive compensation;

•	An advisory vote would provide no meaningful guidance to, and would create unnecessary confusion for the Board of Directors and stockholders on the issue of executive compensation; and

•	An advisory vote is unnecessary because the Company already has in place a more direct and effective means for stockholders to express their views on execution compensation.

This proposal is substantially identical to a proposal rejected by stockholders last year. The Board of Directors continues to believe that an advisory vote is unnecessary in light of the expanded SEC rules to enhance executive compensation disclosure, and the fact that the proposed advisory vote would not provide effective guidance to, or represent an improvement to existing means for stockholders to communicate with the Board on executive compensation matters.

The SEC’s disclosure rules adopted last year help ensure that stockholder interests are properly served with respect to executive compensation. Under these rules, a proxy statement must contain a clear and extensive executive “Compensation Discussion and Analysis” or “CD&A” and a statement that the Board of Directors’ Human Resources Committee (HRC) has reviewed and discussed the CD&A with management and has recommended to management that it be included in the proxy statement. The analysis of compensation decisions provided in the CD&A and reflected in the related compensation tables and narratives under the SEC rules already provides stockholders with an effective disclosure tool to evaluate our executive compensation decisions without the need for a further advisory vote.

The Company’s executive compensation program is designed to attract, motivate, reward and retain superior management talent charged with achieving our corporate objectives and sustaining long-term growth in stockholder value in a highly competitive environment. The HRC, which designs and administers a thoughtful, performance-based compensation program, is uniquely suited to the complex undertaking of balancing numerous business considerations against competitive pressures. The HRC is comprised solely of independent directors with the responsibility to set compensation that is in the best interests of the Company and its stockholders. A stockholder advisory vote on compensation decisions disclosed in our proxy statements would place substantial pressure on the HRC to disregard its own judgment and evaluation of individual performance in awarding compensation, and potentially result in executive compensation below competitive levels. Such a result would place the Company at a significant competitive disadvantage in recruiting, motivating, rewarding and maintaining outstanding management, thereby negatively affecting stockholder value.

The Proponents believe that an advisory vote on the HRC’s executive compensation report would “give stockholders a clear voice that could help shape senior executive compensation.” The Board does not agree. The proposed advisory vote would not provide useful guidance to the HRC on the Company’s compensation philosophy and programs or the specific compensation decisions made because of the “up-or-down” nature of the vote. The members of the HRC would be forced to speculate about which specific components of executive compensation disclosed in the compensation tables—salary, annual incentive, equity-based long-term compensation, or retirement programs—is the source of stockholder concern. The lack of clarity as to the meaning of the vote eliminates any benefits sought by the Proponents and would generate needless uncertainty and confusion for the HRC, the Board, management and stockholders.

We also disagree with the Proponents’ statements that an advisory vote is necessary because stockholders have insufficient mechanisms for providing input to the Board on senior executive compensation and have no mechanism for providing ongoing feedback on the application of the Company’s compensation policies to individual pay packages. The Company already has a direct and effective process in place for stockholders to communicate with our Board that a single yes/no vote cannot duplicate. Any stockholder may communicate directly with the HRC, our Board of Directors, or any member thereof, regarding any aspect of our compensation policies by sending an e-mail to BoardCommunications@wellsfargo.com or sending a letter to Wells Fargo & Company, P.O. Box 63750, San Francisco, CA 94163.

Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

ITEM 7—STOCKHOLDER PROPOSAL REGARDING A

“PAY-FOR-SUPERIOR-PERFORMANCE” COMPENSATION PLAN

Resolution

Resolved: That the shareholders of Wells Fargo & Company (“Company”) request that the Board of Director’s Executive Compensation Committee adopt a pay-for-superior-performance principle by establishing an executive compensation plan for senior executives (“Plan”) that does the following:

•	Sets compensation targets for the Plan’s annual and long-term incentive pay components at or below the peer group median;

•	Delivers a majority of the Plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

•

Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the Plan;

•	Establishes performance targets for each Plan financial metric relative to the performance of the Company’s peer companies; and

•

Limits payment under the annual and performance-vested long-term incentive components of the Plan to when the Company’s performance on its selected financial performance metrics exceeds peer group median performance.

Supporting Statement

We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. The pay-for-performance concept has received considerable attention, yet all too often executive pay plans provide generous compensation for average or below average performance when measured against peer performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value. Post-employment benefits provided to executives from severance plans and supplemental executive pensions exacerbate the problem.

We believe that the pay-for-superior-performance principle presents a straightforward formulation for senior executive incentive compensation that will help establish more rigorous pay for performance features in the Company’s Plan. A strong pay and performance nexus will be established when reasonable incentive compensation target pay levels are established; demanding performance goals related to strategically selected financial performance metrics are set in comparison to peer company performance; and incentive payments are awarded only when median peer performance is exceeded.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle in several important ways. Our analysis of the Company’s executive compensation plan reveals the following features that do not promote the pay-for-superior-performance principle:

•	The annual incentive plan provides for below target payout.

•	100% of the Company’s regular long-term compensation is not performance-vested.

•	Stock options vest ratably over three years.

We believe a plan designed to reward superior corporate performance relative to peer companies will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 7 on the proxy card, for the following reasons:

•

The Board agrees with many of the principles outlined in the proposal but believes the proposal is unnecessary because the Company’s executive compensation program is already heavily performance-based and designed to motivate our executives to achieve superior corporate performance;

•

Contrary to the Proponent’s assertion, the Board believes that time-vested stock options are a highly effective form of performance-based compensation because no compensation is realized unless the stock price increases; and

•

The HRC must have the flexibility to take into account multiple quantitative and qualitative measures rather than be limited to rigid quantitative criteria tied to the performance of the Company’s peers.

The Board believes the Company’s executive compensation philosophy already incorporates the underlying “pay for performance” principle advocated by the Proponent. As discussed beginning on page 38 of this proxy statement, executive compensation is weighted more heavily in favor of annual cash incentive and long-term equity awards and is linked not only to the achievement of Company and individual goals but also to the Company’s performance relative to its peers. The Company’s objective is to award superior pay for superior performance, median pay for median performance and below median pay for below median performance. However, the Board does not believe in an absolute prohibition on the payment of incentive compensation if Company performance does not exceed median peer group performance. This would limit our ability to incent our executives to achieve or exceed their individual business goals and thus negatively impact the overall performance of the Company.

The Board believes the use of time-vested stock options is consistent with the principle of pay for performance. Stock options, by definition, are performance-based—no compensation is realized unless the stock price increases. The Board may choose in appropriate circumstances to award other forms of performance-based equity compensation. However, the Board believes it would be ill-advised to prohibit stock option compensation which has so effectively aligned the interests of our executive officers with those of stockholders in increasing share value over the long term.

In determining what is in the Company’s best interests, the HRC must have the flexibility to set qualitative as well as quantitative measures for executive performance that are tied to more than just the financial performance of the Company’s peers. Our peers may have different business strategies or objectives, limiting the comparability of their performance to that of the Company. In addition, tying incentive compensation solely to peer group performance would prevent the Company from rewarding an executive for extraordinary job performance in the face of unique business challenges simply because the Company’s performance was not above the peer group average. Conversely, the Board does not believe that executives should be awarded incentive pay simply because the Company outperforms its peers if we do not achieve our own goals. The Board believes that senior executives are best motivated when their incentive compensation is tied to the Company’s overall performance, the performance of their individual business units, as well as to the performance of peer group companies.

The Board believes that our compensation philosophy and practices have helped the Company assemble a strong and talented management team that has directly contributed to the Company’s consistent, superior performance. Adopting a policy that ties both executive incentive compensation and Company performance solely to the median pay and performance of its peer group is unduly restrictive and not in the best interests of the Company or its stockholders.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal.

ITEM 8—STOCKHOLDER PROPOSAL REGARDING

HUMAN RIGHTS ISSUES IN INVESTMENT POLICIES

Resolution

WHEREAS

The issue of Human Rights increasingly impacts investors and companies alike. Company reputations are affected by both direct and indirect involvement in human rights violations. Operating in countries with clear patterns of these violations, such as Sudan and Burma, may heighten reputational and financial risk. Furthermore, companies can face similar risks when they or their suppliers are found to be using forced labor, discriminating against employees, or committing other such abuses.

Proponents believe that institutional investors, including asset management firms such as Wells Fargo & Company, bear fiduciary and moral responsibilities as owners of stock in companies that may be connected to human rights violations. Thus we are encouraging the Corporation to report on policies and guidelines that address these issues. This report and guidelines can address how the Corporation as a shareholder can most effectively respond to these human rights issues, including strategies for shareowner engagement with the companies and/or divestment of such stock as appropriate.

RESOLVED

Shareowners request that the Board of Directors authorize and prepare a report to shareowners which discusses how our investment policies address or could address human rights issues, at reasonable cost and excluding proprietary information, by October 2008.

Such a report should review the current investment policies of the Corporation with a view toward adding appropriate policies and procedures to apply when a company in which we are invested, or its subsidiaries or affiliates, is identified as contributing to human rights violations through their businesses or operations in a country with a clear pattern of mass atrocities or genocide.

Supporting Statement

Proponents believe one example, clearly demonstrating the need for this report, concerns the ongoing atrocities in Sudan, and how certain types of foreign investment contribute to the conflict.

Sudan’s western region, Darfur, continues to experience human rights abuses on an unimaginable scale, including systematic and widespread murder, torture, rape, abduction, looting and forced displacement. Since February 2003, hundreds of thousands of civilians have been killed by both deliberate and indiscriminate attacks, and 2.5 million civilians in the region have been displaced.

Much of the revenue fueling this conflict is generated by Sudan’s oil industry. Rather than funding social development, the majority of the revenue is funneled into military expenditures.

With little capital or expertise to efficiently extract its own oil, Sudan relies almost entirely on foreign companies for both. The oil industry in Sudan is dominated by four foreign companies: China National Petroleum Corporation, Petronas of Malaysia, Oil and Natural Gas Corporation of India, and Sinopec of China.

Over 20 US states and 50 colleges have adopted Sudan investment policies, including engagement, screening and divestment, regarding these and other foreign companies operating in certain sectors in Sudan. A 1997 presidential executive order generally bars American companies and citizens from conducting business in Sudan. In 2007, President Bush reinforced that executive order.

Proponents believe that Wells Fargo & Company, as an investor, has a responsibility to address this internationally condemned conflict in the Sudan.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 8 on the proxy card, for the following reasons:

•	The Company does not have the resources or information to make informed judgments about thousands of individual companies on these complex matters; and

•	The Company’s investment advisory businesses are restricted in their ability to unilaterally set investment policies and guidelines for client funds and accounts.

The Company strongly supports efforts by the United States government and aid organizations to alleviate the crisis in Sudan’s Darfur region and to stem human rights violations around the world generally. We comply with all applicable laws, regulations and executive orders that prohibit or limit transactions with Sudan and Burma, among other countries and regions. The Board understands the desire to remedy these and other human rights crises, but believes the proposal is misdirected.

The Company does not hold for its account any securities issued by the specific foreign companies the Proponents identify in their supporting statement. However, as a diversified financial services company, we invest on behalf of clients and customers in thousands of domestic and foreign companies, many with complex and far-reaching global operations. The effort required to screen thousands of individual companies, as the Proponents would seem to advocate, would be a task of tremendous scope requiring in-depth research and detailed evaluations of the nature and extent of each company’s global operations. We simply do not have appropriate resources or access to adequate and accurate information to make informed judgments on these complex issues.

In addition, our investment advisory businesses are restricted in their ability to unilaterally set investment policies and guidelines for their clients’ portfolios. They act in a fiduciary capacity managing their customers’ investment portfolios through a variety of products and services, including institutional separate accounts, mutual funds, and other managed accounts. The investment policies and guidelines for those accounts are based on the clients’ objectives and goals. Our investment advisory businesses are responsible for following these investment policies and guidelines, and it is generally not within their authority to determine the investment policies for client funds and accounts.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal.

ITEM 9—STOCKHOLDER PROPOSAL REGARDING A

NEUTRAL SEXUAL ORIENTATION EMPLOYMENT POLICY

Resolution

Whereas, our company seeks to hire the most qualified person and has never had a policy discriminating against any person, or groups of persons, for any reason.

Whereas, it would be inappropriate and possibly illegal to ask a job applicant or employee about their sexual interests, inclinations and activities.

Whereas, it is similarly inappropriate and legally problematic for employees to discuss personal sexual matters while on the job.

Whereas, unlike the issues of race, age, gender and certain physical disabilities, it would be impossible to discern a person’s sexual orientation from their appearance.

Whereas, unless an employee chooses to talk about their sexual interests or activities while working, the issue of sexual orientation is, essentially, moot.

Whereas, according to the website of the Human Rights Campaign (HRC), the largest national lesbian, gay, bisexual, and transgender political organization, “an inclusive non-discrimination policy (one that refers to sexual orientation) is a key facet of the rationale for extending domestic partner benefits.” The HRC adds, “Establishing a benefits policy that includes your company’s gay and lesbian employees is a logical outgrowth of your company’s own non-discrimination policy. . . .”

Whereas, domestic partner benefit policies pay employee benefits based on the employee engaging in unmarried, homosexual relations. These relations have been condemned by the major traditions of Judaism, Christianity and Islam for a thousand years or more.

Whereas, the Armed Forces of the United States is one of the largest and most diverse organizations in the world. They protect the security of us all while adhering to a “don’t ask, don’t tell policy” regarding sexual interests.

Whereas, our company does not discriminate against tobacco users when they apply for a job even though they are not protected by any employment clause. It also does not pay tobacco users special benefits based on their engaging in this personally risky behavior.

Whereas, those who engage in homosexual sex are at a significantly higher risk for HIV/AIDS and other sexually transmitted diseases.

Whereas, marriage between heterosexuals has been protected and encouraged by a wide range of societies, cultures and faiths for ages.

Resolved: the shareholders request that Wells Fargo form a committee to explore ways to formulate an equal employment opportunity policy which complies with all federal, state and local regulations but does not make reference to any matters related to sexual interests, activities or orientation.

Supporting Statement

While the legal institution of marriage between a man and a woman should be protected, the sexual interests, inclinations and activities of all employees should be a private matter, not a corporate concern.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 9 on the proxy card, for the following reasons:

•	The Company believes diversity is fundamental to its success; and

•	Opposing discrimination in all forms is one of the ways the Company makes its commitment to diversity a reality.

The Company believes that welcoming all people and opposing discrimination in all its forms, including discrimination based on sexual orientation, represents a commitment to fairness that Americans support. This belief is how we conduct our business successfully. Diversity is part of the Company’s “Vision and Values,” which makes it clear that we want to “respect differences among team members, customers and communities—earning mutual trust by supporting our corporate values for diversity, taking advantage of different perspectives, supporting the diversity of our team members, customers and communities, and leveraging diversity as a competitive advantage.”

The Company seeks to recruit and retain outstanding team members who reflect the diversity of a highly competitive marketplace. We do not publicly support or endorse any particular creed or lifestyle. We simply strive to build a culture in which all people are accepted and individual differences are respected among our team members, and we intend to continue our commitment to support the diversity of all our team members and customers.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal.

ITEM 10—STOCKHOLDER PROPOSAL REGARDING A

REPORT ON RACIAL DISPARITIES IN MORTGAGE LENDING

Resolution and Supporting Statement

WHEREAS, there are wide disparities between the interest rates charged to African-American and Latino families compared to white families, according to Home Mortgage Disclosure Act data filed by lending institutions.

According to the Federal Reserve, 53.7% of conventional purchase loans to African-American borrowers in 2006 were “high-cost” versus just 17.7% of similar loans to white borrowers. The Federal Reserve defines “high cost” as an annual percentage rate (APR) of 3% above a comparable Treasury security on a first mortgage and 5% above a comparable Treasury security on a second mortgage. African-American families are 3 times more likely than white families to receive a high-cost mortgage, raising their cost of homeownership.

Even after adjusting for such factors as income levels of borrowers, location, loan amounts and type of lender, unexplained disparities remain in the Federal Reserve’s analysis: African-American home borrowers receive high cost loans 30.3% of the time; Latino borrowers 20.7% of the time and white borrowers 17.2% of the time.

Racial disparities in Wells Fargo’s 2006 HMDA data are also pronounced. Of Wells Fargo’s conventional first-lien mortgages (unadjusted for income, location, loan size, and lender type), high cost loans made up 45.8% of the loans to African-Americans, 22.6% of the loans to Latinos, and 12.4%

of the loans to whites. African-Americans were 3.69 times more likely than whites to receive a high cost loan and Latinos were 1.82 times more likely than whites.

In April 2005, New York Attorney General Eliot Spitzer asked Wells Fargo and three other large banks for information on loan conditions and credit scores as he investigated whether the racial disparities in high cost loans violated state laws. According to Spitzer, Wells Fargo’s African American customers in New York were three times more likely than whites to receive high cost loans, at JP Morgan Chase and Citigroup the disparity was 2-to-1 and at HSBC, 1.5-to-l. (Source: Washington Post 6/25/2005) Rather than comply with Spitizer’s request, Wells Fargo joined others in successfully suing the Attorney General arguing that he had no jurisdiction over a federally chartered bank.

Shareholders request that the Board of Directors prepare a special report, providing explanations of racial and ethnic disparities in the cost of loans provided by the company. The report shall discuss the following questions:

1)	How does Wells Fargo explain the racial and ethnic disparities pertaining to high cost mortgages revealed in the company’s Home Mortgage Disclosure Act data?

2)	Does Wells Fargo believe that the company’s racial and ethnic disparities in high cost loans affect the home affordability or wealth-building benefits of homeownership for their minority customers?

3)	Does Wells Fargo believe some of these disparities are explained by the racial wealth divide prevalent in the United States? If so, what does Wells Fargo believe can be done to lessen this divide?

This report, prepared at reasonable cost and omitting proprietary information, shall be available to all shareholders, upon written request, no later than September 30, 2008.

Position of the Board of Directors

This proposal is essentially the same proposal stockholders overwhelmingly rejected in 2007 and 2006. The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 10 on the proxy card, for the following reasons:

•

The report requested by the proposal is unnecessary because we have already publicly explained on our website, www.wellsfargo.com, the reasons for pricing differences reflected in our Home Mortgage Disclosure Act (“HMDA”) data; and

•

The scope of the proposed report is inappropriate in that it would require us to speculate about broad social and economic issues that are well beyond our ability to resolve and that do not involve any specific business issue or risk relevant to stockholders.

We do not tolerate discrimination against any customer, and our policies and proprietary control processes governing credit underwriting and pricing are designed to help ensure that we meet or exceed all fair lending legal and regulatory requirements and expectations. Customers with a good credit history, lower overall debt levels, and fewer risks associated with their loans and property types present lower risks of default, and typically pay lower rates. Differences in loan pricing reflected in our HMDA data are based on differences in a number of legitimate credit-related factors, not on race, ethnicity, or any other unlawful basis.

HMDA pricing data does not include a number of significant risk factors that mortgage lenders (including Wells Fargo) typically and properly consider when pricing loans. Consequently, HMDA data provides an incomplete view of a lender’s pricing decisions and—as the Federal Reserve Board itself has consistently acknowledged—cannot be used to draw final conclusions about the fairness of any lender’s loan pricing. Risk factors, the vast majority of which are not included in HMDA data, explain virtually all of the differences between Wells Fargo loans that are below the Federal Reserve’s threshold to report loan pricing and those that are not. Finally, most of Wells Fargo’s loans are below this pricing threshold—and the percentage that is above the threshold is less than the industry average. For more information about our HMDA data and the applicable legal and regulatory requirements, please refer to the HMDA Frequently Asked Questions (FAQ) on our website, www.wellsfargo.com (select “About Us,” then “HMDA FAQ” under “Responsible Lending”).

The Board believes that the special report requested by the proposal would not result in a significant improvement to the extensive information that is already publicly available about our loan pricing practices and results.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal.

STOCKHOLDER INFORMATION

FOR FUTURE ANNUAL MEETINGS

Stockholder Proposals for 2009

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of stockholders in 2009 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our President and Chief Executive Officer, John G. Stumpf, at 420 Montgomery Street, San Francisco, California 94104 or by our Corporate Secretary, Laurel A. Holschuh, at MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479 no later than November 16, 2008.

Advance Notice Procedures

Under our By-Laws, a stockholder who wishes to nominate an individual for election to the Board directly, or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The stockholder must be a stockholder of record as of the date the notice is delivered. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The notice must be delivered not earlier than 150 days, and not later than 120 days, before the first anniversary of the preceding year’s annual meeting to our Chief Executive Officer and Corporate Secretary as follows: John G. Stumpf, President and Chief Executive Officer, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Laurel A. Holschuh, Corporate Secretary, MAC #N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a stockholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the GNC for recommendation to the Board for election as a director as described under “Director Nomination Process” on page 30 of this proxy statement and from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

EXHIBIT A

PERFORMANCE-BASED COMPENSATION POLICY

1.    Purpose.    The purpose of the Wells Fargo & Company Performance-Based Compensation Policy (the “Policy”) is to establish one or more performance goals for payment of incentive compensation other than stock options and the maximum amount of such incentive compensation that may be paid to certain executive officers. It is the intention of the Human Resources Committee (the “Committee”) of the Board of Directors of the Company that incentive compensation awarded to each Covered Executive Officer (as defined below) be deductible by the Company for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder, and any rulings published by the Internal Revenue Service related thereto (the “Regulations”).

2.    Covered Executive Officers.    This Policy applies to any individual (a “Covered Executive Officer”) who on the last day of the taxable year is (a) the principal executive officer of the Company or is acting in such capacity, (b) an executive officer and whose name and total compensation for the taxable year is required to be disclosed in the Company’s proxy statement delivered to stockholders pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) by reason of the individual being among the Company’s three highest compensated executive officers for the taxable year (other than by reason of being the principal executive officer or principal financial officer), or (c) an executive officer and whose name and total compensation for the taxable year is included in the Summary Compensation Table for the taxable year included in the Company’s proxy statement delivered to stockholders pursuant to Section 14(a) of the Exchange Act. Whether an individual is the principal executive officer or among the three highest compensated executive officers other than the principal executive officer or principal financial officer shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act. To the extent “covered employee” under Section 162(m) of the Code (including, without limitation, by subsequent interpretation or amendment) includes additional individuals with respect to the Company, such additional individuals shall also be Covered Executive Officers for purposes of this Policy.

3.    Incentive Compensation Award/Establishment of Performance Goals.    An incentive compensation award to a Covered Executive Officer may be paid in the form of cash, stock, restricted share rights, or restricted stock, or any combination thereof. Payment of an incentive compensation award to a Covered Executive Officer will be contingent upon the attainment of the performance goal or goals for the Performance Period established for such Covered Executive Officer by the Committee as provided herein. The Committee shall retain the discretion to reduce the incentive compensation award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal. The incentive compensation award determined and approved by the Committee to be payable to the principal executive officer of the Company shall be submitted to the Board of Directors for ratification.

The Committee shall establish in writing one or more performance goals to be attained (which performance goals may be stated as alternative performance goals) for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code or the Regulations. Performance goals may be based on any one or more of the following business criteria (as defined in paragraph 4 below) as the Committee may select:

•	Earnings Per Share

•	Business Unit Net Earnings

•	Return on Realized Common Equity

A-1

The maximum amount of an incentive compensation award for any Performance Period to any Covered Executive Officer shall be a dollar amount not to exceed one-half of one percent (0.5%) of the Company’s Net Income (as defined below).

4.    Definitions    For purposes of this Policy and for determining whether a particular performance goal is attained, the following terms shall have the meanings given them below:

(a)    The term “Business Unit Net Earnings” shall mean the net earnings of the business unit of the Company managed by a Covered Executive Officer, as determined in accordance with generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the Performance Period, and as further adjusted in the same manner as provided below for Net Income.

(b)    The term “Earnings Per Share” shall mean the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for the Performance Period, adjusted in the same manner as provided below for Net Income.

(c)    The term “Net Income” shall mean the Company’s net income for the applicable Performance Period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (1) losses resulting from discontinued operations; (2) extraordinary gains or losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or non-recurring gain or loss which is separately identified and quantified.

(d)    The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31.

(e)    The term “Return on Realized Common Equity” shall mean the Net Income of the Company on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the Performance Period.

5.    Applicability of Certain Provisions of the Long-Term Incentive Compensation Plan and the Deferred Compensation Plan to Incentive Compensation Awards.    An incentive compensation award paid in stock, restricted share rights, or restricted stock pursuant to this Policy shall be governed by the provisions (other than provisions with respect to the computation of such award) of the Company’s Long-Term Incentive Compensation Plan. Deferral of an incentive compensation award paid in cash under this Policy shall be made pursuant to the provisions of the Company’s Deferred Compensation Plan.

6.    Effective Date; Amendment and Termination.    Subject to approval by the stockholders of the Company, this Policy shall be effective as of January 1, 2008, and shall supersede the performance-based compensation policy approved by the stockholders on April 22, 2003. No incentive compensation award shall be paid pursuant to this Policy unless this Policy has been approved by the stockholders of the Company. The Committee may at any time terminate, suspend, amend or modify this Policy except that stockholder approval shall be required for any amendment or modification to this Policy that, in the opinion of counsel, would be required by Section 162(m) of the Code or the Regulations.

A-2

EXHIBIT B

AMENDED AND RESTATED LONG-TERM INCENTIVE COMPENSATION PLAN

(as amended and restated effective April 29, 2008)

1.	Purpose. The purpose of Wells Fargo & Company’s Long-Term Incentive Compensation Plan (the “Plan”) is to motivate key employees and directors to produce a superior return to the stockholders of Wells Fargo & Company by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining both talented executives for key positions and directors with outstanding abilities and skills by providing an attractive capital accumulation opportunity. The Plan was originally adopted on September 25, 1984, last amended and restated effective April 26, 2005 and subsequently amended effective August 1, 2005, August 4, 2006, February 28, 2007, and January 1, 2008. This amendment and restatement of the Plan, which has been approved by the Board (as defined below) subject to the approval of stockholders at the annual meeting of stockholders scheduled for April 29, 2008, shall not apply (and instead the terms of the Plan existing immediately prior to the amendment and restatement that would be deemed a “material modification” of such Award within the meaning of Section 409A of the Code shall apply) to Awards under the Plan that were both outstanding and vested as of December 31, 2004 if and to the extent that the application of the April 26, 2005 amendment and restatement or this amendment and restatement would be deemed a “material modification” of such Awards within the meaning of Section 409A of the Code.

2.	Definitions.

2.1	The following terms, whenever used in this Plan, shall have the meanings set forth below:

(a)	“Affiliate” means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

(b)	“Award” means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Restricted Share Rights, Options, Performance Units, Stock Appreciation Rights, or Stock Awards.

(c)	“Award Agreement” means a written agreement or other communication evidencing the terms and conditions of an Award in the form of either an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or a certificate, notice, term sheet or similar communication.

(d)	“Beneficiary” means the person or persons determined in accordance with Section 13.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Business Unit Net Earnings” means the net earnings of the business unit of the Company managed by a Participant, as determined in accordance with generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the relevant performance period, and as further adjusted in the same manner provided below for Net Income.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)	“Committee,” unless otherwise specified or another committee consisting of two or more members is selected by the Board, means with respect to the Awards to Employees, the Human Resources Committee of the Board and with respect to the Awards to Directors, the Governance and Nominating Committee of the Board.

(i)	“Director” means an individual who both is a director of the Company and is not an employee of the Company or an Affiliate.

(j)	“Company” means Wells Fargo & Company, a Delaware corporation.

(k)	“Earnings Per Share” means the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for the applicable performance period, adjusted in the same manner as provided below for Net Income.

(l)	“Employee” means an individual who is a common law employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(m)	“Fair Market Value” as of any date means, unless a different calculation measure is specified by the Committee, that day’s closing sales price of a Share on the New York Stock Exchange.

(n)	“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

(o)	“Net Income” shall mean the Company’s net income for the applicable performance period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations, (ii) extraordinary gains or losses, (iii) the cumulative effect of changes in generally accepted accounting principles, and (iv) any other unusual or non-recurring gain or loss which is separately identified and quantified.

(p)	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(q)	“Option” means a right to purchase Stock.

(r)	“Participant” means a person described in Section 5 designated by the Committee to receive an Award under the Plan.

(s)	“Performance Cycle” means the period of time of not fewer than one year nor more than five years as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(t)	“Performance Shares” means an Award made pursuant to Section 6 which entitles a Participant to receive Shares, their cash equivalent, or a combination thereof, based on the achievement of performance targets during a Performance Cycle.

(u)	“Performance Units” means an Award made pursuant to Section 6 which entitles a Participant to receive cash, Stock, or a combination thereof, based on the achievement of performance targets during a Performance Cycle.

(v)	“Plan” means this Long-Term Incentive Compensation Plan, as amended from time to time.

(w)	“Qualifying Performance Criteria” has the meaning set forth in Section 17.2.

(x)	“Restricted Share Right” means a grant under Section 9 of the right to receive a Share subject to vesting and such other restrictions imposed pursuant to said Section, together with dividend equivalents with respect to such Share if and as so determined by the Committee.

(y)	“Restricted Stock” means Stock granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

(z)	For all Awards outstanding on November 2, 1998, “Retirement” means retirement which would entitle a Participant to a benefit under Section 6.1 or Section 6.2 of the Norwest Corporation Pension Plan or under Section 4.1 or Section 4.2 of the Norwest Financial Pension Plan if such plans had remained in effect under their terms as of November 2, 1998. For all Awards granted subsequent to November 2, 1998, “Retirement” means termination of employment after reaching the earlier of (i) age 55 with 10 completed years of service, or (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (iii) age 65. For purposes of this definition, a Participant is credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

(aa)	“Return on Realized Common Equity” means the Net Income of the Company on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the relevant performance period.

(bb)	“Share” means a share of Stock.

(cc)	“Shorter Vesting Awards” has the meaning set forth in Section 7.2.

(dd)	“Specified Employee” means a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i), as determined in a uniform manner by the Company or its duly authorized representative for purposes of this Plan and all other nonqualified deferred compensation plans maintained by the Company and its affiliates.

(ee)	“Stock” means the common stock, $1-2/3 par value per share, of the Company.

(ff)	“Stock Appreciation Right” means a right awarded to a Participant pursuant to Section 11 that entitles the Participant to receive, in cash, Stock or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

(gg)	“Stock Award” means an award of Stock granted to a Participant pursuant to Section 8.

(hh)	“Substitute Award” means an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or otherwise combines.

(ii)	“Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on a Restricted Share Right or Restricted Stock are in effect.

2.2	Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.

3.1	Administration of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or cause an Award not to qualify for treatment as “performance based compensation” under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Affiliate, and/or to one or more agents.

3.2	Powers of the Committee. Subject to the express provisions of this Plan, including, without limitation, Section 28, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 5, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or purchase price of such Shares, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other communications evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 26; (vii) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.3

Determinations by the Committee.    All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, Beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

4.	Shares Available Under the Plan; Limitation on Awards.

4.1	Aggregate Limits. Subject to adjustment as provided in Section 26, the aggregate number of Shares issuable pursuant to all Awards under this Plan on or after March 1, 2008 shall not exceed 483,195,337 Shares; provided that each Share issued pursuant to Awards of Performance Shares, Restricted Stock, Restricted Share Rights, Performance Units or Stock Awards shall be counted against this limit as three and one-half (3.5) Shares. The Shares issued pursuant to Awards granted under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

4.2	Issuance of Shares. For purposes of this Section 4, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced with respect to Shares (the number determined consistent with the applicable Share counting provisions of Section 4.1) attributable to Awards that have been canceled, expired, forfeited or settled in cash. Substitute Awards may be granted under this Plan and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under this Plan.

4.3	Tax Code Limits. No Participant may be awarded in any calendar year (i) Options or Stock Appreciation Rights covering an aggregate of more than 14,000,000 Shares or (ii) Awards other than Options or Stock Appreciation Rights covering an aggregate of more than 4,000,000 Shares, which limits shall be calculated and adjusted pursuant to Section 26 only to the extent that such calculation or adjustment will not affect the status of any Award theretofore issued or that may thereafter be issued as “performance based compensation” under Section 162(m) of the Code. The maximum amount payable pursuant to that portion of a Performance Unit granted under this Plan in any calendar year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall be a dollar amount not to exceed one-half of one percent (0.5%) of the Company’s Net Income for that calendar year.

5.	Participation. Participation in the Plan shall be limited to Employees of the Company or an Affiliate selected by the Committee and to Directors. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any subsidiary within the meaning of the Code. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6.	Performance Shares and Performance Units. An Award of Performance Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the level of achievement with respect to one or more pre-established performance criteria (including Qualifying Performance Criteria) established for a Performance Cycle.

6.1	Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

6.2	Communication of Award. Each Award Agreement evidencing an Award of Performance Shares or Performance Units shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the Performance Cycle as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Award prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

6.3	Performance Criteria. Performance criteria established by the Committee shall relate to corporate, group, unit or individual performance, and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee; provided, however, that the performance criteria for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities.

6.4	Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

6.5	Payment of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance criteria have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or a combination thereof. Payment shall be made in a single lump sum on such date after the end of the applicable Performance Cycle as the Committee establishes at the time the Award is granted, subject to such terms and conditions and in such form as may be prescribed by the Committee. The payment date so established by the Committee shall not be later than March 1 of the year after the year in which the Performance Cycle ends. Payment in Stock may be in Restricted Stock as determined by the Committee at the time the Award is granted.

6.6	Termination of Employment. Unless the Committee provides otherwise:

(a)

Due to Death or Disability.    If a Participant ceases to be an Employee before the end of a Performance Cycle by reason of his death or permanent disability, the Performance Cycle for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to a Participant (or the Beneficiary of a deceased Participant) to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle, and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle.

(b)	Due to Reasons Other Than Death or Disability. Upon any other termination of employment of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7.	Restricted Stock Awards. An Award of Restricted Stock under the Plan shall consist of Shares the grant, issuance, retention, vesting and/or transferability of which are subject, during specified periods of time, to such conditions and terms as the Committee deems appropriate. Restricted Stock granted pursuant to the Plan need not be identical, but each grant of Restricted Stock must contain and be subject to the terms and conditions set forth below.

7.1	Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares subject to the Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Shares issued under an Award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

7.2

Vesting and Lapse of Restrictions.    The grant, issuance, retention, vesting and/or settlement of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Shares of Restricted Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth in the following sentences, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Stock that is based on performance criteria and the level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Stock over a Term of less than three years from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to Restricted Stock that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term. In addition, notwithstanding anything herein to the contrary, the Committee may grant Awards of Restricted Stock and Restricted Share Rights which fully vest prior to three years (including without limitation, prior to one year in the case of Awards of Restricted Stock or Restricted Share Rights whether or not subject to performance criteria) from the date of grant (“Shorter Vesting Awards”) as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such

Shorter Vesting Awards granted under the Plan shall not exceed 24,159,766 Shares, as adjusted pursuant to Section 26.

7.3	Rights as a Stockholder. Unless the Committee provides otherwise, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Stock; provided that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.1, 7.2 and 7.4. Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement or grant provides otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate.

7.4	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee prior to the lapse of restrictions on Shares of Restricted Stock by reason of his death or permanent disability, all restrictions on Shares of Restricted Stock held for his benefit shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. Upon any other termination of employment prior to the lapse of restrictions, all Shares of Restricted Stock held for the benefit of a Participant, all rights to receive dividends thereon and other stockholder rights therewith shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

7.5	Certificates. The Committee may require that certificates representing Shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Affiliate until any restrictions applicable to Shares of Restricted Stock so retained have been satisfied or lapsed. Each certificate issued in respect to an Award of Restricted Stock may, at the election of the Committee, bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Long-Term Incentive Compensation Plan and the Restricted Stock Award. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and the Award, a copy of each of which is on file in the office of the Secretary of Wells Fargo & Company.”

8.	Stock Awards.

8.1	Grant. A Participant may be granted one or more Stock Awards under the Plan; provided that such Award to an Employee is granted in lieu of salary, cash bonus or other cash compensation. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

8.2	Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided that the Committee may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.

9.	Restricted Share Rights. Restricted Share Rights are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. Restricted Share Rights granted pursuant to the Plan need not be identical, but each grant of Restricted Share Rights must contain and be subject to the terms and conditions set forth below.

9.1	Award Agreement. Each Award of Restricted Share Rights shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Restricted Share Rights subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares subject to the Award, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Share Rights as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award and (v) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

9.2	Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Restricted Share Rights shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Share Rights subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth in the following sentences, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Share Rights that is based on performance criteria and the level of achievement versus such criteria be subject to a performance period of less than one year, and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Share Rights over a Term of less than three years from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to an Award of Restricted Share Rights that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term. In addition, notwithstanding anything to the contrary herein, the Committee may grant Shorter Vesting Awards as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted under the Plan shall not exceed 24,159,766 Shares, as adjusted pursuant to Section 26. Notwithstanding anything in this Section 9.2 to the contrary, settlement of Restricted Share Rights shall be completed not later than March 1 of the year after the year in which the vesting restrictions lapse on such Restricted Share Rights.

9.3

Rights as a Stockholder.    Participants shall have no voting rights with respect to Shares underlying Restricted Share Rights unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger. Shares underlying Restricted Share Rights shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee. If an Award of Restricted Share Rights includes dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Share Rights had been issued and outstanding Shares as of the record date for the dividends shall be paid to the Participant in cash subject to applicable withholding taxes. Any dividend equivalents payable pursuant to this Section 9.3 shall be paid no later than March 1 of the year after the year in which the applicable dividend record date occurs.

9.4	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee by reason of the Participant’s death or permanent disability, all restrictions on the Restricted Share Rights of the Participant shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. If a Participant ceases to be an Employee for any reason other than death or permanent disability, all Restricted Share Rights of the Participant and all rights to receive dividend equivalents thereon shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

9.5	Settlement of Rights Granted Prior to January 1, 2008. Notwithstanding anything in this Section 9 or in the applicable Award Agreements to the contrary, but subject to Sections 15, 16 and 26, Restricted Share Rights granted prior to January 1, 2008 that are outstanding on or after that date and that were not earned and vested prior to January 1, 2005 (“Transition Awards”) shall be subject to the following terms and conditions:

(a)	Settlement of the portion of a Transition Award that vests on a scheduled vesting date shall occur on that scheduled vesting date unless earlier payment is required pursuant to subsection (d) below. Consistent with the regulations under Code §409A, payment shall be treated as made on the scheduled vesting date if it is actually made not later than the later of (i) December 31 of the year in which the scheduled vesting date occurs or (ii) the fifteenth day of the third month after the month in which the scheduled vesting date occurs.

(b)	If a Participant ceases to be an Employee by reason of Retirement prior to the scheduled vesting date for any portion of a Transition Award and the Transition Award provides for earlier vesting due to Retirement, the Restricted Share Rights granted by such portion shall be settled prior to the scheduled vesting date only if the Participant’s termination of employment is a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

(c)	If a Participant ceases to be an Employee by reason of permanent disability prior to the scheduled vesting date for any portion of a Transition Award, the Restricted Share Rights granted by such portion shall be settled prior to the scheduled vesting date only if the Participant’s termination of employment is a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h) or if the Participant is considered disabled within the meaning of Treas. Reg. §1.409A-3(i)(4).

(d)	If a Participant’s employment terminates due to death, due to a Retirement that qualifies for early settlement as provided in subsection (b) above, or due to a permanent disability that qualifies for early settlement as provided in subsection (c) above, the portions of the Participant’s outstanding Transition Awards that have a scheduled vesting date later than the July 1 next following the date on which the Participant’s employment terminates shall be paid on such July 1; provided, however, that if:

(i)	the Participant’s employment termination is due to the Participant’s “separation from service” within the meaning of Treas. Reg. §1.409A-1(h)

and is not due to the Participant’s death or disability (within the meaning of Treas. Reg. §1.409A-3(i)(4)); and

(ii)	such July 1 is less than six months after the date of the Participant’s “separation from service”; and

(iii)	at the time of his or her “separation from service” the Participant is a Specified Employee; then the Participant’s outstanding Transition Awards shall be settled on the earlier of their scheduled vesting date or six months after the date of the Participant’s “separation from service”.

(e)	Notwithstanding the foregoing provisions of this Section 9.5, if a Participant elected pursuant to Section 23 to defer delivery of any vested Shares payable pursuant to a Transition Award, such Shares shall be delivered in accordance with the terms and conditions set forth in Appendix A to this Plan.

10.	Options. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals (which may include Qualifying Performance Criteria). Except to the extent provided herein, no Participant (or Beneficiary of a deceased Participant) shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.

10.1	Type of Option; Number of Shares. Each Option shall be evidenced by an Award Agreement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

10.2	Exercise Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Fair Market Value of the Shares subject to the Option on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted. The terms and conditions of any substitute or replacement award shall meet all requirements necessary to prevent such substitute or replacement awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

10.3	Exercisability. The Committee shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee, provided that in no event shall any Option awarded to a Participant provide for full vesting in a period of less than one year, other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company.

10.4	Exercise Term. Each Option shall have a Term established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant.

10.5	Payment for Shares. The exercise price of the Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery (either physically or by attestation) of previously-owned Shares, or a combination thereof or any other method approved by the Committee.

10.6	No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 26), an Option may not be repriced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price or taking any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).

10.7	Incentive Stock Options. In the case of an Incentive Stock Option, each Option shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option. Notwithstanding anything to the contrary in this Section 10, in the case of an Incentive Stock Option (a) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant, and the Option must expire within a period of not more than five years from the date of grant, (b) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries and (c) the number of Shares that may be issued upon exercise of Incentive Stock Options shall not exceed the aggregate Share number stated in Section 4.1 (including adjustment as provided in Section 26). Notwithstanding anything in this Section 10 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and shall be deemed Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, taking Options into account in the order in which they were granted, and (ii) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

10.8	Termination of Employment.

(a)	Due to Death, Disability, or Retirement. If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Option. If a Participant dies before exercising all outstanding Options, the outstanding Options shall be exercisable by the Participant’s Beneficiary.

(b)

Other Than Death, Disability, or Retirement.    Unless the Committee provides otherwise, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind except for any post-

employment exercise period set forth in the Award Agreement with respect to the vested portion of an Option.

11.	Stock Appreciation Rights.

11.1	General. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with, or as a component of, an Option granted under Section 10, other Awards granted under the Plan or stock options granted under any other Company equity compensation plan (“tandem SARs”) or without reference to other Awards or stock options (“freestanding SARs”). Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. The Committee may provide that the exercise of a tandem SAR will be in lieu of the exercise of the stock option or Award in connection with which the tandem SAR was granted. A Stock Appreciation Right may not be exercised at any time when the per Share Fair Market Value of the Shares to which it relates does not exceed the exercise price of the Option associated with those Shares. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 10, and all tandem SARs shall have the same vesting, exercisability, forfeiture and termination provisions as such Award or stock option to which they relate. Subject to the foregoing sentence and the terms of the Plan, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11.2	Exercise Price. The per Share price for exercise of Stock Appreciation Rights shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Fair Market Value of the Shares subject to the Award on the date of grant; provided, however, that the per Share exercise price with respect to a Stock Appreciation Right that is granted in connection with a merger or other acquisition as a substitute or replacement award for stock appreciation rights held by awardees of the acquired entity may be less than 100% of the Fair Market Value on the date such Award is granted. The terms and conditions of any substitute or replacement award shall meet all requirements necessary to prevent such substitute or replacement awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

11.3	No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 26), a Stock Appreciation Right may not be repriced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price or taking any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).

11.4	Termination of Employment.

(a)	Due to Death, Disability, or Retirement

(i)	If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding freestanding SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right.

(ii)	If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding tandem SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right. If a Participant dies before exercising all tandem SARs, the outstanding tandem SARs shall be exercisable by the Participant’s Beneficiary.

(b)	Other Than Death, Disability, or Retirement. Unless the Committee provides otherwise, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

11.5	Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of cash, Shares or a combination thereof as determined by the Committee at the time the Award is granted. However, notwithstanding any other provisions of this Plan, in no event may the payment (whether in cash or Stock) upon exercise of a Stock Appreciation Right exceed an amount equal to 100% of the Fair Market Value of the Shares subject to the Stock Appreciation Right at the time of grant.

12.	Director Awards. The Committee shall determine all Awards to Directors. The terms and conditions of any grant to any such Director may be set forth in an Award Agreement. Directors may only be granted Awards under the Plan in accordance with this Section 12 and such Awards shall not be subject to management’s discretion. From time to time, the Committee shall set the amount(s) and type(s) of Awards that shall be granted to all Directors on a periodic, nondiscriminatory basis, as well as any additional Award(s) to be granted, also on a periodic, nondiscriminatory basis, based on one or more of the following: service of a Director as the chair of a committee of the Board, service of a Director as Chairman of the Board, the number or type of committees of the Board on which a Director serves or the first selection or appointment of an individual to the Board as a Director. Subject to the limits set forth in Section 4.1 and the foregoing, the Committee shall pursuant to the Plan grant such Awards to Directors, as it shall from time to time determine.

If a Director subsequently becomes an Employee, the service requirement of the Award can be satisfied by such subsequent employment and the Award shall not terminate solely because of the change in status.

13.

Nontransferability of Rights.    Unless the Committee provides otherwise with respect to transfers to a Participant’s family members or to trusts or partnerships for the benefit of a Participant or the Participant’s family members, (i) no rights under any Award will be assignable or transferable and no Participant or Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under any Award, and (ii) the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the

Participant’s legal representative. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to receive any payment and/or exercise any rights with respect to outstanding Awards upon the Participant’s death. If at the time of the Participant’s death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant’s death in the first of the following classes of beneficiaries in which there is a survivor, shall have the right to receive any payment and/or exercise any rights with respect to outstanding Awards:

(a)	Participant’s surviving spouse.

(b)	Participant’s surviving same-sex spouse.

(c)	Participant’s surviving domestic partner.

(d)	Equally to the Participant’s children, except that if any of the Participant’s children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living.

(e)	Participant’s surviving parents equally.

(f)	Participant’s surviving brothers and sisters equally.

(g)	Participant’s estate.

If a person in the class surviving dies before receiving any payment and/or exercising any rights with respect to outstanding Awards (or the person’s share of any payment and/or rights in case of more than one person in the class), that person’s right to receive any payment and/or exercise any rights with respect to outstanding Awards will lapse and the determination of who will be entitled to receive any payment and/or exercise any rights with respect to outstanding Awards will be determined as if that person predeceased the Participant.

For all purposes under this Plan, the following terms have the meanings assigned to them below:

(1)	The term “spouse” means a person of the opposite gender from the Participant who is legally married to the Participant at the relevant time under the laws of the state in which they reside and who satisfies the requirements under 1 U.S. Code Section 7 for being treated as a spouse for purposes of federal law.

(2)	The term “same-sex spouse” means a person of the same gender as the Participant who at the relevant time either (i) is recognized as being legally married to the Participant under the laws of the state or country in which the relationship was created, or (ii) is a person who has joined with the Participant in a civil union that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the relationship was created.

(3)	The term “domestic partner” means a person who is not the spouse or same-sex spouse of the Participant as defined in subsections (1) and (2) above, but who at the relevant time is the Participant’s significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be the same gender or opposite gender. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Company from a city, county or state which offers the ability to register a domestic partnership. If the Participant and domestic partner reside in an area where such a certificate is not available, a person will not be considered a domestic partner unless the Participant and/or domestic partner provides sufficient evidence to the Company that all of the following requirements are satisfied:

(a)	The partners have had a single, dedicated relationship for at least six months and intend to remain in the relationship indefinitely.

(b)	The partners share the same permanent residence and have done so for at least six months.

(c)	The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

(d)	Neither partner is married to another person under either statutory or common law, and neither has a same-sex spouse or is a member of another domestic partnership.

(e)	Each partner is mentally competent to consent or contract.

(f)	Both partners are at least 18 years of age.

(g)	The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:

(1)	Joint ownership of real property or a common leasehold interest in real property.

(2)	Common ownership of an automobile.

(3)	Joint bank or credit accounts.

(4)	A will which designates the other as primary beneficiary.

(5)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(6)	Designation of one partner as holding power of attorney for health care needs of the other.

14.	Termination of Employment.

14.1	Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

14.2	The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

14.3	Notwithstanding anything in this Section 14 to the contrary, if any portion of an Award that is subject to Code §409A may be distributed upon the event of a Participant’s termination of employment (including but not limited to a termination of employment that qualifies as a Retirement), the Participant will be deemed to have a termination of employment with respect to such portion of the Award if and only if the Participant has a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

15.

Reorganization.    Unless the Committee or the Board otherwise determines either at the time the Award is granted or at any time thereafter prior to the date of the acquisition as specified in this sentence, if substantially all of the assets of the Company are acquired by another corporation or in case of a reorganization of the Company involving the acquisition of the Company by another entity, then as to each Participant who is an Employee or Director immediately prior to the consummation of the transaction:

(a)	All outstanding Options and Stock Appreciation Rights shall become exercisable immediately prior to the consummation of the transaction.

(b)	All restrictions with respect to Restricted Stock and Restricted Share Rights shall lapse immediately prior to the consummation of the transaction, and Shares free of restrictive legend shall be delivered to the Participant.

(c)	All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the consummation of the transaction. The amount of an Award payable shall be that fraction of the Award computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters completed in the Performance Cycle through the end of the calendar quarter immediately preceding the consummation of the transaction and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after consummation of the transaction.

For avoidance of doubt, this Section 15 shall not apply to the sale or other disposition by the Company of the assets of, or stock or other ownership interests in, an Affiliate unless such disposition would constitute a disposition of substantially all of the assets of the Company.

The Committee shall take such action as in its discretion may be necessary or advisable to carry out the provisions of this Section.

Notwithstanding anything in this Section 15 to the contrary, payment of the portion of any Award that is subject to Code §409A shall not be accelerated pursuant to this Section 15 unless the event also qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5) (a “qualifying event”). In the event payment of Shares attributable to Restricted Share Rights is accelerated pursuant to this Section 15, such payment shall be made 30 days after the qualifying event.

16.	Board Changes. Unless the Committee or the Board otherwise determines either at the time the Award is granted or at any time thereafter prior to the date of the change in the majority of the Board as specified in this sentence, on the date that a majority of the Board shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, then as to any Participant who is an Employee or Director immediately prior to said date and who ceases to be an Employee or Director within six months after said date for any reason other than as a result of death or permanent disability:

(i)	All outstanding Options and Stock Appreciation Rights shall become immediately exercisable and subject to Section 26 and the proviso of Section 10.4, may be exercised at any time within six months after the Participant ceases to be an Employee or Director, or within such longer period provided for exercise after the Participant ceases to be an Employee or Director as set forth in the Award.

(ii)	All restrictions with respect to Restricted Stock and Restricted Share Rights shall lapse and Shares free of restrictive legend shall be delivered to the Participant.

(iii)	All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee or Director. The amount of an Award payable to said Participant shall be that fraction of the Award computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee or Director and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after said Participant ceases to be an Employee or Director.

The Committee shall take such action as in its discretion may be necessary or advisable to carry out the provisions of this Section.

Notwithstanding anything in this Section 16 to the contrary:

(A)	This Section 16 shall not apply to a Participant’s Restricted Share Rights granted before January 1, 2007 if such Participant ceases to be an Employee due to Retirement.

(B)	Payment of the portion of any Restricted Share Right, Performance Share or Performance Unit Award that is subject to Code §409A shall not be accelerated pursuant to this Section 16 unless the changes in the Board also qualify as a change in the effective control of the Company within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi).

(C)	Except as provided in (D) below, Shares attributable to Restricted Share Rights that are payable to a Participant pursuant to this Section 16 shall be paid 30 days after the Participant’s termination of employment.

(D)	Notwithstanding (C) above, the portion of any Restricted Share Right, Performance Share or Performance Unit Award that is subject to Code §409A and becomes payable to an Employee pursuant to this Section 16 shall be paid six months after the date of such termination of employment if the Employee is a Specified Employee.

17.	Qualifying Performance-Based Compensation.

17.1	General. The Committee may specify that all or a portion of any Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code; provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time such Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

17.2	Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) Earnings Per Share, (b) Business Unit Net Earnings, (c) Return on Realized Common Equity or (d) total stockholder return.

18.	Effective Date of the Plan.

18.1	Effective Date. The Plan was originally effective as of September 25, 1984 upon the approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company. This amendment and restatement of the Plan has been approved by the Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on April 29, 2008 or any adjournment thereof (the “2008 Annual Meeting”). If this amendment and restatement is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote thereon, at the 2008 Annual Meeting in accordance with the laws of the State of Delaware and other applicable requirements, this amendment and restatement shall be void and the terms of the Plan prior to this amendment and restatement shall instead govern.

18.2	Duration of the Plan. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

19.	Right to Terminate Employment or Service. Nothing in the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

20.

Compliance With Laws; Listing and Registration of Shares.    All Awards granted under the Plan (and all issuances of Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Shares thereunder, such Award may not be exercised in whole or in part, or the restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. If the exercise of an Option would be prohibited solely because the issuance of Stock would violate the registration requirements of the Securities Act of 1933, as amended, the Option shall remain exercisable until the earlier of (i) the expiration of its Term (without regard to any shortening of the Term because of termination of employment or service) and (ii) the expiration of a period of three months after the Participant’s termination of employment or service during which the exercise of the Option would not be in violation of the Securities Act of 1933, as amended.

Without amending the Plan, the Committee may grant Awards to Employees and Directors who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Affiliate may operate or have Employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit this Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of this Plan.

21.	Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

22.	Withholding Taxes. The Company or an Affiliate shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or an Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of Common Stock received upon exercise of an Incentive Stock Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Stock to be received upon exercise or vesting of an Award or by delivery to the Company of previously owned Stock. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

23.	Deferral of Payments. With respect to Awards granted before January 1, 2008, the Committee may provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Share Rights, or in payment or satisfaction of an Award of Performance Shares or Performance Units. The terms and conditions of any such deferred delivery occurring on or after January 1, 2008, and of any deferral election made on or after such date, shall be as set forth in the applicable Award Agreement and deferral election form, subject, however, to the terms and conditions set forth in Appendix A to this Plan. This section shall not apply and no right to defer delivery shall be given with respect to Awards granted to Employees on or after January 1, 2008.

24.	No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, Beneficiary or any other person as to: (a) the non-issuance or sale of Stock as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, Beneficiary or other person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

25.	Amendment, Modification and Termination of the Plan. The Board, the Human Resources Committee of the Board or the Governance and Nominating Committee of the Board may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 26) which will:

(a)	increase the total amount of Stock which may be awarded under the Plan;

(b)	increase the individual maximum limits in Section 4.3;

(c)	change the class of Employees or Directors eligible to participate in the Plan;

(d)	reduce the exercise price of, or reprice, outstanding Options or Stock Appreciation Rights as set forth in Section 10.6 or Section 11.3;

(e)	allow the Board or Committee to waive the minimum time periods for vesting and lapse of restrictions set forth in Sections 7.2 and 9.2 of the Plan;

(f)	extend the duration of the Plan; or

(g)	otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No termination, suspension, or modification of the Plan will adversely affect any right acquired by any Participant or any Beneficiary under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 26 does not adversely affect any right.

26.	Adjustments.

(a)

In the event that the number of Shares shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), then each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in

Section 4, shall be adjusted by the Committee to reflect such increase or decrease, as it determines appropriate, in its sole discretion. The terms of any outstanding Award shall also be adjusted by the Committee as to price, number of Shares subject to such Award and other terms to reflect the foregoing events as the Committee determines appropriate, in its sole discretion.

(b)	In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, whether by reason of a merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected and effect such adjustment. In addition, in the event of such change described in the preceding sentence or such other change determined by the Committee, in its sole discretion, to be a change of control for purposes of the Plan (including, without limitation, events described in Section 15 or Section 16 of the Plan), the Committee existing prior to such change may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Subject to Section 28, in the event of any change described in this paragraph, the Committee existing prior to such change, in its sole discretion, may provide that any Award shall terminate and an equitable cash amount as determined by the Committee in its sole discretion be paid. Without limitation on the foregoing, an amount equal to the excess (if there is an excess and zero if there is no excess) by which the fair market value of the Shares subject to the Option exceeds the aggregate exercise price with respect to such Option shall constitute an equitable cash amount.

(c)	No right to purchase fractional Shares shall result from any adjustment in Awards pursuant to this Section 26. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

(d)	Any adjustment to Options or Stock Appreciation Rights made pursuant to this Section 26 shall satisfy all requirements necessary to prevent the adjusted Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

(e)	Subject to Section 28, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

27.	Severability. If any provision of this Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if the Plan Administrator cannot reasonably interpret any provision so as to avoid violation of Code §409A or constructive receipt of compensation under this Plan before the actual receipt of such compensation, this Plan shall be construed and enforced as if the provision had not been included.

28.	Interpretation. This Plan, as amended, is intended to satisfy the requirements of Code §409A and applicable guidance thereunder with respect to compensation payable pursuant to this Plan that was not outstanding and vested prior to January 1, 2005. It is not intended to materially modify the terms and conditions applicable to any other amounts payable pursuant to this Plan. This Plan shall be construed and administered accordingly. Therefore, to the extent an Award is subject to Code §409A, discretion otherwise permitted under the Plan is not intended to be exercised with respect to such Award in a manner which will violate the requirements of Code §409A. In addition, to the extent an Award is subject to Code §409A and payment or distribution is provided for upon termination or cessation of employment or a comparable event, such event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

29.	No Representation Made Regarding Code §409A Compliance. Notwithstanding any other provision in the Plan, the Company makes no representations that the Awards granted under the Plan shall be exempt from or comply with Code §409A and makes no undertaking to preclude Code §409A from applying to Awards granted under the Plan.

APPENDIX A

The following terms and conditions shall apply to the deferred delivery of Shares attributable to Restricted Share Rights granted prior to January 1, 2008, to the extent such Restricted Share Rights were not earned and vested prior to January 1, 2005.

1.    Deferral Elections.    A Participant who wishes to defer the receipt of Shares payable pursuant to Restricted Share Rights must file an irrevocable deferral election, subject to the following:

(a)	Separate deferral elections shall be required for the Restricted Share Rights granted pursuant to each Award.

(b)	A deferral election must apply to all of the Restricted Share Rights that are scheduled to vest in a single calendar year under an Award.

(c)	The deferral election must be completed and filed more than 12 months prior to the date on which the affected Restricted Share Rights are scheduled to vest, unless the deferral election is made prior to January 1, 2009, in which case the deferral election may be filed at any time prior to the year in which the Restricted Share Rights are scheduled to vest. Deferral elections made on or after January 1, 2009 will not take effect until 12 months after they are made and shall be void if the Participant’s employment terminates before the end of such 12-month period.

(d)	The deferral election shall indicate the affected Award, the calendar year in which the affected Restricted Share Rights under the indicated Award are scheduled to vest, and the calendar year in which the Shares payable pursuant to the affected Restricted Share Rights are to be paid (the “payment calendar year”). The payment calendar year shall not be later than the calendar year that includes the 10th anniversary of the affected Restricted Share Rights’ vesting date. With respect to elections made after December 31, 2008, the payment calendar year for Restricted Share Rights vesting prior to July 1st shall not be earlier than the year that includes the 5th anniversary of the calendar year in which the affected Restricted Share Rights will vest, and the payment calendar year for Restricted Share Rights vesting on or after July 1st shall not be earlier than the year that includes the 6th anniversary of the calendar year in which the affected Restricted Share Rights will vest.

2     Payment.

(a)	Except as otherwise provided in this Section 2, Shares deferred pursuant to an election made in accordance with Section 1 above shall be distributed in July of the elected payment calendar year.

(b)	Notwithstanding the payment calendar year elected by a Participant:

(i)	If (ii) below does not apply and the Participant has a “separation from service” with respect to the Company and its affiliates within the meaning of Treas. Reg. §1.409A-1(h), or the Participant dies prior to such a separation from service, the Shares deferred pursuant to a Participant’s deferral elections shall be paid in the first July following such separation from service or death; provided, however, that if:

(A)	the Participant’s employment termination is due to the Participant’s “separation from service” and not the Participant’s death; and

(B)	the first day of such first July is less than six months after the date of the Participant’s “separation from service”; and

(C)	at the time of his or her “separation from service” the Participant is a Specified Employee;

then the deferred Shares shall be paid six months after the date of the Participant’s “separation from service.”

(ii)	If the Participant has a separation from service that qualifies as a Retirement, the Shares deferred pursuant to the Participant’s deferral elections shall be paid in July of the year after the year in which the Participant’s separation from service occurs.

GLOSSARY OF COMMONLY USED TERMS

The following provides the definitions and abbreviations for terms that are frequently used in this proxy statement:

Term/Abbreviation	Definition
2007 financial statements	The audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC

401(k) Plan	Wells Fargo & Company 401(k) Plan

AEC	The Audit and Examination Committee of the Board of Directors

annual meeting	The 2008 annual meeting of the stockholders of Wells Fargo & Company to be held on April 29, 2008

Board or Board of Directors	The Board of Directors of Wells Fargo & Company

Broadridge	Broadridge Financial Solutions, Inc.

By-Laws	The By-Laws of Wells Fargo & Company, as amended through November 28, 2006

CD&A	The Compensation Discussion and Analysis section of the proxy statement

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Code or IRC	U.S. Internal Revenue Code, as amended

COO	Chief Operating Officer

Company	Wells Fargo & Company and its subsidiaries

Company common stock or our common stock	Wells Fargo & Company Common Stock, $1-2/3 par value

Corporate Governance Guidelines	The guidelines the Board adopted to provide the framework for the governance of the Company

Credit Committee	The Credit Committee of the Board of Directors

Deferred Compensation Plan	Wells Fargo & Company Deferred Compensation Plan

Directors Plan	Wells Fargo & Company Directors Stock Compensation and Deferral Plan

Exchange Act	The Securities Exchange Act of 1934, as amended

FAS 123R	Statement of Financial Accounting Standards No. 123(R), Share-Based Payment

Finance Committee	The Finance Committee of the Board of Directors

former Norwest	Norwest Corporation as it existed before the merger

Term/Abbreviation	Definition
former Wells Fargo	Wells Fargo & Company as it existed before it was merged into a subsidiary of Norwest Corporation in November 1998

F.W. Cook	Frederic W. Cook & Co., Inc., a compensation consulting firm retained by the HRC and GNC, and George B. Paulin, Frederic W. Cook & Co., Inc.’s designated representative to the HRC and GNC

GAAP	Generally accepted accounting principles in the United States

GNC	The Governance and Nominating Committee of the Board of Directors

HRC	The Human Resources Committee of the Board of Directors

independent directors	The directors whom the Board has determined are independent under the Company’s Director Independence Standards

KPMG	KPMG LLP, the Company’s outside auditors

LTICP	Wells Fargo & Company Long-Term Incentive Compensation Plan

merger	The merger of the Former Wells Fargo into a wholly owned subsidiary of Norwest Corporation in November 1998

named executives	The executive officers of Wells Fargo & Company named in the Summary Compensation Table

non-employee directors	Those members of the Board who do not hold another position with Wells Fargo

Notice	The “Notice of Internet Availability of Proxy Materials” mailed to most stockholders on or about March 17, 2008 instructing them how to access the proxy materials over the internet

NYSE	The New York Stock Exchange

Peer Group	The following 13 large publicly traded companies determined by the HRC to be comparable to the Company: Bank of America Corporation, BB&T Corporation, Capital One Corporation, Citigroup, Inc., Fifth Third Bancorp, JPMorgan Chase & Co., National City Corporation, The PNC Financial Services Group, Inc., Regions Financial Corporation, SunTrust Banks, Inc., U.S. Bancorp, Wachovia Corporation, and Washington Mutual, Inc.

Performance Policy	Wells Fargo & Company Performance-Based Compensation Policy

proxy materials	Wells Fargo & Company notice of annual meeting, 2008 proxy statement, 2007 annual report, and proxy card or voting instruction form

record date	The close of business on February 29, 2008

Term/Abbreviation	Definition

RSRs	restricted share rights

Sarbanes-Oxley	The Sarbanes-Oxley Act of 2002

S&P 500	Standard & Poor’s 500 Index

SEC	The U.S. Securities and Exchange Commission

Section 162(m)	Section 162(m) of the Internal Revenue Code, as amended

Securities Act	The Securities Act of 1933, as amended

Stock Purchase Plan	Wells Fargo & Company Stock Purchase Plan

Supplemental 401(k) Plan	Wells Fargo & Company Supplemental 401(k) Plan

team member	A person who is an employee of Wells Fargo

we, our, or us	Wells Fargo

Wells Fargo	Wells Fargo & Company and one or more of its subsidiaries

Wells Fargo Bank	Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Company

WFFI	Wells Fargo Financial, Inc.

CCM4521

Company #

WELLS  FARGO  &  COMPANY

2008 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Internet Availability of Proxy Materials for the 2008 Annual Meeting of Stockholders to be Held on April 29, 2008

The Wells Fargo & Company 2008 Annual Meeting of Stockholders will be held on Tuesday, April 29, 2008 at 1:00 p.m., Pacific time, in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California. Under new Securities and Exchange Commission rules, we are notifying you that our proxy materials for the Annual Meeting and access to a proxy voting website are available to you over the internet. Please follow the instructions on the reverse side of this Notice to view these proxy materials and vote online or request printed copies of the materials. This Notice also serves as notice of the 2008 Annual Meeting of Stockholders of Wells Fargo & Company.

The purpose of the Annual Meeting is to:

1.	Elect 16 nominees to the Board of Directors;
2.	Ratify the appointment of KPMG LLP as independent auditors for 2008;
3.	Vote on a proposal to approve the Company’s Performance-Based Compensation Policy;
4.	Vote on a proposal to approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan;
5.	Vote on a stockholder proposal regarding a By-Laws amendment to require an independent chairman;
6.	Vote on a stockholder proposal regarding an executive compensation advisory vote;
7.	Vote on a stockholder proposal regarding a “pay-for-superior-performance” compensation plan;
8.	Vote on a stockholder proposal regarding human rights issues in investment policies;
9.	Vote on a stockholder proposal regarding a neutral sexual orientation employment policy;
10.	Vote on a stockholder proposal regarding a report on racial disparities in mortgage lending; and
11.	Consider any other business properly brought before the meeting.

The Board of Directors recommends you vote:

•	FOR each of the nominees for director as named in the proxy statement (Item 1);
•	FOR the proposals in Items 2 through 4; and
•	AGAINST each of the stockholder proposals in Items 5 through 10.

This communication presents only an overview of the more complete proxy materials that are available to you over the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Wells Fargo’s 2008 Proxy Statement (which includes the Notice of the 2008 Annual Meeting of Stockholders) and Annual Report to Stockholders for the year ended December 31, 2007 are available at:

www.ematerials.com/wfc

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 17, 2008 to facilitate timely delivery.

To request paper or e-mail copies of the proxy materials, please contact us via:

Internet: Visit www.ematerials.com/wfc and follow the instructions for requesting meeting materials.

Telephone: Call 1-866-697-9377 and follow the recorded instructions.

E-mail: Send us an e-mail at ep@ematerials.com. Please write “WFC Materials Request” in the subject line and include the following in the e-mail:

(1)	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this Notice;
(2)	Your preference to receive printed materials by mail or to receive an e-mail with links to the electronic materials (please include the e-mail address if you choose e-mail delivery); and
(3)	If you would like this election to apply to delivery of materials for all future stockholders meetings, write the word “Permanent” and include the last 4 digits of your social security number or tax identification number.

Only stockholders who owned stock at the close of business on the record date, February 29, 2008, may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. You may choose to attend the Annual Meeting and vote in person at the meeting. For directions to attend the Annual Meeting and to vote in person, please call Investor Relations at 1-888-662-7865.

To vote now by internet, go to www.eproxy.com/wfc

Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on April 28, 2008. Please have this Notice and the last four digits of your social security number or tax identification number available and follow the instructions.

PLEASE MAKE SURE YOU HAVE THIS NOTICE AVAILABLE WHEN YOU:

•	Request a paper copy of the proxy materials; or

•	Want to vote electronically.

WELLS FARGO & COMPANY 420 MONTGOMERY STREET SAN FRANCISCO, CALIFORNIA 94104

2008 ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 29, 2008 1:00 p.m., Pacific time

ACCESS PROXY MATERIALS BY INTERNET

You can access our proxy materials over the internet. Please have this proxy card available and go to www.ematerials.com/wfc to access the materials.

Please help the environment by signing up at www.ematerials.com/wfc to receive all your future Annual Meeting materials electronically.

VOTE BY INTERNET, TELEPHONE, OR MAIL

You may vote your proxy by internet, telephone or mail. Your proxy authorizes Michael J. Loughlin, James M. Strother, and Julie M. White, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had voted your shares in person at the Annual Meeting.

TO VOTE BY INTERNET:        GO TO www.eproxy.com/wfc

•	Use the internet to vote by proxy 24 hours a day, 7 days a week, until 12 noon (CDT) on April 28, 2008.

•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.

•	Do not mail back your proxy card.

TO VOTE BY TELEPHONE:    CALL TOLL FREE ON A TOUCH-TONE TELEPHONE: 1-800-560-1965.

•	Use any touch-tone telephone to vote by proxy 24 hours a day, 7 days a week, until 12 noon (CDT) on April 28, 2008.

•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.

•	Do not mail back your proxy card.

TO VOTE BY MAIL:	PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WELLS FARGO & COMPANY	COMPANY #
420 Montgomery Street, San Francisco, California 94104

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 29, 2008, at 1:00 p.m., Pacific time, at 420 Montgomery Street, San Francisco, California 94104.

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Michael J. Loughlin, James M. Strother, and Julie M. White, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on February 29, 2008, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card. If properly executed, this proxy will be voted as you directed below. If this proxy is executed but no direction is indicated, this proxy will be voted FOR Items 1, 2, 3, and 4, AGAINST Items 5, 6, 7, 8, 9, and 10, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board recommends a vote “FOR” Items 1, 2, 3, and 4 and a vote “AGAINST” Items 5, 6, 7, 8, 9, and 10.

1. ELECTION OF DIRECTORS:

1(a) John S. Chen	☐ For	☐ Against	☐ Abstain	2.	Proposal to ratify appointment of KPMG LLP as independent auditors for 2008.	☐ For	☐ Against	☐ Abstain

1(b) Lloyd H. Dean	☐ For	☐ Against	☐ Abstain

1(c) Susan E. Engel	☐ For	☐ Against	☐ Abstain	3.	Proposal to approve the Performance-Based Compensation Policy.	☐ For	☐ Against	☐ Abstain

1(d) Enrique Hernandez, Jr.	☐ For	☐ Against	☐ Abstain

1(e) Robert L. Joss	☐ For	☐ Against	☐ Abstain	4.	Proposal to approve the Amended and Restated Long-Term Incentive Compensation Plan.	☐ For	☐ Against	☐ Abstain

1(f) Richard M. Kovacevich	☐ For	☐ Against	☐ Abstain

1(g) Richard D. McCormick	☐ For	☐ Against	☐ Abstain	5.	Proposal regarding a By-Laws amendment to require an independent chairman.	☐ For	☐ Against	☐ Abstain

1(h) Cynthia H. Milligan	☐ For	☐ Against	☐ Abstain

1(i) Nicholas G. Moore	☐ For	☐ Against	☐ Abstain	6.	Proposal regarding an executive compensation advisory vote.	☐ For	☐ Against	☐ Abstain

			ò Please fold here - Do not separate ò

1(j) Philip J. Quigley	☐ For	☐ Against	☐ Abstain	7.	Proposal regarding a “pay-for-superior performance” compensation plan.	☐ For	☐ Against	☐ Abstain

1(k) Donald B. Rice	☐ For	☐ Against	☐ Abstain

1(l) Judith M. Runstad	☐ For	☐ Against	☐ Abstain	8.	Proposal regarding human rights issues in investment policies.	☐ For	☐ Against	☐ Abstain

1(m) Stephen W. Sanger	☐ For	☐ Against	☐ Abstain

1(n) John G. Stumpf	☐ For	☐ Against	☐ Abstain	9.	Proposal regarding neutral sexual orientation employment policy.	☐ For	☐ Against	☐ Abstain

1(o) Susan G. Swenson	☐ For	☐ Against	☐ Abstain

1(p) Michael W. Wright	☐ For	☐ Against	☐ Abstain	10.	Proposal regarding a report on racial disparities in mortgage lending.	☐ For	☐ Against	☐ Abstain

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.

If you plan on attending the Annual Meeting, please check the box:	☐

Address Change? Mark Box Indicate Changes below:	☐

Dated: _________________________, 2008 Please sign exactly as name appears on proxy card

Signature(s) in Box

If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY 420 MONTGOMERY STREET SAN FRANCISCO, CALIFORNIA 94104

2008 ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 29, 2008 1:00 P.M., PACIFIC TIME

VOTE BY INTERNET, TELEPHONE, OR MAIL

If you vote by internet, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Michael J. Loughlin, James M. Strother, and Julie M. White, and each of them, with full power of substitution, as proxies, to vote your shares as you instruct at the Annual Meeting. Voting by internet or telephone is a proxy vote in the same way as if you had marked, signed, and returned this voting instruction form and proxy card.

Important Notice Regarding Availability of Proxy Materials: The 2008 Notice and Proxy Statement and 2007 Annual Report are available at http://ww3.ics.adp.com/streetlink/WFAC

WELLS FARGO & COMPANY

420 Montgomery Street, San Francisco, California 94104

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the 2008 Annual Meeting of Stockholders on Tuesday, April 29, 2008, at 1:00 p.m., Pacific time, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and/or (2) Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”) or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank, National Association (“WFB”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of February 29, 2008 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs WFB, the custodian of the Stock Purchase Plan, to vote all shares of the Company’s common stock credited to his or her Stock Purchase Plan account as of February 29, 2008 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card. If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If properly executed but no direction is indicated, this voting instruction form and proxy card will be voted FOR Items 1, 2, 3, and 4, AGAINST Items 5, 6, 7, 8, 9, and 10, and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting.

Broadridge Financial Solutions, Inc. (“Broadridge”), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received before 11:59 p.m., Eastern time, on April 25, 2008, and by internet and telephone before 11:59 p.m., Eastern time, on April 27, 2008. Broadridge will provide the total voting results for all 401(k) Plan shares to WFB who will then determine the ratio of votes for and against each item. WFB will then vote all 401(k) Plan shares according to these ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to WFB which will then vote such shares as directed by the participants at the Annual Meeting.

TO VOTE BY INTERNET, TELEPHONE, OR MAIL — SEE REVERSE SIDE OF THIS VOTING INSTRUCTION FORM

WELLS FARGO & COMPANY SIXTH AND MARQUETTE MINNEAPOLIS, MN 55479

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on April 27, 2008. Have your voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIAL

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on April 27, 2008. Have your voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to Wells Fargo & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WLFRG1	KEEP THIS PORTION FOR YOUR RECORDS

WELLS FARGO & COMPANY	THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote “FOR” Items 1, 2, 3, and 4.

Vote On Directors		For	Against	Abstain
1	Election of Directors
	1(a) John S. Chen	☐	☐	☐			For	Against	Abstain

	1(b) Lloyd H. Dean	☐	☐	☐		1(o) Susan G. Swenson	☐	☐	☐

	1(c) Susan E. Engel	☐	☐	☐		1(p) Michael W. Wright	☐	☐	☐

	1(d) Enrique Hernandez, Jr.	☐	☐	☐	2	Proposal to ratify appointment of KPMG LLP as independent auditors for 2008.	☐	☐	☐

	1(e) Robert L. Joss	☐	☐	☐	3	Proposal to approve the Performance-Based Compensation Policy.	☐	☐	☐

	1(f) Richard M. Kovacevich	☐	☐	☐	4	Proposal to approve the Amended and Restated Long-Term Incentive Compensation Plan.	☐	☐	☐

	1(g) Richard D. McCormick	☐	☐	☐	The Board of Directors recommends a vote "AGAINST" Items 5, 6, 7, 8, 9, and 10.

	1(h) Cynthia H. Milligan	☐	☐	☐	5	Proposal regarding a By-Laws amendment to require an independent chairman.	☐	☐	☐

	1(i) Nicholas G. Moore	☐	☐	☐	6	Proposal regarding an executive compensation advisory vote.	☐	☐	☐

	1(j) Philip J. Quigley	☐	☐	☐	7	Proposal regarding a "pay-for-superior-performance" compensation plan.	☐	☐	☐

	1(k) Donald B. Rice	☐	☐	☐	8	Proposal regarding human rights issues in investment policies.	☐	☐	☐

	1(l) Judith M. Runstad	☐	☐	☐	9	Proposal regarding a neutral sexual orientation employment policy.	☐	☐	☐

	1(m) Stephen W. Sanger	☐	☐	☐	10	Proposal regarding a report on racial disparities in mortgage lending.	☐	☐	☐

	1(n) John G. Stumpf	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

2008 ANNUAL MEETING—WELLS FARGO & COMPANY

Telephone Voting Script

Proposal by Proposal

Speech 1	Welcome to the electronic voting system. Please have your proxy card available before voting. Please enter the three digit company number located in the box on the upper right hand corner of the proxy card.

Speech 1A	One moment please while we verify your information.

Speech 2	Please enter your eleven digit NUMERIC Control Number that is located in the box, directly under your company number.

Speech 3	Please enter the last four digits of the US Tax Payer Identification Number for this account followed by the pound sign.

Speech 3A	Thank you for voting your Wells Fargo & Company proxy. Your telephone vote authorizes the individuals named on the front of the proxy card to vote your shares at the annual meeting in the same manner as if you marked, signed and returned this card, including the grant of discretionary authority referenced on this card. Before voting, please read all the instructions and other information that appear on the back of your proxy card under “Vote by Telephone.”

Speech 4	Do you wish to vote as the Wells Fargo & Company Board of Directors recommends on ALL items?

Speech 5	To enter YES, Press “1”; To enter NO, Press “2”.

Speech 6	Item 1(a)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 7	Item 1(b)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 8	Item 1(c)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 9	Item 1(d)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 10	Item 1(e)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 11	Item 1(f)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 12	Item 1(g)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 13	Item 1(h)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 14	Item 1(i)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 15	Item 1(j)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 16	Item 1(k)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 17	Item 1(l)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 18	Item 1(m)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 12	Item 1(n)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 23	Item 1(o)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 21	Item 1(p)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 22	Item 2:	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 23	Item 3:	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 24	Item 4:	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.

Speech 25	Item 5:	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.

Speech 26	Item 6:	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.

Speech 27	Item 7	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 28	Item 8	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 29	Item 9	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 30	Item 10	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 31	Please indicate if you plan to attend the meeting. To enter YES, Press “1”; To enter NO, Press “2”.

After voting on all items has been completed – Go to Closing B

Closing A

You have cast your vote as follows:

You have cast your vote on all items as recommended by the Board of Directors. Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1; otherwise, press “2”.

If “1” is pressed-go to Speech 1.

If “2” is pressed, go to Closing C.

Closing B

Your have cast your vote as follows:

Item 1(a): FOR, AGAINST, ABSTAIN;

and so on, for each item.

Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1; otherwise, press “2”.

If “1” is pressed, go to Speech 1.

If “2” is pressed, go to Closing C.

Closing C	Thank you for voting. Goodbye.

Electronic Delivery of Proxy Materials Q&A

When will Wells Fargo hold its 2008 Annual Meeting of Stockholders?

The 2008 Annual Meeting of Stockholders will be held on Tuesday, April 29, 2008, at 1:00 p.m., Pacific time, in the Penthouse Boardroom at 420 Montgomery Street, San Francisco, California.

When will I get my proxy materials (the proxy statement, annual report and proxy card) for the Annual Meeting?

This year Wells Fargo is using the new Notice and Access rule recently adopted by the Securities and Exchange Commission (SEC) to furnish its proxy materials to most stockholders over the internet instead of mailing a printed copy of the proxy materials to each stockholder as in prior years. Because this is the first time Wells Fargo is using the new rule, we have decided to mail only a Notice of Internet Availability of Proxy Materials (an “E-Proxy Notice”) to most stockholders and a copy of the printed proxy materials to the rest of the stockholders. By distributing proxy materials this way, and to help us decide whether to send only an E-Proxy Notice to all stockholders for future meetings, Wells Fargo hopes to better understand if stockholders prefer to (1) receive electronic access to, or printed copies of the proxy materials, and (2) vote electronically over the internet or by paper proxy cards.

Wells Fargo plans to begin mailing the E-Proxy Notice and printed copies of the proxy materials to stockholders on or about March 17, 2008.

What will the E-Proxy Notice look like?

The E-Proxy Notice will tell stockholders how to access and review the information contained in the proxy materials and how to vote their proxies over the internet. Wells Fargo Shareowner Services, our transfer agent, will send a one-page E-Proxy Notice to stockholders whose shares are registered directly in their names on Wells Fargo’s stock records. Broadridge Financial Solutions, Inc. will send a two-page E-Proxy Notice to stockholders whose shares are held in an account at a brokerage firm, bank, or other similar organization. The E-Proxy Notice will contain:

•	A notice of the Annual Meeting;

•	A brief description of the items to be voted on at the Annual Meeting and the Board of Directors’ voting recommendation with regard to each item;

•	The website where the proxy materials will be made available and instructions on how to view them;

•	Instructions on how to request paper copies of the proxy materials; and

•	Instructions on how to vote over the internet or in person at the Annual Meeting.

If you receive only an E-Proxy Notice, you will not receive printed copies of the proxy materials unless you specifically request them by following the instructions included in the E-Proxy Notice.

Why did Wells Fargo decide to use the new Notice and Access rule to deliver proxy materials?

Wells Fargo is committed to promoting a clean environment and increasing efforts to conserve resources in its own operations. As part of Wells Fargo’s commitment to work toward a greener future, the new SEC rule allows us to reduce the environmental impact of printing and mailing hard copies of proxy materials to each stockholder. This year Wells Fargo expects to print at least 90,000,000 fewer pages of proxy materials than it did in 2007 and, as a result, expects to save the equivalent of at least: *

•	8,003 trees;

•	Greenhouse gas emissions of 265 cars driven for one year; and

•	38 garbage trucks full of solid waste.

In addition to these environmental benefits, Wells Fargo expects that using the new SEC rule will benefit both Wells Fargo and its stockholders by:

•	Providing more choices for stockholders to access proxy information and vote, while preserving the ability to receive paper materials;

•	Using the power of the internet to make proxy materials easily accessible and encourage electronic voting;

•	Eliminating bulky paper documents from personal files; and

•	Saving more than $1 million in printing and mailing costs.

If I get an E-Proxy Notice, can I still get a copy of the printed proxy materials?

Yes. Any Wells Fargo stockholder who gets only an E-Proxy Notice may also obtain printed copies of the proxy materials for the Annual Meeting – and may elect to receive printed proxy materials for all future stockholders meetings – free of charge by following the instructions for requesting such materials included in the E-Proxy Notice. The E-Proxy Notice has instructions on how to request paper copies by phone, e-mail or over the internet. Please note, however, that the online proxy materials will also be in a format suitable for printing on your own printer.

If I have previously indicated that I want to get my proxy materials electronically, will I still get them electronically as I have in the past?

Yes. You will continue to receive the materials electronically except this year you will only get an E-Proxy Notice, which tells you how to access the proxy materials and vote on-line, unless you request copies of the proxy materials as described above. However, if you live in California and your shares are registered directly in your name on Wells Fargo’s stock records, this year you will receive printed proxy materials regardless of your preference to receive these materials electronically.

*	Environmental impact estimates were made using the Environmental Defense Paper Calculator. For more information on the Environmental Defense Paper Calculator visit www.papercalculator.org. For more information on Wells Fargo’s environmental commitments see www.wellsfargo.com.

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If I get a copy of the printed proxy materials by mail, can I sign up to get future proxy materials electronically?

Yes. If you have an e-mail account and access to the internet, and expect to have such access in the future, you may sign up to receive future proxy materials electronically instead of receiving these documents in print by mail. If you sign up to get your proxy materials electronically you will get an e-mail with links to the online proxy materials, and may vote your proxy card online.

To sign up for electronic delivery, please register through one of the following choices:

•	If your shares are registered directly in your name on Wells Fargo’s records, please follow these instructions:

➢	Access the internet and go to www.ematerials.com/wfc;

➢	Click on the “Request Meeting Materials” button;

➢	Enter the Company Number and your Control Number as they appear on your proxy card;

➢	Select “e-mail address” in the Preference box and enter the e-mail address where you want to receive an e-mail regarding the availability of proxy materials; and

➢	Click “Finish” to complete your registration.

•	If your shares are held in an account at a brokerage firm, bank or other similar organization, please follow these instructions:

➢	Access the internet and go to www.proxyvote.com;

➢	Enter your Control Number as it appears on your voting instruction form in the box as indicated and click “Submit;” and

➢	Follow the instructions to sign up to receive all future proxy materials electronically after you have finished voting.

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